UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMGEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2017 Proxy Statement and

Notice of

Annual Meeting of

Stockholders

Robert A. Bradway Chairman of the Board, Chief Executive Officer and President

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799

April 6, 2017

Dear Fellow Stockholder:

You are invited to attend the 2017 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Friday, May 19, 2017, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Our Company: At Amgen, our mission is to serve patients; this mission guides our unwavering commitment to deliver breakthrough treatments for unmet medical needs. We are a values-based company, deeply rooted in science and innovation to transform new ideas and discoveries into medicines for patients with serious illnesses. We believe that innovative medicines offer the best hope to reduce both the human and financial burden that serious diseases, such as cancer and heart disease, place on people, their families and our society. Six therapeutic areas form the core of our business – cardiovascular, oncology/hematology, bone health, neuroscience, inflammation and nephrology.

Business Strategy: At the core of our strategy is a commitment to innovation in these six therapeutic areas. To capitalize fully on our innovation, we have identified a set of strategic priorities, including continuing our transformation efforts, expanding our global reach, deploying next-generation biomanufacturing technology, advancing new drug delivery systems, and developing branded biosimilars, that enable multiple approaches to creating stockholder value. In the Compensation Discussion and Analysis section of this proxy, we further outline our strategy and discuss our progress against our strategic priorities in 2016.

Stockholder Engagement: We value the perspectives of our stockholders as expressed at our Annual Meeting and through direct conversations with us throughout the year. Since our 2016 annual meeting of stockholders, in addition to our outreach by our executives and our Investor Relations department to investors, we have engaged in governance-focused outreach activities and discussions with stockholders comprising approximately 52% of our outstanding shares. Topics discussed included our business and financial performance, our governance and executive compensation programs, including the direct link to our business strategy, and our corporate responsibility and sustainability initiatives. Feedback received during these meetings was shared with the full Board of Directors, informing Board decisions. The conversations held with our stockholders are beneficial, and we look forward to continuing our dialogue in the coming year.

I look forward to sharing more about our Company at the Annual Meeting. In addition to the business to be transacted and described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement, I will discuss recent developments during the past year, the substantial progress we made on our strategic priorities for 2016, and respond to comments and questions of general interest.

On behalf of the Board of Directors, I thank you for your participation and investment in Amgen. We look forward to seeing you on May 19. As a final note and also on behalf of the Board of Directors, I would like to thank Frank J. Biondi, Jr. and Judith C. Pelham, who are not standing for re-election, for their counsel and guidance.

Sincerely,

Robert A. Bradway

Chairman of the Board,

Chief Executive Officer and President

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Notice of Annual Meeting of Stockholders

To be Held on May 19, 2017

To the Stockholders of Amgen Inc.:

Date and Time:	Friday, May 19, 2017 at 11:00 A.M., local time

Location:	Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362

Record Date:

March 20, 2017. Amgen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2017 Annual Meeting of Stockholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mail Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 6, 2017 to our stockholders of record on the record date.

Items of Business:

1.

To elect 13 directors to the Board of Directors of Amgen for a term of office expiring at the 2018 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Robert A. Bradway, Mr. François de Carbonnel, Mr. Robert A. Eckert, Mr. Greg C. Garland, Mr. Fred Hassan, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Mr. Charles M. Holley, Jr., Dr. Tyler Jacks, Ms. Ellen J. Kullman, Dr. Ronald D. Sugar and Dr. R. Sanders Williams;

	2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;

	3.	To hold an advisory vote to approve our executive compensation;

	4.	To hold an advisory vote on the frequency of future stockholder advisory votes to approve executive compensation;

	5.	To consider one stockholder proposal to adopt majority votes cast standard for matters presented by stockholders described in the proxy statement, if properly presented at the meeting; and

	6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Attendance: If you plan to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 20, 2017. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

Voting: Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. Please read the Notice of Annual Meeting of Stockholders and proxy statement with care and follow the voting instructions to ensure that your shares are represented. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. We encourage you to submit your proxy as soon as possible by Internet, by telephone or by signing, dating and returning all proxy cards or instruction forms provided to you.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

Thousand Oaks, California

April 6, 2017

  ï 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Company and the upcoming 2017 Annual Meeting of Stockholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2017 Annual Meeting of Stockholders

Date and Time:	Friday, May 19, 2017 at 11:00 A.M., local time

Location:	Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362

Record Date:	March 20, 2017

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 6, 2017 to our stockholders.

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Item 1:	Election of 13 Nominees to the Board of Directors (page 16)	FOR each Director Nominee
Item 2:	Ratification of Selection of Independent Registered Public Accountants (page 30)	FOR
Item 3:	Advisory Vote to Approve Our Executive Compensation (page 31)	FOR
Item 4:	Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Executive Compensation (page 37)	ONE YEAR
Item 5:	Stockholder Proposal to Adopt Majority Votes Cast Standard for Matters Presented by Stockholders (page 38)	AGAINST

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PROXY STATEMENT SUMMARY

Item 1: Election of 13 Nominees to the Board of Directors (Page 16)

Nominee	Age	Director Since	Audit(1)	Governance and Nominating	Executive	Compensation and Management Development(1)	Equity Award(1)	Corporate Responsibility and Compliance
David Baltimore	79	1999		X				X
Robert A. Bradway	54	2011			C		X
François de Carbonnel	70	2008	X					X
Robert A. Eckert	62	2012		X	X	X
Greg C. Garland	59	2013		C	X	X	X
Fred Hassan	71	2015	X			X
Rebecca M. Henderson	56	2009	X					X
Frank C. Herringer	74	2004		X	X	C	C
Charles M. Holley, Jr.	60	2017	X					X
Tyler Jacks	56	2012	X			X
Ellen J. Kullman	61	2016	X	X
Ronald D. Sugar	68	2010		X	X			C
R. Sanders Williams	68	2014		X				X

“C”	indicates Chair of the committee.
(1)

Reflects current committee composition. Mr. Biondi is currently Chair of the Audit Committee, but is not standing for re-election at the Annual Meeting. Effective following Mr. Biondi’s retirement from the Board at the Annual Meeting, Mr. Herringer has been appointed Chair of the Audit Committee and Mr. Eckert has been appointed Chair of the Compensation and Management Development Committee and the Equity Award Committee, subject to their respective re-election to the Board of Directors, or Board, by our stockholders at the Annual Meeting.

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global innovator in biomedicine:

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments and best practices in corporate governance and consider stockholder feedback when enhancing our governance structures.

✓

Proxy Access. Based on stockholder feedback, we adopted a proxy access bylaw, which provides that eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Amended and Restated Bylaws of Amgen Inc., or Bylaws, may have their nominees consisting of the greater of 20% or two nominees of our Board included in our proxy materials. Up to 20 eligible stockholders may group together to reach the 3% ownership threshold. (page 44)

✓	Majority Voting Standard. Our Bylaws provide for a majority voting standard for uncontested director elections. (page 44)

✓

Highly Independent Board and Committees. 12 of our 13 director nominees (all directors except our Chief Executive Officer), and all members of the Audit Committee, Compensation and Management Development Committee, Corporate Responsibility and Compliance Committee and Governance and Nominating Committee are independent. (pages 46 and 50)

✓	Commitment to Board Refreshment. We are committed to Board refreshment and a robust Director nominee selection process. Since 2012, seven new directors have been added to our Board.
✓	Engaged in Strategy. Our Board is engaged in determining and overseeing the Company’s strategy and strategic priorities.

✓

Director Qualifications and Evaluations. All directors meet the candidate qualifications in our Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement as Appendix A.

✓

Lead Independent Director. The independent members of our Board elected Robert A. Eckert as our lead independent director. We have active participation by all directors, including the 12 independent director nominees. (pages 44 and 46)

✓	Stock Ownership Requirements. We have significant stock ownership requirements for our directors and officers. (pages 82 and 107)

✓

Corporate Responsibility and Compliance Committee. Our Board maintains a Corporate Responsibility and Compliance Committee that is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct. (page 53)

✓

Enterprise Risk Management. We have an Enterprise Risk Management Program to identify, assess, manage, report and monitor enterprise risk and areas that may affect our ability to achieve our objectives. This includes an annual detailed compensation risk analysis. (page 47)

*	For our director nominees.

  ï 2017 Proxy Statement    3

PROXY STATEMENT SUMMARY

Stockholder Engagement Program

Throughout 2016, in addition to our outreach by our executives and our Investor Relations department to investors, we contacted stockholders representing approximately 52% of our outstanding shares seeking governance-focused engagement meetings. Topics discussed included Amgen’s business and financial performance, the Company’s governance and executive compensation programs, including the direct link to our business strategy, and our corporate responsibility and sustainability initiatives. Feedback received during these meetings was shared with the full Board and subsequently incorporated into Board decisions. We believe the conversations held with our stockholders are very beneficial and look forward to continued dialogue.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF

THE 13 NAMED NOMINEES.

Item 2: Ratification of Selection of Independent Registered Public Accountants (Page 30)

•	The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2017.

•	Ernst & Young has served as our independent registered public accounting firm since the Company’s inception in 1980.

•

Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants.

•	Based on this evaluation, the Audit Committee believes that the continued retention of Ernst & Young is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

4       ï 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Item 3: Advisory Vote to Approve Our Executive Compensation (Page 31)

2016 Performance Highlights

Executive Compensation Aligned With Business Strategy

The focus of our strategy is to develop innovative medicines that meet important unmet medical needs. Six therapeutic areas form the core of our business (cardiovascular, oncology/hematology, bone health, neuroscience, inflammation, and nephrology). Our strategy to execute in these therapeutic areas is multifaceted, with seven strategic priorities that allow us to drive long-term growth, while also delivering on our short- and medium-term goals.

Strategic Priorities

We Delivered Strong Financial Performance and Made Progress on Our Strategic Priorities

We delivered strong financial results while making significant progress on our 2016 performance goals, which facilitate execution of our strategic priorities.

•	We grew revenues by 6% over 2015 to $23 billion in 2016.

•	Our U.S. Generally Accepted Accounting Principles, or GAAP, net income increased 11% to $7.7 billion and our non-GAAP net income(1) grew 10% to $8.8 billion in 2016.

•

We continued to execute on the transformation and process improvement efforts announced in 2014 and, since that time, have realized approximately $1.2 billion of transformation and process improvement savings the majority of which was reinvested in product launches, clinical programs and external business development.

(1)	Non-GAAP net income is reported and reconciled in Appendix B to this proxy statement.

  ï 2017 Proxy Statement    5

PROXY STATEMENT SUMMARY

We Executed Product and Delivery System Launches

2016 was the first full year that we have been able to provide patients with six innovative products launched in 2015 (Repatha®, Kyprolis®, BLINCYTO®, IMLYGIC®, Neulasta® On-Pro® Kit, and Corlanor®).

•	For Repatha®, we have focused on competing effectively, including capturing approximately 60% of share of new to brand prescriptions in the U.S., as of January 2017.

-

Supportive of our Repatha® launch, we also announced the results from three significant Phase 3 studies that demonstrate (1) significant low-density lipoprotein reductions for patients with high cholesterol treated with Repatha® who cannot tolerate statins, (2) that Repatha® regresses atherosclerosis in patients with coronary artery disease, and (3) that Repatha® reduces the risk of cardiovascular events in patients with clinically evident atherosclerotic disease.

•	For Kyprolis®, we reported strong unit growth driven by increased share and ex-U.S. launches.

•	We launched the Repatha® Pushtronex™ system in the U.S. and utilization of the Neulasta® On-Pro® Kit in the U.S. continued to grow as we exited 2016.

We Significantly Advanced Our Pipeline

•	We have continued our focus on developing innovative, breakaway medicines to address important unmet needs.

-

We reported the results of many important clinical trials including, three positive phase 3 trials in our bone health therapeutic area (two of which supported our EVENITY™* Biologics License Application with the FDA(1)) and three successful pivotal studies in our neuroscience area, and we have a number of programs nearing key regulatory milestones.

-	We also reported that the European Commission approved Parsabiv™ (etelcalcetide) for the treatment of secondary hyperparathyroidism in adult patients with chronic kidney disease on hemodialysis.

•

In our biosimilars portfolio, we received FDA approval for AMJEVITA™ (biosimilar adalimumab (HUMIRA®)), and submitted applications to both the FDA and European Medicines Agency for ABP 215(2) (biosimilar bevacizumab (Avastin®)). We are in Phase 3 for three other biosimilars.

We Invested for Long-Term Growth While Returning Substantial Capital to Our Stockholders

•

Our strong cash flows and balance sheet (along with our successful execution of our transformation efforts) allowed continued investment for long-term growth through internal research and development and external business development transactions, while simultaneously providing substantial returns to stockholders.

•	In 2016, while investing $3.8 billion in research and development, we also returned a total of $6 billion to our stockholders:

-

We returned $3 billion of cash to our stockholders in the form of dividends in 2016, with a 27% per share increase in our quarterly dividend over 2015. Our dividend has increased over 257% since its inception in 2011.

-	We repurchased approximately 20 million shares of our Common Stock at an aggregate cost of $3 billion in 2016.

(1)	U.S. Food and Drug Administration.
(2)	Developed in collaboration with Allergan plc.
*	FDA provisionally approved trade name.

6       ï 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

•	We pay for performance, and pay outcomes reflect the achievements of our NEOs against our strategic priorities.

•	We target compensation at the 50th percentile, or median, of our peer group for all elements of compensation.

2016 Target Total Direct Compensation Mix

•

Our compensation program is directly linked to our strategy. Each year, our Compensation and Management Development Committee, or Compensation Committee, approves Company performance goals that are designed to focus our staff on delivering on our financial and operational objectives to drive annual performance, facilitate the execution of our strategic priorities, and position us for longer-term success.

•

Performance units for the 2014-2016 performance period were based on an earned payout percentage of 112.5% reflecting the Company’s three-year TSR performance at the 56.2nd percentile relative to the TSRs of the companies in the Standard & Poor’s 500 Index, or S&P 500, for this performance period. The Compensation Committee approved the continued use of this relative comparison to the S&P 500 as it allows a comparison to a broader market performance indicator; a realistic representation of our stockholders’ investment opportunities.

  ï 2017 Proxy Statement    7

PROXY STATEMENT SUMMARY

2016 Award Allocation and Performance

2016 Annual Cash Incentive Program

Goal	Weighting	% of Target Earned
1. Financial Performance
Revenues	30%	139.7%
Non-GAAP Net Income(1)	30%	147.5%
2. Execute Product and Delivery System Launches
Execute Product and Delivery System Launches	10%	127.8%
3. Progress Innovative Pipeline
Execute Key Clinical Studies and Regulatory Filings	20%	190.0%
Advance Early Pipeline	10%	225.0%
Composite Score	Achieved 159.5%

Long-Term Incentive Performance Award Program

Long-Term Incentive Program	Weighting	% of Target Earned

Performance Units (2014-2016 performance period)	80%	112.5%

(1)

Non-GAAP net income for purposes of the 2016 Company performance goals of our annual cash incentive award program is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS.

8       ï 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Item 4: Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Executive Compensation (Page 37)

•	Stockholders are being asked to vote on the frequency of future stockholder advisory votes to approve executive compensation.

•	The Board believes annual votes facilitate the highest level of accountability to, and communication with, our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS ELECT TO HAVE

ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR” FOR THE

REASONS STATED ABOVE.

Item 5: Stockholder Proposal (Page 38)

•	Stockholders have informed the Company that they intend to present a proposal at our Annual Meeting.

•	The proposal requests a change in the Company’s governing documents to adopt majority votes cast standard for matters presented by stockholders.

•

The Board has thoroughly considered the proposal and believes that it is NOT in the Company or stockholders’ best interests for the reasons identified starting on page 39 of the proxy statement, which include the following:

-

Our stockholder approval standard and vote counting methodology of including abstentions adheres to Delaware law and applies identically to management-sponsored proposals and stockholder-sponsored proposals;

-	Since stockholders are made aware of the treatment and effect of abstentions, counting abstention votes effectively honors the intent of our stockholders; and

-	Faced with similar proposals in 2016, stockholders overwhelmingly did not support the adoption of the proposed vote counting methodology.

THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST”

THE STOCKHOLDER PROPOSAL ON MAJORITY VOTES CAST STANDARD.

  ï 2017 Proxy Statement    9

INFORMATION CONCERNING VOTING AND SOLICITATION

Amgen Inc. One Amgen Center Drive Thousand Oaks, California 91320-1799

Proxy Statement

Information Concerning Voting and Solicitation

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2017 Annual Meeting of Stockholders, or Annual Meeting, to be held on Friday, May 19, 2017, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen Inc. may also be referred to as Amgen, the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 6, 2017 to all stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Stockholder Meeting to Be Held on May 19, 2017.

This proxy statement, our 2016 annual report and our other proxy materials are available at: www.astproxyportal.com/ast/Amgen. At this website, you will find a complete set of the following proxy materials: notice of 2017 Annual Meeting of Stockholders; proxy statement; 2016 annual report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the 13 director nominees named herein to serve on our Board for a term of office expiring at the 2018 annual meeting of stockholders;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;

•	The advisory vote to approve our executive compensation;

•	The advisory vote on the frequency of future stockholder advisory votes to approve executive compensation;

10       ï 2017 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

•	One stockholder proposal, if properly presented; and

•	Any other business as may properly come before the Annual Meeting.

Who Can Vote

The Board has set March 20, 2017 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, or Common Stock, as of the close of business on March 20, 2017. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name in the records of the Company’s transfer agent, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 20, 2017, there were 735,890,171 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	You are present in person at the Annual Meeting; or
•	Your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the meeting or by the vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder. If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may submit a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

  ï 2017 Proxy Statement    11

INFORMATION CONCERNING VOTING AND SOLICITATION

Shares Held in Street Name. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 18, 2017. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT.

You should submit your proxy even if you plan to

attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) delivering a written notice of revocation to the attention of the Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 20, 2017 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the 13 nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2018 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;

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INFORMATION CONCERNING VOTING AND SOLICITATION

•	FOR the advisory vote to approve our executive compensation;

•	FOR holding the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation every “ONE YEAR”; and

•	AGAINST the one stockholder proposal to adopt majority votes cast standard for matters presented by stockholders, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation, the advisory vote on the frequency of future advisory votes to approve executive compensation or on any stockholder proposals.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the stockholder proposal described in this proxy statement, no other stockholder proposal or nomination (that was not subsequently withdrawn or excluded) was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain” for each nominee. Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instruction from the beneficial owner. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

  ï 2017 Proxy Statement    13

INFORMATION CONCERNING VOTING AND SOLICITATION

Management Proposals (Ratification of Ernst & Young LLP, Advisory Vote to Approve Our Executive Compensation and Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Executive Compensation) and Stockholder Proposal to Adopt Majority Votes Cast Standard for Matters Presented by Stockholders. The ratification of the selection of Ernst & Young LLP, the approval of the advisory vote to approve our executive compensation, the approval of the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation, and the approval of the stockholder proposal, if properly presented at the Annual Meeting, each require the affirmative votes of the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” each proposal. With respect to the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation, if none of the frequency alternatives (one year, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders on an advisory basis.

Because brokers have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP, we do not expect any broker non-votes in connection with the ratification. Brokers do not have discretionary authority to vote on the advisory vote to approve our executive compensation, the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation or on the stockholder proposal to adopt majority votes cast standard for matters presented by stockholders. Broker non-votes, therefore, will have no effect on the advisory votes to approve our executive compensation, the advisory vote on the frequency of future stockholder advisory votes to approve executive compensation, or on the stockholder proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained D.F. King & Co. to assist in the solicitation of proxies for a fee of approximately $150,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Attendance at the Annual Meeting

To attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 20, 2017. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card included in this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.astproxyportal.com/ast/Amgen.

You must bring certain documents with you to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting to be admitted. The items that you must bring with you differ depending upon whether or not you

14       ï 2017 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

were a record holder of our Common Stock as of the close of business on March 20, 2017. See “Difference Between a Stockholder of Record and a ‘Street Name’ Holder” previously discussed.

All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 20, 2017.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 20, 2017, then in addition to the applicable items above, you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 20, 2017; and

•	If you intend to vote at the Annual Meeting, the executed proxy naming you as the proxy holder, signed by the broker, bank, trust or other nominee who was the record holder of your shares of Common Stock as of the close of business on March 20, 2017.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 20, 2017 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 20, 2017.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 20, 2017, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 20, 2017.

  ï 2017 Proxy Statement    15

ITEM 1 — ELECTION OF DIRECTORS

Item 1

Election of Directors

Under our governing documents, the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. We currently have 15 authorized directors serving on our Board. Ellen J. Kullman was appointed on October 14, 2016 and Charles M. Holley, Jr. was appointed on February 1, 2017 to serve on our Board. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated each of the current directors set forth below to stand for re-election, or in the case of Ms. Kullman and Mr. Holley to stand for initial election by our stockholders, in each case for a one-year term expiring at our 2018 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. Frank J. Biondi, Jr. and Judith C. Pelham will retire from our Board and have not been nominated for re-election at the 2017 Annual Meeting of Stockholders, or Annual Meeting. The Board has fixed the authorized number of directors at 13 to be effective as of the close of the Annual Meeting and the election by stockholders of the nominees standing for election. The independent members of the Board have elected Robert A. Eckert to continue to serve as our lead independent director, subject to his re-election to the Board by our stockholders at the Annual Meeting. As lead independent director, Mr. Eckert will continue to have the specific and significant duties as discussed under “Corporate Governance.”

Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a leading global innovator in biomedicine:

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ITEM 1 — ELECTION OF DIRECTORS

Nominees to the Board of Directors

Nominee	Age	Director Since	Audit(1)	Governance and Nominating	Executive	Compensation and Management Development(1)	Equity Award(1)	Corporate Responsibility and Compliance
David Baltimore	79	1999		X				X
Robert A. Bradway	54	2011			C		X
François de Carbonnel	70	2008	X					X
Robert A. Eckert	62	2012		X	X	X
Greg C. Garland	59	2013		C	X	X	X
Fred Hassan	71	2015	X			X
Rebecca M. Henderson	56	2009	X					X
Frank C. Herringer	74	2004		X	X	C	C
Charles M. Holley, Jr.	60	2017	X					X
Tyler Jacks	56	2012	X			X
Ellen J. Kullman	61	2016	X	X
Ronald D. Sugar	68	2010		X	X			C
R. Sanders Williams	68	2014		X				X

“C”	indicates Chair of the committee.

(1)

Reflects current committee composition. Mr. Biondi is currently Chair of the Audit Committee, but is not standing for re-election at the Annual Meeting. Effective following Mr. Biondi’s retirement from the Board at the Annual Meeting, Mr. Herringer has been appointed Chair of the Audit Committee and Mr. Eckert has been appointed Chair of the Compensation and Management Development Committee and the Equity Award Committee, subject to their respective re-election to the Board by our stockholders at the Annual Meeting.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting (an event that currently is not anticipated by the Board) the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or, alternatively, the number of directors may be reduced accordingly by the Board.

  ï 2017 Proxy Statement    17

ITEM 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations included in this proxy statement as Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

David Baltimore

Director since: 1999 Age: 79 Committees: • Corporate Responsibility and Compliance • Governance and Nominating Other Public Company Boards: • Regulus Therapeutics Inc. • Immune Design Corp.

David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore has been a director of Regulus Therapeutics Inc., a biopharmaceutical company, since 2007, serving on its Compensation Committee and chairing its Nominating and Governance Committee, and is a member of its scientific advisory board. Dr. Baltimore has also been a member of the board of directors of Immune Design Corp. (formerly Vaccsys), a clinical-stage immunotherapy company, since 2008, chairing its Nominating and Governance Committee, and is a member of its scientific advisory board. He was a director of BB Biotech, AG, a Swiss investment company, from 1994 to March 2011 and served as a director of MedImmune, Inc., a privately-held antibody formulation company, from 2003 until its acquisition by AstraZeneca plc, a pharmaceutical and biotechnology company, in 2007. In 2008, Dr. Baltimore became a founder of Calimmune, Inc., a privately-held clinical-stage gene therapy company, and served as Chairman of the board of directors until November 2015.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, having been President of the American Association for the Advancement of Science and currently serving as a director and member of the Board of Scientific Counselors of the Broad Institute of MIT and Harvard. He is co-chair of The National Academy of Sciences Committee on Science, Technology and Law. Dr. Baltimore received an undergraduate degree from Swarthmore College and a doctorate from The Rockefeller University.

Qualifications

The Board concluded that Dr. Baltimore should serve on the Board because Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions and has played an important role in the field of biotechnology. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

18       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Robert A. Bradway

Director since: 2011 Age: 54 Committees: • Equity Award • Executive (Chair) Other Public Company Boards: • The Boeing Corporation • Norfolk Southern Corporation

Robert A. Bradway has served as our director since October 2011 and Chairman of the Board since January 1, 2013. Mr. Bradway has been our President since May 2010 and Chief Executive Officer since May 2012. From May 2010 to May 2012, Mr. Bradway served as our Chief Operating Officer. Mr. Bradway joined Amgen in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from April 2007 to May 2010. Prior to joining Amgen, he was a Managing Director at Morgan Stanley in London where, beginning in 2001, he had responsibility for the firm’s banking department and corporate finance activities in Europe.

Mr. Bradway has been a director of Norfolk Southern Corporation, a transportation company, since July 2011, serving on its Audit and Governance and Nominating Committees, and The Boeing Corporation, an aerospace company and manufacturer of commercial airplanes, defense, space and securities systems, since October 2016, serving on its Audit and Finance committees. He has served on the board of trustees of the University of Southern California since April 2014 and on the advisory board of the Leonard D. Schaeffer Center for Health Policy and Economics at that university since 2012. Mr. Bradway holds a bachelor’s degree in biology from Amherst College and a master’s degree in business administration from Harvard Business School.

Qualifications

The Board concluded that Mr. Bradway should serve on the Board due to Mr. Bradway’s knowledge of all aspects of our business, combined with his leadership and management skills having served as our President and Chief Operating Officer and formerly our Chief Financial Officer. During this time, Mr. Bradway provided strong leadership through a variety of challenges and this positions him well to serve as a director and provides the Board with a knowledgeable perspective with regard to the Company’s products and operations.

  ï 2017 Proxy Statement    19

ITEM 1 — ELECTION OF DIRECTORS

François de Carbonnel

Director since: 2008 Age: 70 Committees: • Audit • Corporate Responsibility and Compliance Audit Committee financial expert

François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a member of the group governance council of Mazars Group, a privately-held international organization specializing in audit, accountancy, tax, legal and advisory services, from December 2011 to January 2016. From 2004 to May 2015, Mr. de Carbonnel was a director of Solocal Group (formerly known as Pages Jaunes S.A.), a French company which offers online content, advertising solutions and transactional services, and served as Chairman of the Remuneration and Appointments Committee.

From 2004 until October 2013, Mr. de Carbonnel was a director of a number of funds managed by Ecofin, a privately-held investment management firm. Mr. de Carbonnel was a director of Thomson S.A., a French multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee throughout his tenure, and as non-executive Chairman of the Board from April 2008 to April 2009. Mr. de Carbonnel was a director of Quilvest S.A., a Luxembourg company which provides wealth management and private equity services, from 2006 to 2013.

Mr. de Carbonnel was a Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and a Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French listed company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He is a member emeritus of the Business Board of Advisors of the Carnegie Mellon Tepper School of Business. Mr. de Carbonnel is a French citizen and resides in Europe. Mr. de Carbonnel received an engineering diploma from the Ecole Centrale de Lyon, a master in economics from Lyon Université and a master of sciences degree from the Tepper School of Business at Carnegie Mellon University.

Qualifications

The Board concluded that Mr. de Carbonnel should serve on the Board because Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting firms as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

20       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Robert A. Eckert

Lead Independent Director

Director since: 2012

Age: 62

Committees:

•  Compensation and Management Development

•  Executive

•  Governance and Nominating

Other Public Company Boards:

•  McDonald’s Corporation

Robert A. Eckert is our lead independent director. Mr. Eckert has been an Operating Partner at Friedman Fleischer & Lowe, a private equity firm, since September 2014. Mr. Eckert was the Chief Executive Officer of Mattel, Inc., a toy design, manufacture and marketing company, having held this position from 2000 through December 2011, and its Chairman of the Board from 2000 through 2012. He was President and Chief Executive Officer of Kraft Foods Inc., a consumer packaged food and beverage company, from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992.

Mr. Eckert has been a director of McDonald’s Corporation, a company which franchises and operates McDonald’s restaurants in the global restaurant industry, since 2003, serving as the Chair of the Public Policy and Strategy Committee and a member of the Executive and Governance Committees. Mr. Eckert was a director of Smart & Final Stores, Inc., a warehouse store, from May 2013 until July 2014 prior to it becoming a publicly-traded company. Mr. Eckert also has served as a director of Levi Strauss & Co., a privately-held jeans and casual wear manufacturer, since 2010. He was appointed director of Eyemart Express Holdings LLC, a privately-held eyewear retailer and portfolio company of Friedman Fleischer & Lowe, in 2015. Mr. Eckert is on the Global Advisory Board of the Kellogg School of Management at Northwestern University and serves on the Eller College National Board of Advisors at the University of Arizona. Mr. Eckert received an undergraduate degree from the University of Arizona and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

Qualifications

The Board concluded that Mr. Eckert should serve on our Board because of Mr. Eckert’s recent and long-tenured experience as a Chief Executive Officer of large public companies, his broad international experience in marketing and business development and his valuable leadership experience.

Greg C. Garland

Director since: 2013 Age: 59 Committees: • Compensation and Management Development • Equity Award • Executive • Governance and Nominating (Chair) Other Public Company Boards: • Phillips 66

Greg C. Garland is the Chairman and Chief Executive Officer of Phillips 66, an energy manufacturing and logistics company with midstream, chemical, refining and marketing and specialties businesses created through the repositioning of ConocoPhillips, having held this position since April 2012. Mr. Garland chairs the Executive Committee of Phillips 66. Prior to Phillips 66, Mr. Garland served as Senior Vice President, Exploration and Production, Americas of ConocoPhillips from 2010 to April 2012. He was President and Chief Executive Officer of Chevron Phillips Chemical Company (now a joint venture between Phillips 66 and Chevron) from 2008 to 2010 and Senior Vice President, Planning and Specialty Chemicals from 2000 to 2008. Mr. Garland served in various positions at Phillips Petroleum Company from 1980 to 2000. Mr. Garland is a member of the Engineering Advisory Board for Texas A&M University. Mr. Garland received an undergraduate degree from Texas A&M University.

Qualifications

The Board concluded that Mr. Garland should serve on our Board because of Mr. Garland’s experience as a Chief Executive Officer and his over 30 years of international experience in a highly regulated industry.

  ï 2017 Proxy Statement    21

ITEM 1 — ELECTION OF DIRECTORS

Fred Hassan

Director since: 2015 Age: 71 Committees: • Audit • Compensation and Management Development Other Public Company Boards: • Intrexon Corporation • Time Warner Inc. Audit Committee financial expert

Fred Hassan has been Partner and Managing Director at Warburg Pincus LLC, a global private equity investment institution, since 2011 and, prior to that, served as Senior Advisor from 2009 to 2010. Mr. Hassan was Chairman of the Board and Chief Executive Officer of Schering-Plough Corporation from 2003 to 2009. Prior to this, Mr. Hassan was Chairman, President and Chief Executive Officer of Pharmacia Corporation, from 2001 to 2003. Before assuming these roles, he had served as President and Chief Executive Officer of Pharmacia Corporation from its creation in 2000 as a result of the merger of Pharmacia & Upjohn, Inc. with Monsanto Company. He was President and Chief Executive Officer of Pharmacia & Upjohn, Inc. beginning in 1997. Mr. Hassan previously held senior positions with Wyeth (formerly known as American Home Products), including that of Executive Vice President with responsibility for its pharmaceutical and medical products businesses, and served as a member of the board from 1995 to 1997. Prior to that, Mr. Hassan held various roles at Sandoz Pharmaceuticals and headed its U.S. pharmaceuticals businesses.

Mr. Hassan has been a director of Time Warner Inc., a media company, since 2009, serving on its Nominating and Governance and Compensation and Human Development Committees; and Intrexon Corporation, a synthetic biology company, since June 2016. Mr. Hassan was a director of Avon Products, Inc., a manufacturer and marketer of beauty and related products, from 1999 until 2013 and served on its Compensation and Management Development, Nominating and Corporate Governance and Audit Committees, as lead independent director from 2009 to 2012, and Chairman of the Board between January and April 2013. Mr. Hassan was Chairman of the Board of Bausch & Lomb, from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc., a pharmaceutical company, in 2013. Mr. Hassan served on the board of directors and Compensation and Audit Committees of Valeant Pharmaceuticals International, Inc. between August 2013 and May 2014. Mr. Hassan received an undergraduate degree from Imperial College of Science and Technology, University of London and a master’s degree in business administration from Harvard Business School.

Qualifications

The Board concluded that Mr. Hassan should serve on the Board due to his global experience as a public company Chief Executive Officer, his particular knowledge and experience in the healthcare and pharmaceutical industries, including overseeing businesses with significant research and development operations, his diversified financial and business expertise, as well as prior public company board experience. Given his financial and leadership experience, Mr. Hassan has been determined to be an Audit Committee financial expert by our Board.

22       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Rebecca M. Henderson

Director since: 2009 Age: 56 Committees: • Audit • Corporate Responsibility and Compliance Other Public Company Boards: • IDEXX Laboratories, Inc.

Rebecca M. Henderson has been the John and Natty McArthur University Professor at Harvard University since 2011. From 2009 to 2011, Dr. Henderson served as the Senator John Heinz Professor of Environmental Management at Harvard Business School. Prior to this, she was a professor of management at the Massachusetts Institute of Technology, or MIT, for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries.

Dr. Henderson has been a director of IDEXX Laboratories, Inc., a company which provides diagnostic and information technology-based products and services for veterinary, food and water applications, since 2003, chairing its Finance Committee and serving on its Nominating and Governance Committee. Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer, and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately-held facility solutions company, from 2000 until 2004. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals. Dr. Henderson received an undergraduate degree from MIT and a doctorate from Harvard University.

Qualifications

The Board concluded that Dr. Henderson should serve on the Board because Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

  ï 2017 Proxy Statement    23

ITEM 1 — ELECTION OF DIRECTORS

Frank C. Herringer

Director since: 2004

Age: 74

Committees:

•  Compensation and Management Development (Chair)

•  Executive

•  Equity Award (Chair)

•  Governance and Nominating

Other Public Company Boards:

•  The Charles Schwab Corporation

Frank C. Herringer has been a director of the Board of Transamerica Corporation, a financial services company, since 1986, serving as Chairman of the board of directors from 1995 to December 2015. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V., a life insurance, pensions and asset management company, in 1999, subsequently serving on Aegon’s Executive Board for one year. Mr. Herringer was a director of Aegon U.S. Holding Corporation from 1999 until its merger into Transamerica Corporation in December 2015.

Mr. Herringer has been a director of The Charles Schwab Corporation, a brokerage and banking company, since 1996, serving on its Compensation Committee and chairing its Nominating and Corporate Governance Committee. Mr. Herringer is a member of the Board of Trustees of the California Pacific Medical Center Foundation, a not-for-profit organization which develops philanthropic resources for the California Pacific Medical Center, a privately-held, not-for-profit academic medical center, since 2013. Mr. Herringer was a director of Safeway Inc., a food and drug retailer, from 2008 until January 2015, serving on its Executive Compensation and Executive Committees and chairing its Nominating and Corporate Governance Committee. Mr. Herringer was a director of Cardax, Inc., a biotechnology company, from 2014 to April 2015, serving on its Compensation Committee and chairing its Governance and Nominating Committee, and was a director of its parent company, Cardax Pharmaceuticals, Inc., from 2006 until April 2015. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Directors Exchange. Mr. Herringer received an undergraduate degree and master’s degree in business administration from Dartmouth College.

Qualifications

The Board concluded that Mr. Herringer should serve on the Board due to Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board which developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

24       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Charles M. Holley, Jr.

Director since: 2017 Age: 60 Committees: • Audit • Corporate Responsibility and Compliance Audit Committee financial expert

Charles M. Holley, Jr. has served as a director of the Company since February 1, 2017. Mr. Holley was first identified to the Governance and Nominating Committee as a potential director candidate by the Company’s outside search firm. Mr. Holley is the former Executive Vice President and Chief Financial Officer for Wal-Mart Stores, Inc., or Walmart, where he served from November 2010 to December 2015 and as Executive Vice President between January 1, 2016 and January 31, 2016. Prior to this, Mr. Holley served as Executive Vice President, Finance and Treasurer of Walmart from 2007 to November 2010. From December 2005 through December 2006, he served as Senior Vice President. Prior to that, Mr. Holley was Senior Vice President and Controller from 2003 to 2005. Mr. Holley served various roles in Wal-Mart International from 1994 through 2002. Prior to this, Mr. Holley served in various roles at Tandy Corporation. He spent more than ten years with Ernst & Young LLP. Mr. Holley is an Independent Senior Advisor, U.S. CFO Program, Deloitte LLP, a privately-held provider of audit, consulting, tax, and advisory services, since July 2016.

Mr. Holley serves on the Dean’s Advisory Board for the McCombs School of Business at the University of Texas at Austin and the University of Texas Presidents’ Development Board.

Qualifications

The Board concluded that Mr. Holley should serve on the Board due to his experience as a Chief Financial Officer and financial acumen, his global experience as a public company Chief Financial Officer, and his management and leadership skills, all of which provide valuable insight into the operations of our Company. Given his financial and leadership experience, Mr. Holley has been determined to be an Audit Committee financial expert by our Board.

  ï 2017 Proxy Statement    25

ITEM 1 — ELECTION OF DIRECTORS

Tyler Jacks

Director since: 2012 Age: 56 Committees: • Audit • Compensation and Management Development Other Public Company Boards: • Thermo Fisher Scientific, Inc.

Tyler Jacks joined the faculty of Massachusetts Institute of Technology, or MIT, in 1992 and is currently the David H. Koch Professor of Biology and director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer, a position he has held since 2007. Dr. Jacks has been an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, since 1994.

Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since May 2009, and serves on its Strategy and Finance Committee and scientific advisory board. In 2006, he co-founded T2 Biosystems, Inc., a biotechnology company, and served on its scientific advisory board until 2013. Dr. Jacks has been a consultant scientific advisor to Epizyme, Inc., a biopharmaceutical company, since 2007, and has served on the scientific advisory board of SQZ Biotech, a privately-held biotechnology company, since 2015. Dr. Jacks served on the scientific advisory board of Aveo Pharmaceuticals Inc., a biopharmaceutical company, from 2001 until 2013. In 2015, Dr. Jacks founded Dragonfly Therapeutics, Inc. (formerly known as Equipoise Therapeutics), a privately-held biopharmaceutical company, in 2015 and serves as co-Chair of its scientific advisory board. He was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer Institute with respect to the National Cancer Program, in October 2011. In April 2016, Dr. Jacks was named to a blue ribbon panel of scientists and advisors established as a working group of the National Cancer Advisory Board and served as co-Chair advising the Cancer MoonshotSM Task Force. Dr. Jacks was a director of MIT’s Center for Cancer Research from 2001 to 2007 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the Institute of Medicine in 2009 and received the MIT Killian Faculty Achievement Award in 2015. Dr. Jacks received an undergraduate degree from Harvard University and his doctorate from the University of California, San Francisco.

Qualifications

The Board concluded that Dr. Jacks should serve on the Board due to Dr. Jacks’ extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher and service on several scientific advisory boards. His expertise in the field of oncology, which includes pioneering the use of technology to study cancer-associated genes and to construct animal models of many human cancer types, is evidenced by his appointment to the National Cancer Advisory Board and by his numerous awards for cancer research. Dr. Jacks’ scientific knowledge and thorough understanding of our industry positions him to provide valuable insights into the scientific activities of our Company.

26       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Ellen J. Kullman

Director since: 2016 Age: 61 Committees: • Audit • Governance and Nominating Other Public Company Boards: • Goldman Sachs Group, Inc. • United Technologies Corporation Audit Committee financial expert

Ellen J. Kullman has served as a director of the Company since October 14, 2016. Ms. Kullman was first identified to the Governance and Nominating Committee as a potential director candidate by the Company’s outside search firm. Ms. Kullman is the former President, Chair and Chief Executive Officer of E.I. du Pont de Nemours and Company, or DuPont, a science and technology-based company, where she served from January 2009 to October 2015. Prior to this, Ms. Kullman served as President of DuPont from October 2008 to January 2009. From June 2006 through September 2008, she served as Executive Vice President of DuPont. Prior to that, Ms. Kullman was Group Vice President, DuPont Safety and Protection. Ms. Kullman has been a director of United Technologies Corporation, a technology products and services company, since 2011, serving on its Committee on Compensation and Executive Development and Chairing its Committee on Governance and Public Policy. Ms. Kullman has been a director of Goldman Sachs Group, Inc., an investment banking firm, since December 2016, serving on its Compensation, Corporate Governance and Nominating, and Risk Committees. Ms. Kullman served as a director of General Motors, from 2004 to 2008, serving on its Audit Committee.

Ms. Kullman has also served as a director of Carbon3D, Inc., a privately-held 3D printing company, since April 2016. Ms. Kullman has served on the Board of Trustees of Northwestern University since 2016 and on the Board of Overseers of Tufts University School of Engineering since 2006. She served as Chair of the US-China Business Council from 2013 to 2015. In 2016, Ms. Kullman joined the board of directors of Dell Technologies, a privately-held technology company, and the Temasek Americas Advisory Panel of Temasek Holdings (Private) Limited, a privately-held investment company based in Singapore. Ms. Kullman received a bachelor of science in mechanical engineering degree from Tufts University and a master’s degree from the Kellogg School of Management at Northwestern University.

Qualifications

The Board concluded that Ms. Kullman should serve on the Board due to her recent and long-tenured global experience as a public company chief executive officer, her management and leadership skills, and her experience with scientific operations, all of which provide valuable insight into the operations of our Company. Given her leadership and financial experience, Ms. Kullman has been determined to be an Audit Committee financial expert by our Board.

  ï 2017 Proxy Statement    27

ITEM 1 — ELECTION OF DIRECTORS

Ronald D. Sugar

Director since: 2010

Age: 68

Committees:

•  Corporate Responsibility and Compliance (Chair)

•  Executive

•  Governance and Nominating

Other Public Company Boards:

•  Air Lease Corporation

•  Apple Inc.

•  Chevron Corporation

Ronald D. Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense company, having held these posts from 2003 through 2009.

Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005, serving as the lead director and on the Management Compensation Committee and chairing the Board Nominating and Governance Committee; Apple Inc., a manufacturer and seller of, among other things, personal computers, mobile communication and media devices, since 2010, chairing the Audit and Finance Committee; and of Air Lease Corporation, an aircraft leasing company, since 2010, chairing the Compensation Committee and serving on the Governance Committee. Since 2010, he has been a senior advisor to Ares Management LLC, a privately-held asset manager and registered investment advisor. In 2014, Dr. Sugar joined the Temasek Americas Advisory Panel of Temasek Holdings (Private) Limited, a privately-held investment company based in Singapore. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, member of the UCLA Anderson School of Management Board of Advisors, director of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

Qualifications

The Board concluded that Dr. Sugar should serve on our Board because Dr. Sugar’s board and senior executive-level expertise, including his experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, science, technology and finance.

28       ï 2017 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

R. Sanders Williams

Director since: 2014 Age: 68 Committees: • Corporate Responsibility and Compliance • Governance and Nominating Other Public Company Boards: • Laboratory Corporation of America Holdings

R. Sanders Williams is President of Gladstone Institutes, a non-profit biomedical research enterprise, and its Robert W. and Linda L. Mahley Distinguished Professor of Medicine, both since 2010. He is also a Professor of Medicine at the University of California, San Francisco since 2010. Prior to this, Dr. Williams served as Senior Vice Chancellor of the Duke University School of Medicine from 2008 to 2010 and Dean of the Duke University School of Medicine from 2001 to 2008. He was the founding Dean of the Duke-NUS Graduate Medical School, Singapore, from 2003 to 2008 and served on its Governing Board from 2003 to 2010. From 1990 to 2001, Dr. Williams was Chief of Cardiology and Director of the Ryburn Center for Molecular Cardiology at the University of Texas, Southwestern Medical Center.

Dr. Williams has been a director of the Laboratory Corporation of America Holdings, a diagnostic technologies company, since 2007, serving on the Audit Committee and chairing the Quality and Compliance Committee. Dr. Williams was a director of Bristol-Myers Squibb Company, a pharmaceutical company, from 2006 until 2013. Dr. Williams has served on the board of directors of the Gladstone Foundation, a non-profit institution that is distinct from Gladstone Institutes, since 2012 and on the board of directors of Exploratorium, a non-profit science museum and learning center located in San Francisco, since 2011. Dr. Williams was elected to the National Academy of Medicine in 2002. Dr. Williams received his undergraduate degree from Princeton University and his doctorate from Duke University.

Qualifications

The Board concluded that Dr. Williams should serve on the Board due to his broad medical and scientific background, including his leadership roles at Gladstone Institutes and Duke University, deep experience in cardiology, oversight of governance of multi-hospital healthcare provider systems, leadership and/or development of international medical programs in Singapore and China, and prior industry board experience, all of which provide valuable perspectives and insight into the operations of our Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE 13 NAMED NOMINEES.

  ï 2017 Proxy Statement    29

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Item 2

Ratification of Selection of Independent Registered Public Accountants

The Audit Committee of the Board of Directors, or Board, has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2017, and the Board has directed that management submit this selection for ratification by the stockholders at our 2017 Annual Meeting of Stockholders, or Annual Meeting. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. Each year, the Audit Committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accountants. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accountants, their technical expertise and knowledge of our operations and industry. Based on this evaluation, the members of the Audit Committee believe that the continued retention of Ernst & Young as our independent registered public accountants is in the best interests of the Company and its stockholders. In conjunction with the mandated rotation of Ernst & Young’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young’s new lead engagement partner. The process for selection of Ernst & Young’s lead engagement partner involves a meeting between the Audit Committee’s chairperson and the candidate, as well as an assessment by the full Audit Committee and management. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by the Amgen Inc. Restated Certificate of Incorporation, the Amended and Restated Bylaws of Amgen Inc., or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

30       ï 2017 Proxy Statement

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Item 3

Advisory Vote to Approve Our Executive Compensation

This advisory stockholder vote, commonly known as “Say on Pay,” gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, you are being asked to vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis (pages 56 through 87) and related compensation tables and the narrative in this proxy statement (pages 88 through 106).

Our executive compensation program is designed to achieve the following objectives:

•	Pay for performance in a manner that strongly aligns with stockholder interests by rewarding both our short-and long-term measurable performance.

•	Drive implementation of our business strategy and position our staff to execute on our strategy in the near-and longer-term.
•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success.

•	Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value.

•	Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success.

2016 Executive Compensation Was Aligned With Our Strategy and Performance

As discussed more fully in our Compensation Discussion and Analysis starting on page 56, a significant majority of each NEO’s compensation is dependent on our performance and our execution of our strategic priorities and the compensation objectives discussed above.

The focus of our strategy is to develop innovative medicines that meet important unmet medical needs. Six therapeutic areas form the core of our business (cardiovascular, oncology/hematology, bone health, neuroscience, inflammation, and nephrology). Our strategy to execute in these therapeutic areas is multifaceted, with seven strategic priorities that allow us to drive long-term growth, while also delivering on our short- and medium-term goals.

Strategic Priorities

  ï 2017 Proxy Statement    31

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Our annual cash incentive award program compensation is tied directly to our performance based on pre-established financial and operating performance goals that support execution of our strategic priorities

Goal	Weighting	% of Target Earned
1. Financial Performance
Revenues	30%	139.7%
Non-GAAP Net Income(1)	30%	147.5%
2. Execute Product and Delivery System Launches
Execute Product and Delivery System Launches	10%	127.8%
3. Progress Innovative Pipeline
Execute Key Clinical Studies and Regulatory Filings	20%	190.0%
Advance Early Pipeline	10%	225.0%
Composite Score	Achieved 159.5%

Below is a summary discussion of our key accomplishments for 2016. For further discussion of these accomplishments, the achievement of which aligns our NEO pay with performance and supports the execution of our strategic priorities, please see pages 57 through 61 of our Compensation Discussion and Analysis.

1. We delivered on our financial performance goals.

In 2016, our financial performance was strong, and we delivered on our financial performance goals.

•	We grew revenues by 6% over 2015 to $23 billion in 2016.

•	Our U.S. Generally Accepted Accounting Principles, or GAAP, net income increased 11% to $7.7 billion and our non-GAAP net income(1) grew 10% to $8.8 billion in 2016.

Our commitment to re-shape the expense base of the business delivered results once more in 2016 as we continued

to execute on the transformation and process improvement efforts announced in 2014. Our transformation and process improvement efforts across Amgen are enabling us to reallocate resources to fund many of our innovative pipeline and growth opportunities that deliver value to patients and stockholders.

•	Operating leverage from the changes we have made enables us to drive net income growth in the near-term while our longer-term investments have laid the foundation for growth beyond this period.

•

Since 2014, we have realized approximately $1.2 billion of transformation and process improvement savings the majority of which was reinvested in product launches, clinical programs and external business development.

2. We executed on product and delivery system launches.

This is the first full year that we have been able to provide patients with our six innovative products launched in 2015 (Repatha®, Kyprolis®, BLINCYTO®, IMLYGIC®, Neulasta® On-Pro® Kit, and Corlanor®). Repatha® and Kyprolis® both represent substantial opportunities as they address serious diseases impacting large patient populations with significant unmet medical needs.

For Repatha® (our medicine for certain patients who are unable to get their low-density lipoprotein (bad cholesterol) under control with current treatment options), we have focused on competing effectively, including capturing approximately 60% of share of new to brand prescriptions in the U.S., as of January 2017. Our focus remains on enabling Repatha® for appropriate patients as hurdle rates for access and reimbursement for prescribers and patients remain high. Supportive of our Repatha® launch, we also announced the results from three significant Phase 3 studies that demonstrate (1) significant low-density lipoprotein reductions for patients with high cholesterol treated with Repatha® who cannot tolerate statins, (2) that Repatha® regresses atherosclerosis in patients with coronary artery disease, and (3) that Repatha® reduces the risk of cardiovascular events in patients with clinically evident atherosclerotic disease.

(1)

Non-GAAP net income is reported and reconciled in Appendix B to this proxy statement. Non-GAAP net income for purposes of the 2016 Company performance goals of our annual cash incentive award program is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

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ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

In our oncology therapeutic area for Kyprolis® (our medicine for patients with relapsed or refractory multiple myeloma), we reported strong unit growth driven by increased share and ex-U.S. launches.

We have built leading patient- and provider-friendly device capabilities.

•	In 2016, we reported strong performance from the Neulasta® On-Pro® Kit, including that, as we exited the year, utilization of the Kit in the U.S. continues to grow.

•

We launched the Repatha® Pushtronex™ system, the first and only single monthly injection for a PCSK9 inhibitor, in the U.S. and, based on our work in 2016, received approval in early 2017 for this device in the E.U.

During the last five years, we have expanded our reach to approximately 100 countries. In 2016, capitalizing on our expansion activities, we had 94 product country launches.

3. We significantly advanced our pipeline.

Our pipeline continued to advance in 2016. In addition to announcing the approval of Parsabiv™ (etelcalcetide) in the E.U., we reported the results of several important clinical trials, including the Phase 3 trials discussed above for Repatha®, as well as successful Phase 3 trials in EVENITY™* (romosuzumab)(1), Prolia®, XGEVA®, and erenumab(2). We have programs nearing key regulatory milestones, including the Biologics License Application under review with the FDA(3) for EVENITY™*.

Also, in our nephrology therapeutic area, we reported that the European Commission approved Parsabiv™ (etelcalcetide) for the treatment of secondary hyperparathyroidism in adult patients with chronic kidney disease on hemodialysis.

In our biosimilars portfolio in 2016, we reported we received FDA approval for AMJEVITA™ (biosimilar adalimumab (HUMIRA®)) and submitted applications to the FDA and EMEA(4) for ABP 215(5) (biosimilar bevacizumab (Avastin®)) and are in Phase 3 for ABP 980(5) (biosimilar trastuzumab (Herceptin®)), ABP 798(5) (biosimilar rituximab (Rituxan®/Mabthera®)), and ABP 710 (biosimilar infliximab (REMICADE®)).

(1)	Developed in collaboration with UCB.
(2)	Jointly developed in collaboration with Novartis AG.
(3)	U.S. Food and Drug Administration.
(4)	European Medicines Agency.
(5)	Developed in collaboration with Allergan plc.

*	FDA provisionally approved trade name.

  ï 2017 Proxy Statement    33

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

In 2016, we also made strong progress on executing against our other strategic priorities:

➣         We invested for long-term growth while            returning substantial capital to our            stockholders.

Our strong cash flows and balance sheet allowed continued investment for long-term growth through internal research and development and external business development transactions, while simultaneously providing substantial returns to stockholders.

•	In 2016, we invested $3.8 billion in research and development while also returning $6 billion of capital to our stockholders through the payment of dividends and stock repurchases.

-	We returned a total of $3 billion of cash to our stockholders in the form of dividends.

-	We increased our dividend per share 27% over 2015 (to $1.00 per share for 2016).

We repurchased approximately 20 million shares of our Common Stock during 2016 at an aggregate cost of $3 billion.

We made investments in next-generation biomanufacturing that dramatically reduces the scale and costs of making biologics while maintaining a reliable, high-quality, compliant supply of medicines.

Our Long-Term Incentive Program Results

Our long-term incentive, or LTI, equity award compensation is tied directly to our stock performance and aligns with the interests of our stockholders.

80% of our annual LTI equity award grants are performance-based and, as such, a significant portion of total compensation is tied to our stock price performance and value creation for our stockholders.

Payout under our LTI performance award program for our 2014-2016 performance period at 112.5% reflects our three-year total shareholder return, or TSR, performance at the 56.2nd percentile relative to the TSRs of the companies in the Standard & Poor’s 500 Index for this performance period.

Positive 2016 Say on Pay Vote Outcome and Engagement With Our Stockholders

In 2016, we received approximately 97% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years and the compensation-related feedback is reviewed by our Compensation and Management Development Committee, or Compensation Committee. We have made a number of compensation changes in response to past discussions with our stockholders and have implemented the compensation best practices discussed below.

Since our 2016 annual meeting of stockholders, in addition to our outreach by our executives and our Investor Relations department to investors, we have engaged in governance-focused outreach activities and discussions with stockholders comprising approximately 52% of our outstanding shares. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address any concerns of our stockholders. For more detail regarding stockholder engagement, see page 62.

34       ï 2017 Proxy Statement

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

We Have Implemented Compensation Best Practices

We are mindful of compensation and governance best practices as demonstrated below:

What we do

✓	Target median: We target compensation at the 50th percentile, or median, of our peer group for all elements of compensation.

✓

Clawback policy: We have a clawback policy that requires our Board of Directors, or Board, to consider the recapture of past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

✓

Recoupment: Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

✓

Robust stock ownership and retention guidelines: We have robust stock ownership guidelines, with a six times base salary ownership requirement for our Chief Executive Officer. Officers are required to retain shares of our Common Stock until they have reached the required stock ownership level.

✓

Minimum vesting periods: Our equity incentive plan provides that equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over four years, with no vesting in the first year and vesting in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date.

✓

Double-trigger in the event of a change of control, No tax gross-ups: We do not have “single-trigger” equity vesting acceleration upon a change of control for restricted stock units, or RSUs, or stock options, and our double-trigger cash severance is limited to a multiple of two times target annual cash compensation, without tax gross-ups. Any performance awards are earned based on a truncated performance period.

✓	Performance-based equity. Our LTI equity award grants are primarily (80%) performance-based.

What we don’t do

×

No hedging or pledging: With respect to our Common Stock, our staff members and Board are prohibited from engaging in short sales, purchasing or pledging our Common Stock on margin, or entering into any hedging, derivative or similar transactions.

×	No re-pricing or backdating: Our LTI equity award plans and policies prohibit re-pricing or backdating of equity awards.
×	No special tax gross-ups: We do not provide tax gross-ups, except for business related payments such as reimbursement of certain moving and relocation expenses.
×	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.
×	No employment agreements: We do not have employment contracts or guaranteed bonuses, other than in countries where they are required by law.
×	No dividends paid on unvested equity: Dividends accrue on our performance units and RSUs, but are paid only when and to the extent the underlying award is earned and vested.
×	No defined benefit pension or supplemental executive retirement plan (SERP) benefits: We do not have any defined benefit pension or SERP benefits or “above-market” interest on deferred compensation.

  ï 2017 Proxy Statement    35

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Board Recommends a Vote “FOR” Our Executive Compensation

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders and compensation outcomes are primarily based on the performance of our Company. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company, advance our strategy and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and

Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2018 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

36       ï 2017 Proxy Statement

ITEM 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Item 4

Advisory Vote on the Frequency of Future Stockholder Advisory Votes to Approve Executive Compensation

In connection with the advisory vote on our executive compensation, Item 3, stockholders are also being asked to vote on the frequency of future stockholder advisory votes to approve executive compensation, as required by Securities and Exchange Commission rules. Stockholders may vote whether an advisory vote to approve our executive compensation should be held every year, every two years or every three years. Our current practice is to provide advisory votes on executive compensation every year.

We believe that it is important to give our stockholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner. As such, the Board believes that our stockholders should have the opportunity to voice their approval or disapproval of our executive compensation each year. The Board believes that annual votes will facilitate the highest level of accountability to, and communication with, our stockholders. Further, an annual vote clearly ties the advisory vote on executive compensation to the current year’s compensation disclosure and avoids the potential for confusion as to which year stockholders are being asked to evaluate and vote on that might exist with a biennial or triennial vote.

This vote is advisory and is not binding. However, the Board values the opinions expressed by our stockholders and will consider the outcome of the vote when determining the frequency with which advisory votes on executive compensation should be held. Stockholders are not being asked to approve or disapprove of the Board’s recommendation of an advisory vote on executive compensation every year, but rather to indicate their own choice among the frequency options for an advisory vote on executive compensation of every one year, every two years or every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS ELECT TO HAVE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION EVERY “ONE YEAR” FOR THE REASONS STATED ABOVE.

  ï 2017 Proxy Statement    37

ITEM 5 — STOCKHOLDER PROPOSAL

Item 5

Stockholder Proposal

Stockholders have informed the Company that they intend to present the proposal to adopt majority votes cast standard for matters presented by stockholders set forth below at our 2017 Annual Meeting of Stockholders, or Annual Meeting. If the stockholders (or their respective “qualified representative” as determined under our Amended and Restated Bylaws of Amgen Inc.) are present at the Annual Meeting and properly submit the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposal and supporting statement is presented below as submitted by the stockholders, is quoted verbatim and in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

FOR THE REASONS STATED IN THE BOARD OF DIRECTOR’S, OR BOARD, RESPONSES, WHICH FOLLOW THE STOCKHOLDER PROPOSAL, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

Stockholder Proposal

Sarah F. Rutherford and M. Burke Stansbury, each the owner of 50 shares of our Common Stock as of December 5, 2016, along with a co-filer and appointing Investor Voice, SPC as their representative, with an address of 111 Queen Anne Ave N, Suite 500, Seattle, WA 98109, have notified the Company that they intend to submit the following proposal at the Annual Meeting. Walden Asset Management, owner of a purported 27,018 shares of our Common Stock as of December 7, 2016, has notified us that they are co-filing the proposal.

RESOLVED: Amgen, Inc. (“Amgen”) shareholders ask the Board to take or initiate steps to amend Company governing documents to provide that all non-binding matters presented by shareholders shall be decided by a simple majority of the votes cast FOR and AGAINST an item. This policy would apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

This proposal seeks greater transparency, clarity, and understanding around how informed stockholders vote on shareholder proposals

A democratic “simple majority” formula includes votes cast FOR and AGAINST but not abstentions. It provides the most clear and accurate picture of the intent of shareowners who are both informed and decided, while not including in the formula the votes of abstaining voters who, by definition, have chosen not to express an opinion.

•	70% of Amgen’s U.S. peers employ a “simple majority” standard: http://bit.ly/AMGN-Peer-Voting-2016.

When abstaining voters choose to not express an opinion and mark ABSTAIN (whether they are confused, disinterested, agnostic, or lack time to become fully informed), it is apparent that their votes should be regarded as neither FOR nor AGAINST an item.

Instead of this, Amgen counts ABSTAIN votes as if AGAINST every shareholder sponsored proposal.

•	Is it reasonable for Amgen to assert it knows the will of undecided voters (and to artificially construe abstentions in favor of management)?

Amgen has implied that it must use the Delaware “default standard” (which includes abstentions). However, this nominal ‘standard’ is not mandated – it is what Delaware assigns to companies that do not proactively choose “simple majority” voting.

Research has demonstrated that the so-called ‘default standard’ systematically disadvantages shareholders:

http://bit.ly/Voting-Research_Corporate-Secretary.

38       ï 2017 Proxy Statement

ITEM 5 — STOCKHOLDER PROPOSAL

How does it do this?

•	By depressing the appearance of support for shareholder concerns.

The math is simple: When abstaining shareholders elect to not express an opinion, but then are treated as if having voted AGAINST a proposal, management benefits. This is because shareholder proposals normally appear in proxies only when management disagrees with the proposal or would rather avoid the subject.

•	By subverting vote outcomes.

Historically, these practices have allowed management teams to describe numerous true majority votes on shareholder items as, instead, having ‘failed’.

•	By distorting communication.

Annual meeting votes offer the sole opportunity for most shareholders to communicate with Boards. Counting abstentions as de facto votes AGAINST shareholder proposals, management changes how outcomes are reported and how the public perceives support for shareholder concerns.

In contrast to how shareholder items are treated, we note that Amgen’s Director Election (where management benefits from the appearance of strong support), does not count abstentions. Thus, management items and shareholder items do not receive equal treatment; though the Company has complete discretion to cure these inconsistencies in its voting policies.

To avert such discrepancies, a Council of Institutional Investors policy states: “...abstentions should be counted only for purposes of a quorum.”

THEREFORE:	Support accuracy, fairness, and good governance at Amgen by voting FOR simple majority vote-counting on shareholder-sponsored proposals.

~ ~ ~

Board Response to the Stockholder Proposal

The Board of Directors recommends a vote “AGAINST” the Stockholder Proposal for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders to adopt the proponent’s vote-counting methodology.

Our stockholder approval standard and vote counting methodology of including abstentions adheres to Delaware law. The Company is incorporated in the State of Delaware and, therefore, Delaware law governs the voting standards for action by the Company’s stockholders. The required vote for action by the Company’s stockholders follows the default approval standard for stockholder action under Delaware law. The Company’s Amended and Restated Bylaws provide that, except in the election of directors, as otherwise provided by the Company’s governing documents or required by applicable laws, rules and regulations, when a quorum is present, the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote is required to approve any matter brought before a stockholder meeting. We believe the majority of Delaware corporations adhere to the same default voting standard.

Under Delaware law, abstentions are considered shares “entitled to vote.” Accordingly, in the vote tabulation for matters that require the affirmative vote of the majority of the shares present and entitled to vote, abstentions are not included in the numerator (because they are not affirmative votes), but are included in the denominator as shares entitled to vote. Therefore, abstentions under this standard have the same practical effect as a vote “against” a proposal.

Our vote counting methodology applies identically to management-sponsored proposals and stockholder proposals. In its supporting statement, the proponent focuses on the effect that counting abstentions has on stockholder proposals. As disclosed in this proxy statement, abstention votes are included in the vote count for each of the management-sponsored proposals and have the same practical effect as a vote against them. This vote count standard does not favor the management-sponsored proposals over the stockholder proposals. Both are treated equally. In contrast, the proponent’s vote-counting methodology favors stockholder proposals over management-sponsored proposals.

  ï 2017 Proxy Statement    39

ITEM 5 — STOCKHOLDER PROPOSAL

Our Board of Directors believes that since stockholders are made aware of the treatment and effect of abstentions, counting abstention votes effectively honors the intent of our stockholders. Stockholders typically have three voting choices for a particular proposal: for; against; and abstain. In the proxy statement for each annual meeting, the Company discloses the vote required to approve each proposal, and also describes how abstentions will be counted in the vote tabulation and the effect of abstentions on the outcome of a matter. The Company’s stockholders are informed that if they vote “abstain” on a proposal other than the election of directors their vote will have the same practical effect as an “against” vote, and the Board believes that counting abstention votes effectively honors the intent of the Company’s stockholders.

If a stockholder elects to abstain on a matter, the Board believes that the stockholder recognizes the impact of the vote and expects it to be included in the vote count.

Furthermore, the Board believes that abstentions serve a worthwhile purpose. The proponent of an item of business, be it management or a stockholder, bears the burden of persuading a majority of stockholders to affirmatively vote in favor of the item. Contrary to the proponent’s perception, we believe that our stockholders are fully informed (and not “confused, disinterested, agnostic, or lack time to become fully informed”) when they choose to abstain. Consistent with conversations we have had with some of our stockholders, a CalPERS report recognizes the value of abstentions, noting, “that some institutional investors abstain on shareholder proposals when they wish to convey support for the general subject matter, but have reservations about the specific action requested.”(1) We therefore do not believe it would be in our stockholders’ best interest or effective corporate governance to disregard these views.

Our Board of Directors believes that lowering the approval standard for stockholder-sponsored proposals would be poor corporate governance. The proponent requests that abstentions be ignored for all stockholder-sponsored matters presented to the Company’s stockholders. Ignoring abstention votes would lower the approval standard and effectively make approval easier. Except with respect to the election of directors and matters that require, statutorily or otherwise, a different vote, the Board believes that a proposal—whether management-sponsored or stockholder-sponsored—should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute approval by the Company’s stockholders.

The Board believes that it would not be effective corporate governance or serve the best interests of the Company’s stockholders to take one voting standard that an organization applies to a specific context and adopt that standard to stockholder-sponsored matters. Further, we also note that based on our review of our prior annual meeting voting results, the counting of abstention votes as shares entitled to vote was not determinative of the outcome of any proposal submitted to our stockholders at any of our annual meetings in the past decade.

Faced with similar proposals in 2016, stockholders overwhelmingly did not support the adoption of the proposed vote counting methodology. In 2016, eight companies, including Amgen, included a proposal related to a majority vote counting methodology in their 2016 annual meeting proxy statements. Each of those proposals received less than 13% support from stockholders. Additionally, Investor Voice (then known as Newground Social Investment, SPC) included a similar proposal in our 2016 annual meeting proxy statement which received very low support (approximately 6.5%) from our stockholders. Moreover, this proposal has been in our proxy statement for a number of years and has consistently received very low support (well under 10%), a clear indication that stockholders are informed about our vote counting methodology and approve of our current practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL ON MAJORITY VOTES CAST STANDARD.

(1)	Vote Calculation Methodologies report dated September 17, 2013 prepared for CalPERS by GMI Ratings.

40       ï 2017 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 20, 2017 by: (i) each current director and nominee; (ii) our Named Executive Officers, or NEOs (as specified on page 56) and (iii) all of our current directors and executive officers as a group. There were 735,890,171 shares of our Common Stock outstanding as of March 20, 2017. None of our directors, nominees, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	48,629	15,000	*
Frank J. Biondi, Jr.	31,696	15,000	*
François de Carbonnel	16,382	0	*
Robert A. Eckert	20,435	20,000	*
Greg C. Garland	4,694	0	*
Fred Hassan	4,861	0	*
Rebecca M. Henderson	8,000	8,000	*
Frank C. Herringer(3)	42,722	15,000	*
Charles M. Holley, Jr.	30	0	*
Tyler Jacks	21,890	20,000	*
Ellen J. Kullman	410	0	*
Judith C. Pelham	10,002	0	*
Ronald D. Sugar	30,000	30,000	*
R. Sanders Williams	2,779	0	*
Named Executive Officers
Robert A. Bradway	519,217	200,500	*
Anthony C. Hooper	177,032	0	*
David W. Meline	14,769	0	*
Sean E. Harper	72,614	37,000	*
Jonathan P. Graham	6,018	0	*
All current directors and executive officers as a group (24 individuals)(4)	1,388,369	417,467	*

*	Less than 1%.

(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

  ï 2017 Proxy Statement    41

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, and related dividend equivalents (excluding fractional shares), where the shares are issuable as of March 20, 2017 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 20, 2017 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Excludes vested RSUs, and related dividend equivalents, for which receipt has been deferred by certain of the non-employee directors to a date later than 60 days after March 20, 2017. Dividend equivalents credited on RSUs are deemed reinvested and are paid out with the vested RSUs in shares of our Common Stock. Excludes the number of shares the Company is required to withhold for taxes from each executive officers’ performance units earned for the 2014-2016 performance period, as such amounts were not available as of the date this proxy statement went to print.

Name	RSUs and Dividend Equivalents Included	Stock Options Included	RSUs and Dividend Equivalents Excluded Because of Deferrals
David Baltimore	0	15,000	0
Frank J. Biondi, Jr.	0	15,000	18,709
François de Carbonnel	0	0	2,229
Robert A. Eckert	0	20,000	6,485
Greg C. Garland	0	0	0
Fred Hassan	0	0	0
Rebecca M. Henderson	0	8,000	10,435
Frank C. Herringer	0	15,000	20,211
Charles M. Holley, Jr.	0	0	0
Tyler Jacks	0	20,000	4,478
Ellen J. Kullman	0	0	0
Judith C. Pelham	0	0	0
Ronald D. Sugar	0	30,000	10,056
R. Sanders Williams	0	0	0
Robert A. Bradway	0	200,500	0
Anthony C. Hooper	0	0	0
David W. Meline	0	0	0
Sean E. Harper	0	37,000	0
Jonathan P. Graham	0	0	0

(3)	Includes 17,152 shares held by family trusts.
(4)

Includes 239,980 shares (excluding fractional shares) held by the five executive officers who are not NEOs and who have a right to acquire such shares upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 20, 2017 or upon exercise of vested stock options as of March 20, 2017 or within 60 days thereafter. All current directors and executive officers as a group have the right to acquire a total of 6,102 shares upon vesting of RSUs, and related dividend equivalents, where the shares are issuable as of March 20, 2017 or within 60 days thereafter and 411,365 shares upon exercise of stock options that are vested as of March 20, 2017 or within 60 days thereafter.

42       ï 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our Common Stock as of March 20, 2017, based on a review of publicly available statements of beneficial ownership filed with the Securities and Exchange Commission, or SEC, on Schedules 13D and 13G through March 20, 2017.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	65,482,167	8.9%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	50,485,583	6.9%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	48,096,649	6.5%
FMR LLC(5) 245 Summer Street Boston, MA 02210	40,789,786	5.5%

(1)

The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 20, 2017 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by Capital Research Global Investors pursuant to a Schedule 13G/A filed with the SEC on February 13, 2017. Capital Research Global Investors reports that it has sole voting and dispositive power over all 65,482,167 shares.

(3)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G/A filed with the SEC on January 19, 2017. BlackRock, Inc. reports that it has sole voting power over 43,488,935 of these shares and sole dispositive power over 50,471,793 shares.

(4)

The amounts shown and the following information was provided by The Vanguard Group pursuant to a Schedule 13G/A filed with the SEC on February 9, 2017. The Vanguard Group reports that it has sole voting power over 1,168,942 of these shares and sole dispositive power over 46,800,660 shares.

(5)

The amounts shown and the following information was provided by FMR LLC pursuant to a Schedule 13G filed with the SEC on February 14, 2017. FMR LLC reports that it has sole voting power over 3,363,623 of these shares and sole dispositive power over 40,789,786 shares.

  ï 2017 Proxy Statement    43

CORPORATE GOVERNANCE

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our Amgen Board of Directors Corporate Governance Principles, or Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Principles may be found on our website at www.amgen.com and are available in print upon written request to the Company’s Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. The Board’s corporate governance practices include the following:

•

Proxy Access. The Amended and Restated Bylaws of Amgen Inc., or Bylaws, permit proxy access for director nominations. Eligible stockholders with an ownership threshold of 3% who have held their shares for at least 3 years and who otherwise meet the requirements set forth in our Bylaws may have their nominees consisting of the greater of 20% or two nominees of our Board included in our proxy materials. Up to 20 eligible stockholders may group together to reach the 3% ownership threshold. In the course of designing our proxy access provisions, we carefully considered each element in the interest of our stockholders as a whole, including that the number of stockholders who may group together (20) would afford those stockholders likely to utilize proxy access with the opportunity to do so.

•

Lead Independent Director. The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has specific responsibilities and authorities as discussed below. Robert A. Eckert currently serves as our lead independent director.

•	Regular Executive Sessions of Independent Directors. Our independent directors meet privately on a regular basis. Our lead independent director presides at such meetings.

•

Majority Approval Required for Director Elections. If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in our Bylaws.

•

Board Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings in executive session with our Chief Compliance Officer, and the Audit Committee members have regular meetings in executive session with our internal auditors and separate meetings in executive session with our head of Corporate Audit.

•

Board Authority to Retain Outside Advisors. Our Board committees have the authority to retain outside advisors. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to appoint, compensate, retain and oversee compensation advisors for senior management compensation review. The Governance and Nominating Committee, or Governance Committee, has the sole authority to appoint, retain and replace search firms to identify director candidates and compensation advisors for our directors’ compensation review.

•

Director Limitation on Number of Boards. A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than two outside public company boards. No director should serve on more than five outside public company boards.

•	Director Tenure. Our average Board tenure of approximately 6.2 years for our director nominees is substantially less than the average board tenure of the companies in the Standard & Poor’s 500 Index.

•

Director Retirement Age. The Board has established a retirement age of 72. A director is expected to retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. After due consideration, the Board has waived the retirement age

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CORPORATE GOVERNANCE

with respect to David Baltimore based on its determination that it would be beneficial to have Dr. Baltimore continue to serve as a director due to his unique scientific knowledge and deep understanding of the research and development activities and operations of the Company. The Board has waived the retirement age with respect to Frank C. Herringer based on its determination that it would be beneficial to have Mr. Herringer continue to serve as a director due to his financial acumen and Company knowledge and experience.

•

Director Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and our stockholders.

•

Director Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Director Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board, or Chairman, or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•

Regular Board and Committee Evaluations. The Board and the Audit, Compensation, Compliance and Governance Committees each have an annual evaluation process which focuses on their role and effectiveness, as well as fulfillment of their fiduciary duties. In 2016, the evaluations were each completed anonymously to encourage candid feedback. The Board completed its evaluation in December 2016, while the Audit, Compensation, Compliance and Governance Committees each completed its assessment in October 2016 for further evaluation by the Governance Committee in December 2016. The results of the committee evaluations are reported to and reviewed by the full Board. Each committee and the Board was satisfied with its performance and each was considered to be operating effectively, with appropriate balance among governance, oversight, strategic and operational matters.

•

Solicitation of Stockholder Perspectives. The Board believes that engagement with stockholders is the source of valuable information and perspectives on the Company. The Board has requested that management solicit input from investors on behalf of the Board and the lead independent director may also meet directly with stockholders when appropriate. We provide more information regarding the stockholder engagement program on page 62.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews periodically with the Board the composition and size of the Board, each committee’s performance and makes recommendations, as necessary, so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity advisable for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Governance Committee maintains guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our

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CORPORATE GOVERNANCE

stockholders, the ability to comply with the Amgen Board of Directors Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, although the Governance Committee does not maintain a diversity policy, the Governance Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds.

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company and our stockholders to have Robert A. Bradway, our CEO and President, serve as Chairman, coupled with an active lead independent director. As such, Mr. Bradway holds the position of Chairman, CEO and President, and Mr. Eckert has served as the lead independent director since the May 19, 2016 annual meeting of stockholders, or 2016 Annual Meeting. Prior to this, Vance D. Coffman served as the lead independent director until his retirement from the Board.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on Board independence, an active lead independent director and strong Board and committee involvement, provides sound and robust oversight of management.

Director Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations regarding director independence to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence. 12 out of the 13 director nominees (approximately 92%) are independent as defined by The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the exception being Mr. Bradway. All of our directors are elected annually.

Lead Independent Director. The lead independent director is elected by the independent members of the Board on an annual basis. Mr. Eckert has been elected as the lead independent director effective since the 2016 Annual Meeting and was re-elected by our Board on March 7, 2017 to continue to serve as lead independent director subject to his re-election to the Board by our stockholders at the Annual Meeting.

In such position, the lead independent director serves as a means for regular communication between the independent directors and Mr. Bradway, keeping Mr. Bradway apprised of any concerns, issues or determinations made during the independent sessions, and consults with Mr. Bradway on other matters pertinent to the Company and the Board. The lead independent director’s additional responsibilities include:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors;

•	Previewing the information to be provided to the Board;

•	Approving meeting agendas for the Board;

•	Assuring that there is sufficient time for discussion of all meeting agenda items;

•	Organizing and leading the Board’s evaluation of the CEO;

•	Being responsible for leading the Board’s annual self-assessment;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he/she is available for consultation and direct communication.

Key Committees Composed of Independent Directors. The Audit, Compensation, Compliance and Governance Committees are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit, Compensation and Compliance Committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee). Each of our committees effectively manages its Board-delegated duties and communicates regularly with the Chairman and members of

46       ï 2017 Proxy Statement

CORPORATE GOVERNANCE

management. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Bradway’s compensation and performance. Each committee chair provides a report on committee meetings held to the full Board at each regular meeting of the Board.

Independent Directors Sessions. On a regular basis, the independent directors meet in an executive session without Mr. Bradway to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by our lead independent director.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

Benefits of Combined Leadership Structure. The Board believes that the Company and our stockholders have been best served by having Mr. Bradway in the role of Chairman and CEO for the following reasons:

•

Mr. Bradway is most familiar with our business and the unique challenges we face. Mr. Bradway’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

•

Mr. Bradway has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Bradway’s knowledge and extensive experience regarding our operations and the highly-regulated industries and markets in which we compete position him to identify and prioritize matters for Board review and deliberation.

•

As Chairman and CEO, Mr. Bradway serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Bradway brings a unique, stockholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

•

The strength and effectiveness of the communications between Mr. Bradway as our Chairman and Mr. Eckert as our lead independent director result in effective Board oversight of the issues, plans and prospects of our Company.

•

This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision making.

Flexibility of the Leadership Structure. The Board is committed to high standards of corporate governance. The Board values its flexibility to select, from time to time, a leadership structure that is most able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board regularly evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and our stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include the areas of product development, safety, supply, quality, value and access, sales and promotion and corporate development, as well as protecting our assets (financial, intellectual property and information), all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

We have implemented an Enterprise Risk Management, or ERM, program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve the Company’s objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified and managed by management and the business functions and, as discussed below, are overseen by the Board or the appropriate Board committee.

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CORPORATE GOVERNANCE

The Board discusses enterprise risks with our senior management on a regular basis, including as a part of its annual strategic planning process, annual budget review and approval, capital plan review and approval and through reviews of compliance issues in the applicable committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	• Oversees financial risk, such as capital risk, financial compliance risk and internal controls over financial reporting.
Corporate Responsibility and Compliance Committee

•   Oversees non-financial compliance risk, such as regulatory risks (including the compliance risks associated with the requirements of the Federal health care program, Food and Drug Administration and Corporate Integrity Agreement). Oversees staff member compliance with the Code of Conduct.

Compensation and Management Development Committee

•   Evaluates whether the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	• Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above, which reports may provide additional detail on risk management issues and management’s response.

Compensation Risk Management

On an annual basis, management, working with the Compensation Committee’s independent compensation consultant, conducts an assessment of the Company’s compensation policies and practices for all staff members generally, and for our staff members who participate in our sales incentive compensation program, for material risk to the Company. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and our Company performance goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

•

Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we cap short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for nearly all of our full-time staff members. In particular, the CEO and the other executive officers participate in compensation plans that are designed so that the largest component of their

48       ï 2017 Proxy Statement

CORPORATE GOVERNANCE

compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is associated with long-term, rather than short-term, outcomes, which aligns these individuals’ interests with our stockholders.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vested stock options to staff members; we have grant guidelines that generally limit the grant date for our equity grants to the third business day after our announcement of quarterly earnings.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Common Stock.

•

We require that each officer who has not met their required ownership guidelines retain shares of our Common Stock acquired through the vesting of restricted stock units, the payout of performance units, and the exercise of stock options awarded on or after December 15, 2015, net of shares retained by us to satisfy associated tax withholding requirements and exercise price amounts, until such officer has reached his or her required stock ownership level.

•	Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can and has modified awards downwards.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

•

We have recoupment provisions that expressly allow the Compensation Committee or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

•	Our Insider Trading Policy prohibits pledging or purchasing of our Common Stock on margin and hedging the economic risk of our Common Stock.

Codes of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. We also have a Code of Ethics for senior financial officers. To view our codes of business conduct, please visit our website at www.amgen.com. We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of any of the codes of business conduct or the codes of ethics in 2016.

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Director Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors, as well as Dr. Coffman, who served as a director during part of 2016, is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Bradway is not independent based on his service as our CEO and President. Mr. Bradway is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations or grants involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where a director or any member of his or her immediate family or spouse served in any capacity other than as a director of a publicly held-corporation or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which our directors serve as professors or employees. The following types and categories of transactions, relationships and arrangements were considered by our Board in making its independence determinations:

•	Each of our independent directors (or their immediate family members), currently serves or has previously served within the last three years as a professor, trustee, director, or member of a board, council or committee for one or more colleges, universities or non-profit, charitable organizations, including research or scientific institutions, to which The Amgen Foundation, Inc. has made matching donations under our Amgen matching gift program that is available to all of our employees and directors, or has made grants.

•

Each of our independent directors (or their immediate family members), other than Judith C. Pelham, currently serves or has previously served within the last three years as a member of the board of directors or the board of trustees or an advisory board for an entity with which Amgen has business transactions or to which Amgen makes donations or grants. The business transactions include, among other things, purchasing supplies, equipment and software licenses, repair and maintenance fees, healthcare sponsorships and programs, utilities, clinical trials, research and development expenses, executive education, conferences and consulting services.

•

Drs. Baltimore, Rebecca M. Henderson, Tyler Jacks and R. Sanders Williams currently serve as professors for universities to which Amgen has made payments for certain business transactions such as symposiums, conferences, internships, clinical trials, training and research and development expenses, software licenses and maintenance fees, as well as for grants.

None of our directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the above transactions and arrangements. The Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2016 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Ellen J. Kullman was appointed to the Board in October 2016 and attended all meetings of the Board and committees on which she served after the date of her appointment. It is the Company’s policy that all current directors attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board, except for Dr. Baltimore, were present at our 2016 Annual Meeting.

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Board Committees and Charters

The Board has six standing committees: Audit Committee; Compensation Committee; Compliance Committee; Equity Award Committee; Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of Corporate Governance Principles and a Board of Directors’ code of conduct that generally formalize practices we have in place. To view the charters of our standing Board committees, our Corporate Governance Principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com.

Audit Committee

The Audit Committee met ten times in 2016. Throughout 2016 and currently, Frank J. Biondi, Jr. serves as chairman and Ms. Pelham, François de Carbonnel, and Fred Hassan serve as members of the Audit Committee, with Drs. Henderson and Jacks joining the Audit Committee on the date of the 2016 Annual Meeting and Ms. Kullman and Charles M. Holley, Jr. joining upon their appointments to the Board. Dr. Baltimore, Mr. Eckert and Greg C. Garland served on the Audit Committee in 2016 until the 2016 Annual Meeting. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC regarding audit committee membership. The Board has also determined that Ms. Kullman and Messrs. de Carbonnel, Hassan, and Holley are each an “audit committee financial expert” as defined by SEC rules. The Audit Committee has sole authority for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met five times in 2016. Throughout 2016 and currently, Mr. Herringer serves as chairman and Ms. Pelham, and Messrs. Biondi and Hassan serve as members of the Compensation Committee, with Dr. Coffman retiring and Messrs. Eckert and Garland and Dr. Jacks joining the Compensation Committee on the date of the 2016 Annual Meeting. Each member of the Compensation Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for designing the Company’s compensation programs that encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and to align with the interests of the Company’s stockholders. The Compensation Committee is responsible for ensuring that the executive management development processes attract, develop and retain talented leadership to serve the long-term best interests of the Company.

The Compensation Committee has authority for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

The processes and procedures of the Compensation Committee for considering and determining compensation for 2016 for our executive officers were as follows:

•

With respect to our CEO, by the first calendar quarter of each year, the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the financial and operational performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well

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CORPORATE GOVERNANCE

as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

During 2016, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the consultant, an independent compensation consultant, to provide advice regarding executive compensation and executive compensation trends and developments, compensation designs and equity compensation practices, market data as requested, and opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice. Cook & Co. reported directly to the Compensation Committee and attended regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested). In cooperation with management, Cook & Co. assesses the potential risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items and makes the consultant aware of regular or special meetings of the Compensation Committee.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. Our Compensation Committee considers and selects an appropriate peer group (consisting of biotechnology and pharmaceutical companies), based, in part, on the recommendations of Cook & Co., and, for each Named Executive Officer, or NEO, the Compensation Committee reviews the compensation levels and practices of our peer group, which for our NEOs, other than the CEO, is based on reports prepared by management from information contained in compensation surveys and proxy statements. Cook & Co. provides the Compensation Committee with market data, the practices of our peer group and recommendations for the CEO position.

•

Our Compensation Committee determines compensation for the executive officers (other than the CEO) based, in part, on the recommendations of our CEO regarding base salary, annual cash incentive awards and equity awards. In determining his compensation recommendations for each NEO, our CEO reviews comparative peer group data. The Compensation Committee has typically followed these recommendations.

•	The Compensation Committee generally holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at its regular meetings.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2016.

Each year the Compensation Committee reviews the independence of Cook & Co. and whether any conflicts of interest exist. In performing its analysis, the Compensation Committee considers the factors set forth in the SEC rules and the NASDAQ listing standards. After review and consultation with Cook & Co., the Compensation Committee has determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2016.

Equity Award Committee

The Equity Award Committee met four times in 2016. Throughout 2016 and currently, Mr. Herringer serves as chairman and Mr. Bradway serves as a member of the Equity Award Committee, with Mr. Garland joining the Equity Award Committee after Dr. Coffman’s retirement at the 2016 Annual Meeting. Our Board has delegated to the Equity Award Committee the responsibility for determining annual equity-based awards to vice presidents and below who are not Section 16 officers and authority to make equity-based awards from time to time to such eligible staff members for purposes of compensation, retention, promotion and upon commencement of their employment consistent with the

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equity grant guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee detailing the equity-based awards made by the Equity Award Committee at least twice per year.

Governance and Nominating Committee

The Governance Committee met five times in 2016. Currently, Mr. Garland serves as chairman, having served on the Governance Committee throughout 2016 and as chairman since Dr. Coffman’s retirement at the 2016 Annual Meeting. Throughout 2016 and currently, Drs. Baltimore, Sugar and Williams, and Mr. Herringer serve as members of the Governance Committee, with Mr. Eckert joining the Governance Committee at the 2016 Annual Meeting and Ms. Kullman joining upon her appointment to the Board. Messrs. de Carbonnel and Drs. Henderson and Jacks served on the Governance Committee until the 2016 Annual Meeting. Each of the members of the Governance Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Governance Committee is responsible for developing and overseeing the Board’s Corporate Governance Principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. See “OTHER MATTERS—Stockholder Proposals for the 2018 Annual Meeting” for a description of the information that a stockholder proposing to nominate a director for election must provide to the Company in their advance notice. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. The Governance Committee identifies and recommends to the Board qualified individuals for Board and committee membership and considers and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described previously in “Director Qualifications and Review of Board Diversity.” Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has the authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2016.

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2016. Throughout 2016 and currently, Dr. Sugar serves as chairman and Drs. Henderson and Williams serve as members of the Compliance Committee, with Dr. Baltimore and Mr. de Carbonnel joining the Compliance Committee on the date of the 2016 Annual Meeting and Mr. Holley joining upon his appointment to the Board.

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CORPORATE GOVERNANCE

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: (i) Federal health care program requirements; (ii) Food and Drug Administration requirements and other regulatory agency requirements, including good manufacturing, clinical and laboratory practices, drug safety and pharmacovigilance activities; (iii) interactions with members of the healthcare community; (iv) the Company’s Corporate Integrity Agreement; (v) environment, health and safety and (vi) human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. To view the codes of conduct, please visit our website at www.amgen.com.

Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2016. Throughout 2016 and currently, Mr. Bradway serves as chairman and Messrs. Biondi and Herringer and Dr. Sugar serve as members of the Executive Committee, with Dr. Coffman retiring and Mr. Garland joining on the date of the 2016 Annual Meeting and Mr. Eckert joining in July 2016, respectively. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to the Amgen Inc. Restated Certificate of Incorporation or any other matter expressly prohibited by law or the Amgen Inc. Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

For information on our engagement with our stockholders since the 2016 Annual Meeting, please see page 62 of our Compensation Discussion and Analysis.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the

Compensation Discussion and Analysis be included in the Company’s 2017 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee of the Board of Directors

Frank C. Herringer, Chairman

Frank J. Biondi, Jr.

Robert A. Eckert

Greg C. Garland

Fred Hassan

Tyler Jacks

Judith C. Pelham

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs and practices, or compensation program, for our Named Executive Officers, or NEOs, and the positions they held in 2016 below:

Our Named Executive Officers

Name	Role in 2016
Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President

Anthony C. Hooper	Executive Vice President, Global Commercial Operations

David W. Meline	Executive Vice President and Chief Financial Officer

Sean E. Harper	Executive Vice President, Research and Development

Jonathan P. Graham	Senior Vice President, General Counsel and Secretary

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Our Strategy

Six therapeutic areas form the core of our business—cardiovascular, oncology/hematology, bone health, neuroscience, inflammation, and nephrology. Our strategy to execute in these therapeutic areas is multifaceted, with seven strategic priorities that allow us to drive long-term growth, while also delivering on our short- and medium-term goals. As a result, our strategy enables multiple approaches to creating stockholder value. Key 2016 activities that align our NEO pay with performance and support the execution of these strategic priorities are summarized in the following pages.

Our Strategic Priorities

Strategic Priorities	Description

Our focus on developing innovative, breakaway medicines to address important unmet needs guides how we allocate resources across internal and external program possibilities. This results in a productive balance of internal development and external programs and collaborations reflected in our current product portfolio and pipeline.

We continue to improve our business and operating model through significant transformation and process improvement efforts. Among these programs, we have reduced the time it takes to bring new medicines to market, reengineered internal processes to make them more efficient, and explored new technologies with potential to further enhance the value we deliver to patients.

Biologic medicines are, for the most part, injected subcutaneously or administered intravenously, which often means that patients need to visit a doctor’s office or hospital to receive treatment. Innovations that make the delivery of our medicines easier and less costly offer important opportunities for differentiation, are good for patients and also have positive economic benefits to the healthcare system overall.

We believe our deep experience in biologics development and unparalleled capabilities in biotechnology manufacturing make entry into the emerging biosimilars market attractive and position us for leadership.

We have been actively expanding our presence by opening new affiliates and locations around the world, pursuing smart acquisitions and acquiring global rights to market our products. Amgen medicines are now available to patients in approximately 100 countries worldwide.

We recognize that stockholders who support investment in developing innovative medicines require an appropriate return on the capital they commit to Amgen.

Our first next-generation biomanufacturing facility in Singapore has been constructed in less than half the time, at a quarter of the cost of a traditional facility while using 80% less space and having a much smaller impact on the environment.

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COMPENSATION DISCUSSION AND ANALYSIS

Aligning Pay With Performance and Execution of Our Strategic Priorities

A significant majority of each NEO’s compensation is dependent on our performance and execution of our strategic priorities. Our annual cash incentive and long-term equity incentive programs together promote focus on both near- and long-term stockholder value creation by providing incentive compensation that is earned based on our financial, operating, and stock price performance and is “at risk.” In 2016, we delivered strong financial results while making significant progress on our 2016 operating performance goals and advancing our strategic priorities, which facilitate execution of our strategy.

Annual Cash Incentive Program Results

Our annual cash incentive compensation program is tied directly to our performance based on pre-established financial goals of revenues (30%) and non-GAAP net income(1) (30%), and operating performance goals tied to executing product and delivery system launches (10%) and progressing innovative pipeline (30%):

Goal	Weighting	% of Target Earned
1. Financial Performance
Revenues	30%	139.7%
Non-GAAP Net Income(1)	30%	147.5%
2. Execute Product and Delivery System Launches
Execute Product and Delivery System Launches	10%	127.8%
3. Progress Innovative Pipeline
Execute Key Clinical Studies and Regulatory Filings	20%	190.0%
Advance Early Pipeline	10%	225.0%
Composite Score	Achieved 159.5%

1. We delivered on our financial performance goals.

Revenues increased 6% to $23 billion in 2016

In 2016, our financial performance was strong and we delivered on our financial performance goals.

•	We grew revenues by 6% over 2015 to $23 billion in 2016.

•	Our U.S. Generally Accepted Accounting Principles, or GAAP, net income increased 11% to $7.7 billion and our non-GAAP net income(1) grew 10% to $8.8 billion in 2016.

Our commitment to re-shape the expense base of the business delivered results once more in 2016 as we continued to execute on the transformation and process improvement efforts announced in 2014. Our transformation and process improvement efforts across Amgen are enabling us to reallocate resources to fund many of our innovative pipeline and growth opportunities that deliver value to patients and stockholders.

•	Operating leverage from the changes we have made enables us to drive net income growth in the near-term while our longer-term investments have laid the foundation for growth beyond this period.

•

Since 2014, we have realized approximately $1.2 billion of transformation and process improvement savings, the majority of which was reinvested in product launches, clinical programs and external business development.

(1)

Non-GAAP net income is reported and reconciled in Appendix B to this proxy statement. Non-GAAP net income for purposes of the 2016 Company performance goals of our annual cash incentive award program is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

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2. We executed on product and delivery system launches.

This is the first full year that we have been able to provide patients with our six innovative products launched in 2015 (Repatha®, Kyprolis®, BLINCYTO®, IMLYGIC®, Neulasta® On-Pro® Kit, and Corlanor®). Repatha® and Kyprolis® both represent substantial opportunities as they address serious diseases impacting large patient populations with significant unmet medical needs.

Cardiovascular disease is the most costly disease for society today. In the absence of new therapies to reduce the risk of cardiovascular events for the millions of high risk patients in the U.S. and around the world, the burden of this disease is set to rapidly rise.

•

For Repatha® (our medicine for certain patients who are unable to get their low-density lipoprotein, or LDL, (bad cholesterol) under control with current treatment options), we have focused on competing effectively, including capturing approximately 60% of share of new to brand prescriptions in the U.S., as of January 2017. Our focus remains on enabling access to Repatha® for appropriate patients as hurdle rates for access and reimbursement for prescribers and patients remain high.

•

Supportive of the Repatha® value proposition, we also announced the results from three significant Phase 3 studies that add to the data from our comprehensive clinical development program—GAUSS-3(1) (demonstrating significant LDL reductions for patients with high cholesterol treated with Repatha® who cannot tolerate statins); GLAGOV(2) (demonstrating that Repatha® regresses atherosclerosis in patients with coronary artery disease) and FOURIER(3) (showing that Repatha® reduces the risk of cardiovascular events in patients with clinically evident atherosclerotic disease).

-	FOURIER is a landmark outcomes study that shows that Repatha® decreases LDL cholesterol to unprecedented low levels and reduces the risk of cardiovascular events with no new safety issues.

•

In our oncology therapeutic area, for Kyprolis® (our medicine for patients with relapsed or refractory multiple myeloma), we reported strong unit growth driven by increased share and ex-U.S. launches and supportive of the Kyprolis® launch we also received approval in Europe of Kyprolis® for use in combination with dexamethasone alone for adult patients with relapsed multiple myeloma based on data from the ENDEAVOR(4) clinical trial.

We have built leading patient- and provider-friendly device capabilities.

•

In 2016, we reported strong performance from the Neulasta® On-Pro® Kit, including that, as we exited the year, utilization of the Kit in the U.S. continues to grow, a clear example of our commitment to innovation to improve the quality of patient care throughout the product lifecycle. This Kit improves the patient experience by eliminating the need to return to a doctor’s office the day after chemotherapy for a Neulasta® injection, which translates to increased value for providers, patients and payers.

•

We launched the Repatha® Pushtronex™ system, the first and only single monthly injection for a PCSK9 inhibitor, in the U.S. and, based on our work in 2016, received approval in early 2017 for this device in the E.U.

During the last five years, we have expanded our reach to approximately 100 countries. In 2016, capitalizing on our expansion activities, we had 94 product country launches.

(1)	Goal Achievement After Utilizing an Anti-PCSK9 Antibody in Statin Intolerant Subjects-3.
(2)	GLobal Assessment of Plaque ReGression with a PCSK9 AntibOdy as Measured by IntraVascular Ultrasound.
(3)	Further Cardiovascular OUtcomes Research with PCSK9 Inhibition in Subjects with Elevated Risk.
(4)	RandomizEd, OpeN Label, Phase 3 Study of Carfilzomib Plus DExamethAsone Vs Bortezomib Plus DexamethasOne in Patients With Relapsed Multiple Myeloma.

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3. We significantly advanced our pipeline.

Our pipeline continued to advance in 2016. In addition to the Repatha® trials and Kyprolis® E.U. approval discussed above, we reported the results of many important clinical trials, and we also have a number of programs nearing key regulatory milestones. A selected summary of these developments is contained below. (For complete information of all of our material pipeline advancements, please refer to our Form 10-K for the year ended December 31, 2016.)

In our bone health therapeutic area in 2016, we reported that:

•	We submitted a BLA(1) to the FDA(2) for EVENITY™* (romosuzumab)(3) for the treatment of osteoporosis in postmenopausal women at increased risk of fracture.

•	Our Phase 3 study evaluating the safety and efficacy of Prolia® compared with risedronate in patients receiving glucocorticoid treatment met all primary and secondary endpoints at 12 months.

Also, in 2016 in our oncology therapeutic area, we reported that our Phase 3 study evaluating XGEVA® in the prevention of skeletal-related events, or SREs, in patients with multiple myeloma met its primary endpoint of non-inferiority compared with zoledronic acid in delaying the time to first on-study SRE.

In our neuroscience therapeutic area, we reported three positive pivotal studies for erenumab(4) (our medicine designed for the treatment of migraine):

•	A Phase 2b chronic migraine study showed that erenumab statistically significantly reduces patients’ monthly migraine days; and

•	Two Phase 3 episodic migraine studies demonstrated statistically significant reductions in monthly migraine days in patients treated with erenumab.

In our nephrology therapeutic area, we reported that the European Commission approved Parsabiv™ (etelcalcetide) for the treatment of secondary hyperparathyroidism in adult patients with chronic kidney disease on hemodialysis.

In our biosimilars portfolio in 2016, we reported:

•	We received FDA approval for AMJEVITA™ (biosimilar adalimumab (HUMIRA®)) and submitted applications to both the FDA and EMEA(5) for ABP 215(6) (biosimilar bevacizumab (Avastin®)).

•	We are in Phase 3 for ABP 980(6) (biosimilar trastuzumab (Herceptin®)), ABP 798(6) (biosimilar rituximab (Rituxan®/Mabthera®)), and ABP 710 (biosimilar infliximab (REMICADE®)).

In 2016, we also made strong progress on executing against our other strategic priorities:

➣	We invested for long-term growth while returning substantial capital to our stockholders.

Our strong cash flows and balance sheet allowed continued investment for long-term growth through internal research and development ($3.8 billion in 2016) and external business development transactions, while simultaneously providing substantial returns to stockholders.

In 2016, while investing $3.8 billion in research and development, we also returned $6 billion of capital to our stockholders ($3 billion in dividends and ~20 million shares in stock repurchases)

(1)	Biologics License Application.
(2)	U.S. Food and Drug Administration.
(3)	Developed in collaboration with UCB.
(4)	Jointly developed in collaboration with Novartis AG.
(5)	European Medicines Agency.
(6)	Developed in collaboration with Allergan plc.
*	FDA provisionally approved trade name.

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Annual Dividend Increases

*	Represents annualized dividend

•	We increased our dividend per share 27% over 2015 (to $1.00 per share for 2016).

We made investments in next-generation biomanufacturing that build on our existing competitive advantage in manufacturing. This next-generation biomanufacturing dramatically reduces the scale and costs of making biologics while maintaining a reliable, high-quality, compliant supply of medicines. Final preparations are underway for licensure of our new Singapore facility. At this facility, the next-generation biomanufacturing approach is environmentally responsible, vastly reducing water use and requiring less energy.

Performance Under Our Long-Term Incentive

Program

Our long-term incentive, or LTI, equity award compensation is tied directly to our stock performance and aligns with the interests of our stockholders.

80% of our annual LTI equity award grants are performance-based and, as such, a significant portion of total compensation is tied to our stock price performance and value creation for our stockholders. Our performance units that were earned based on the three year performance period ending January 31, 2017 were earned based on our relative total shareholder return, or TSR.

➣	Our three-year TSR outperformed the TSRs of the Standard and Poor’s 500 Index, or S&P 500, for the same period.

Payout under our LTI performance award program for our 2014-2016 performance period at 112.5% reflects our three-year TSR performance at the 56.2nd percentile relative to the TSRs of the companies in the S&P 500 for this performance period.

An investor who had invested in our Company Common Stock on January 1, 2014 would have earned a TSR of 37% as of December 31, 2016 versus 29% for the S&P 500 for the same period as depicted above.

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Positive 2016 Say on Pay Vote Outcome and Engagement With Our Stockholders

In 2016, we received approximately 97% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years. Since our 2016 annual meeting of stockholders, in addition to our outreach by our executives and our Investor Relations department to investors, we have engaged in governance-focused outreach activities and discussions with stockholders comprising approximately 52% of our outstanding shares. These discussions have been valuable and informative and we will continue to engage with our stockholders to further enhance our understanding of the perspectives of our investors. The compensation-related feedback from our stockholders is reviewed by our Compensation and Management Development Committee, or Compensation Committee, and we have made a number of compensation changes in response to past discussions with our stockholders, including changes to our long-term incentive equity award design described below. Governance-related feedback is reviewed by our Governance and

Nominating Committee and has also been a source of governance changes, including our adoption of proxy access for director nominations. Insights from investors are reported to the full Board of Directors, or Board.

In 2016, our predominant feedback from investors with respect to our compensation and governance practices was that they are satisfied with our compensation program and governance practices. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address any concerns of our stockholders. Our stockholder outreach efforts will continue after the filing of this proxy statement, as well as through our executive compensation website (accessible at www.amgen.com/executivecompensation) initiated in 2008 that invites stockholders to provide feedback directly to the Compensation Committee regarding our executive compensation program.

LTI Equity Award Design Changes in 2016

In 2016, the Compensation Committee made the following LTI equity award design changes which take into account feedback from dialogue with our stockholders and are designed to drive operating performance and increase performance hurdles.

•

We added non-GAAP financial measures of earnings per share, operating margin and operating expense, and maintained the relative TSR measure as a modifier for our 2016-2018 performance period performance award goal design. The new operating performance measures were chosen to drive operating performance in alignment with our operating performance commitments to stockholders through 2018, focus our executives on the transformation of our business and our operating efficiency and profitability, and address the challenges of a single performance metric for a full three-year period.

•

To better align our performance award program with those of our peers and to further encourage our executives to drive performance, we increased the maximum amount that can be earned for the 2016-2018 performance period from 150% to 200%.

•

To emphasize the importance of long-term growth and stock appreciation, we reintroduced non-qualified stock options, or stock options, into our LTI equity award mix. Like our restricted stock units, or RSUs, stock options generally vest in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date. Stock options directly align with stockholder interests as they only have value if the Company’s stock price increases after grant. The addition of stock options results in a more diversified mix of performance-based equity.

•	We revised our equity incentive plan design to require a minimum vesting period of no less than one year on 95% of equity awards granted.

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Our 2016 Compensation Program Highlights and Objectives

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LTI Equity Awards (“At Risk”)

•

Performance Units. The Compensation Committee establishes the performance award goal design at the commencement of each three year period of the performance award program. There is no guarantee of any value realized from the grants as they are earned only if specific long-term performance goals are achieved.

•	Stock Options. Aligned with stockholder interests as they only have value if the Company’s stock price increases after grant.

•	Restricted Stock Units. Designed to encourage retention and long-term value creation.

•	Stock options and RSUs vest in three approximately equal installments on the second, third and fourth anniversaries of the grant date.

Performance Units Earned for the 2014-2016 Performance Period

•

Our payout for the most recent 2014-2016 performance period was at 112.5% of target because our absolute TSR for this performance period (36.2%) resulted in our 56.2nd percentile ranking relative to the TSRs of the companies in the S&P 500 since the beginning of the performance period (January 31, 2014).

Annual Cash Incentive Awards (“At Risk” and Designed to Drive Execution of Our Strategic Priorities)

•

In 2016, we delivered strong financial results while making significant progress on our 2016 operating objectives and advancing our strategic priorities, which facilitate execution of our strategy. Our Compensation Committee annually approves Company performance goals that are designed to focus our staff on delivering on our financial performance, operational objectives and specific priorities to drive annual performance and position us to execute on our strategy in the near- and longer-term. Our Executive Incentive Plan, or EIP, establishes a maximum award possible for each participant and annual cash incentive awards are generally made to our NEOs under the EIP based on the Company’s performance against the pre-established Company performance goals.

•

Our annual cash incentive awards are earned based on achieving financial growth and operational objectives that drive near- and long-term growth, stockholder value and support our strategy. In 2016, we established annual Company performance goals of revenues (30%), non-GAAP net income(1) (30%), and a number of operational measures supporting “Execute Product and Delivery System Launches” (10%) and “Progress Innovative Pipeline” (30%) (comprises “Execute Key Clinical Studies and Regulatory Filings” (20%) and “Advance Early Pipeline” (10%)). Based on our strong overall performance in 2016 compared to these pre-established Company performance goals, we paid annual cash incentive awards at 159.5% of target bonus opportunity.

•

Increased target bonus opportunities in 2016, to more closely approximate the Market Median, to have a greater proportion of cash compensation performance-based and “at risk,” and to foster a team approach. For 2016, we increased our Chief Executive Officer’s, or CEO’s, target annual cash incentive award opportunity from 140% to 150% of base salary for target total annual cash and, each Executive Vice President target annual cash incentive award opportunity was increased to 100% of base salary (from 90%) for 2016.

Base Salaries (the smallest component of compensation for our NEOs)

•

In both 2014 and 2015, no base salary increases were made to the NEOs. Based on data provided to the Compensation Committee, including recommendations of Frederic W. Cook & Co., or Cook & Co., the Compensation Committee’s independent consultant, an overall merit increase of 3% was recommended for our NEOs in 2016, adjusted to align with the Market Median for each position. Although our CEO’s 2015 base salary was at the 25th percentile of our peer group, our CEO received a 2% salary increase based on Cook & Co.’s recommendation to bring him closer to the Market Median, but to retain the substantial majority of his compensation as “at risk” and performance-based in the form of LTI equity awards and annual cash incentive awards.

(1)

Non-GAAP net income is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

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Our Compensation and Governance Best Practices

  What we do

✓	Target Median: We target compensation at the 50th percentile, or median, of our peer group for all elements of compensation.

✓

Clawback policy: Our Board is required to consider the recapture of past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

✓

Recoupment: Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

✓

Robust stock ownership and retention guidelines: We have a six times base salary ownership requirement for our CEO. Officers are required to retain shares of our Common Stock acquired through the vesting of RSUs, the payout of performance units, or the exercise of stock options until they have reached the required stock ownership level.

✓

Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over four years, with no vesting in the first year and vesting in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date.

✓	Double-trigger in the event of a change of control, No tax gross-ups: We do not have “single-trigger” equity vesting acceleration upon a change of control for RSUs and stock options.

✓	Performance-based equity: Our LTI equity award grants are primarily (80%) performance-based.

  What we don’t do

×

No hedging or pledging: With respect to our Common Stock, our staff members and Board are prohibited from engaging in short sales, purchasing or pledging our Common Stock on margin, or entering into any hedging, derivative or similar transactions.

×	No re-pricing or backdating: We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.
×

No special tax gross-ups: We do not provide tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses on behalf of newly-hired and current executives who agree to relocate to work on the Company’s behalf.

×	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.
×	No employment agreements: We do not have employment contracts or guaranteed bonuses, other than in countries where they are required by law.
×	No dividends paid on unvested equity: Dividends accrue on our performance units and RSUs, but are paid only when and to the extent the underlying award is earned and vested.
×	No defined benefit pension or supplemental executive retirement plan (SERP) benefits or “above market” interest on deferred compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

How Compensation Decisions Are Made For Our Named Executive Officers

Roles and Responsibilities
Compensation Committee Composed solely of independent directors and reports to the Board

•   Evaluates the performance of our CEO within the context of the financial and operational performance of the Company.

•   Determines and approves compensation packages for our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents and Section 16 officers (collectively, “Senior Management”).

•   Reviews and approves all compensation programs in which our NEOs participate.

•   Oversees the development and effective succession planning for members of Senior Management.

•   Discusses succession plans for our CEO and other Senior Management annually.

•   Exercises the sole authority to select, retain, replace and/or obtain advice from compensation consultants, legal counsel and other outside advisors and assesses the independence of each such advisor, taking into consideration the factors set forth in the Securities and Exchange Commission, or SEC, rules and The NASDAQ Stock Market listing standards.

•   Oversees the Board’s relationship with and response to stockholders on executive compensation matters and the Compensation Discussion and Analysis.

Consultant to the Compensation Committee Frederic W. Cook & Co., Inc., Independent consultant retained directly by the Compensation Committee

•   Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee.

•    Provides advice and studies on the appropriateness and competitiveness of our compensation program relative to market practice for our NEO compensation and the selection of our peer group.

•    Consults on executive compensation trends and developments.

•   Consults and makes recommendations, when requested, on various compensation matters and compensation program designs and practices to support our business strategy and objectives.

•   Coordinates and reviews the appropriateness of market data compiled by management.

•    Works with management to assess the potential risks arising from our compensation policies and practices.

CEO Assisted by the Senior Vice President, Human Resources and other Company staff members

•   Conducts performance reviews of the other NEOs and makes recommendations to the Compensation Committee with respect to compensation of Senior Management other than himself.

•   Provides recommendations on the development of and succession planning for the members of Senior Management other than himself.

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Use of Independent Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Cook & Co., an independent consultant. George B. Paulin, the Chairman of Cook & Co., worked directly with the Compensation Committee in the roles and undertaking the responsibilities previously described in “How Compensation Decisions Are Made For Our Named Executive Officers” and specifically provided consultation regarding regulatory updates, selection of our peer group, consultation on design changes for our LTI equity awards, competitive practice for CEO compensation and general market practices for NEO compensation.

On a periodic basis, the Company purchases proprietary executive compensation survey data from Cook & Co. to inform the Compensation Committee’s decisions, but does not engage Cook & Co. for any other services to the Company. During 2016, the Compensation Committee, as in past years, had responsibility for engaging Cook & Co. and directed the nature of the activity and interchange of data between Cook & Co. and management.

The Compensation Committee recognizes the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, manufacture and commercialization of innovative treatments to address serious illness. The Compensation Committee believes that these unique demands require executive talent that has significant industry experience as well as, for certain key functions, specific scientific expertise to oversee research and development activities and the complex manufacturing requirements for biologic products. Further, the Compensation Committee believes that these very particular skills and capabilities limit the pool of talent from which we can recruit and also cause our employees to be highly valued and sought after in our industry.

On an annual basis, Cook & Co. reviews our peer group with the Compensation Committee to determine whether it remains appropriate. Based in part on recommendations from Cook & Co., as well as a review of the objective criteria described in the chart below, the Compensation Committee determined that no changes were necessary in 2016 as the peer group remained appropriate and continued to meet the criteria.

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How We Establish Our Peer Group

2016 Peer Group Companies Biotechnology and pharmaceutical companies with which we compete for executive talent.
Objective Criteria Considered	2016 Peer Group (Companies in blue also list Amgen as a peer)

•   GICS codes of biotechnology (352010) and pharmaceuticals (352020);

•   12-month average market capitalization between 0.25 and 4.0x that of Amgen’s average market capitalization for the same period(1);

•   Trailing four-quarter revenues between 0.25 and 4.0x that of Amgen’s revenues(1);

•   Non-U.S. peers limited to those commonly identified as a “peer of peers”;

•   Competitors for executive talent;

•   Companies of comparable scope and complexity;

•   Competitors for equity investor capital;

•   Companies that identify us as their direct peer; and

•   Companies with similar pay practices.

•   AbbVie Inc.

•   Allergan plc

•   AstraZeneca plc

•   Biogen Inc.

•   Bristol-Myers Squibb Company

•   Celgene Corporation

•   Eli Lilly and Company

•   Gilead Sciences, Inc.

•   GlaxoSmithKline plc

•   Johnson & Johnson

•   Merck & Co., Inc.

•   Novartis AG

•   Pfizer Inc.

•   Roche Holding AG

•   Sanofi S.A.

(1)	For purposes of the 2016 peer group analyses:

	2015 Market Capitalization	2015 Revenues(a)
Amgen	$122.5 billion	$21.7 billion
Relative Peer Group Position	3rd Quartile (above median)	2nd Quartile

(a)	Revenues for GlaxoSmithKline plc, Roche Holding AG and Sanofi S.A. were converted into U.S. dollars using the average of daily exchange rates for 2015 as provided by Bloomberg L.P.

Our market capitalization as of July 22, 2016 (the date on which the Compensation Committee considered our peer group) was as follows:

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Peer Group Data Sources

Our primary data sources for evaluating all elements of compensation for our CEO is data compiled by Cook & Co. from SEC filings of our peer group for the 25th, 50th and 75th percentiles of the specific compensation elements paid to CEOs in our peer group (and the 85th percentile for LTI equity awards). For our other NEOs, our primary data sources for evaluating all elements of compensation are the Willis Towers Watson Pharmaceutical Human Resources Association Executive Compensation Survey, or PHRA Survey, which provides peer company pharmaceutical data, augmented by the available data from proxy statements filed with the SEC for biotechnology companies in our peer group.

Solely for the determination of LTI equity awards, we also provide data from the Cook & Co. Survey of Long-Term Incentives (Cook & Co. Survey). Based on this data, the Compensation Committee is presented with a comparison of each NEO on a position or pay rank basis with an analysis of each element of direct compensation for such NEO at the 50th and 75th percentile of the peer group. Because PHRA Survey and proxy statement data is only available for the previous calendar year, consistent with generally accepted practice, base pay data is aged forward to the current year based on expected salary movement. Annual cash incentive award and LTI equity award market data are not adjusted for aging.

The “Market Median” is determined for our CEO and our other NEOs by the Compensation Committee in March of each year as follows:

Market Median
CEO (compiled by Cook & Co.)	Other NEOs
• 50th percentile of each compensation element paid to CEOs in our peer group in the previous year.

•   Average of the 50th percentile of each compensation element of our peer group from the PHRA Survey (pharmaceutical peers) and proxy statements (biotechnology peers) in the previous year (with base pay data aged forward to the current year).

Elements of Compensation and Specific Compensation Decisions

Described below are our three primary elements of executive compensation in order of magnitude: LTI equity awards; annual cash incentive awards and base salaries.

Long-Term Incentive Equity Awards

Our compensation program aims to achieve the appropriate balance of compensation elements relative to the responsibilities of our staff members, with the result that the largest proportion of compensation for our CEO and the other NEOs is in the form of LTI equity awards that are risk-based and closely aligned with the creation of long-term stockholder value. Equity-based compensation represents 75% of our CEO’s target compensation and 64% of target compensation for our other NEOs. In addition, while being mindful of dilution (see below), we also grant LTI equity awards each year to nearly all of our staff members worldwide to increase individual awareness of how our performance impacts stockholder value. We believe that our capacity to grant equity-based compensation has been a significant factor in achieving our strategic objectives by rewarding execution of our strategy and stock price appreciation, aligning our NEOs’ and staff members’ interests with stockholders and fostering long-term focus and retention.

Company Continues to Exercise Discipline in the Grant of Long-Term Incentive Equity Awards – Monitoring Dilution and Annual Equity Usage

Our compensation philosophy, practices and approach continue to be effective in balancing the use of equity to align employees with our stockholders while being mindful of the level of dilution that our stockholders experience. LTI equity award grant guidelines are established for each job level

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within the Company targeting the 50th percentile of our peer group for levels for which equity data is broadly available. For certain lower job levels where data is not as comprehensive, we have developed guidelines that trend in-line with available data and consider internal equity. The Compensation Committee sets an LTI equity award budget at approximately the 50th percentile of our peer group. The Compensation Committee periodically reviews the Shareholder Value Transfer (SVT) associated with the aggregate LTI equity award grants to ensure that our SVT is aligned with our peer group practices because, while the Compensation Committee supports a broad-based equity plan to align our staff members with our stockholders, the Compensation Committee also strives to limit the amount of stockholder dilution to that which stockholders would expect to experience with our peer group. We regularly review dilution and the rates at which we grant LTI equity awards and the resulting potential dilutive effect has decreased over the last five years and is consistent with that of our peer group.

Long-Term Incentive Equity Award Composition

As part of its annual evaluation of our LTI equity award practices, the Compensation Committee reviewed our LTI equity award mix with Cook & Co. Based on the Compensation Committee’s interest in aligning long-term executive compensation with stockholder interests through a diversified equity program, the Compensation Committee determined to re-introduce stock options into our LTI equity award mix at executive levels in 2016. The Compensation Committee believes that stock options are an important addition to available forms of performance-based LTI equity awards given the direct link between the value of stock price appreciation to our stockholders and the compensation value delivered by stock option awards to our executives.

LTI Equity Award Allocation

On a value basis, in 2016 80% of our annual equity award value continued to be delivered in the form of performance-based LTI equity awards consisting of 50% in the form of performance units (earned at the end of a generally three year performance period) and 30% in the form of stock options. Previously performance units comprised 80% of the equity mix. Time-vested RSUs, designed to incentivize retention, continued to make up the remaining 20% of value. Both stock options and our time-vested RSUs generally vest over four years, with no vesting in the first year and vesting in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date. The delay in the commencement of vesting further emphasizes the long-term performance focus of our LTI equity award program and enhances retention.

The Compensation Committee believes that this equity award mix presents a balanced approach to executive LTI equity awards and is well aligned with stockholder interests and pay for performance.

Value of Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2016

In March 2016, the Compensation Committee determined executive LTI equity award grant values for 2016. In its review, the Compensation Committee considered a range between the 25th and 85th percentile of the peer group for the CEO and, for proposed awards to NEOs other than the CEO, the Compensation Committee considered the recommendations of our CEO and analyzed the range between 50th and 75th percentiles of our peer group for each available NEO position. The Compensation Committee also took into account the Company’s performance, the

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individual’s performance in their role and historical grant levels when determining individual grants.

The Compensation Committee continued to consider the value of the LTI equity awards granted in 2016 relative to the Market Median  with the  result that  the 2016  grant value  for our CEO was slightly above Market Median (3.5%) to increase the proportion of the CEO’s compensation “at risk” and the remaining NEO grant values were slightly less than Market Median (from -0.4% to -7.1%).

2016 Annual Long-Term Incentive Equity Awards

Based on a review of Company and executive performance and market data, the Compensation Committee determined to grant the following LTI equity awards to our CEO and the other NEOs in March 2016, with an effective grant date of May 3, 2016, the third business day after the announcement of our first quarter 2016 earnings results. The Compensation Committee approved the aggregate LTI equity award grant value, with the exact number of performance units, stock options and RSUs determined based on the fair value of such awards in proportion to the 50% performance units/30% stock options/20% RSUs value allocation on the grant date. For more information regarding the determination of the Market Median, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources” previously discussed.

Named Executive Officer	Performance Units(1) ($)	Stock Options ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	2015 Market Median ($)	Difference vs. Market Median Over/ (Under) (%)
Robert A. Bradway	5,500,000	3,300,000	2,200,000	11,000,000	10,632,000	3.5
Anthony C. Hooper	2,000,000	1,200,000	800,000	4,000,000	4,016,624	(0.4)
David W. Meline	1,750,000	1,050,000	700,000	3,500,000	3,769,094	(7.1)
Sean E. Harper	1,750,000	1,050,000	700,000	3,500,000	3,552,994	(1.5)
Jonathan P. Graham	1,150,000	690,000	460,000	2,300,000	2,378,426	(3.3)

(1)	The 2016-2018 performance period runs from January 1, 2016 through December 31, 2018.

Based on the March 2016 Compensation Committee review of the Market Median, the Compensation Committee awarded Mr. Bradway a 2016 LTI equity award grant valued at $11 million, which is approximately 7.8% higher than the value of his grant in 2015 and slightly above the Market Median. After considering the effect of the 2016 LTI equity award grant on Mr. Bradway’s target total direct compensation, the Compensation Committee determined that awarding a grant value for 2016 LTI equity slightly above the Market Median was appropriate as it retains the substantial majority of Mr. Bradway’s compensation as “at risk” and performance-based and also achieved the intent of the Compensation Committee for the CEO’s target total direct compensation to approximate the Market Median within three-to-five years of Mr. Bradway’s promotion to that role in May 2012.

The March 2016 Compensation Committee review of the Market Median also supported increased 2016 LTI equity award values for Executive Vice President roles as Market

Median LTI equity award grant values had increased for these roles. While the Compensation Committee believes that internal equity is an important consideration for building a team approach, in reviewing the Market Median data, the Compensation Committee noted the higher LTI equity award Market Median values for the Executive Vice President, Global Commercial Operations role compared to that of the Chief Financial Officer and Executive Vice President, Research and Development roles. As a result, the Compensation Committee approved a higher grant value for Mr. Hooper that was matched to the Market Median for his role of Executive Vice President, Global Commercial Operations. The Compensation Committee determined that this increase of approximately 14% was appropriate, not only because of its Market Median competitiveness, but also because of the scope and span of Mr. Hooper’s responsibility and the level of importance of his role to the Company. The Compensation Committee approved equal grant values for Mr. Meline and Dr. Harper to take into account the similar

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strategic impact of their roles to the Company. These values are slightly less than the Market Median for each role and reflects Mr. Meline’s relative newness in this position at Amgen. Mr. Graham’s relatively lower LTI equity award reflects his Senior Vice President role and is also slightly less than Market Median for his position given his relative newness to this position at Amgen.

Performance Units (50% of LTI Equity Awards)

Performance units are rights to earn shares of our Common Stock, based on pre-established performance goals achieved over a performance period of generally three years. The number of performance units earned is determined by our performance as measured against the pre-established performance goals at the end of the related performance period. Each performance unit earned entitles the participant to one share of our Common Stock. Given the design of our performance award program, there is no guarantee of any value realized from grants of performance units.

Performance Award Program—Performance Units Earned for the 2014-2016 Performance Period

Performance units for the 2014-2016 performance period, which ended January 31, 2017, were earned, certified and converted into shares of Common Stock in March 2017 based on an earned payout percentage of 112.5% resulting from the Company’s three-year absolute TSR of 36.2% ranking in the 56.2nd percentile relative to the TSRs of the companies in the S&P 500 as of the beginning of the performance period (January 31, 2014).

2014-2016 Performance Period Program Design*

*	The 2015-2017 performance period has a substantially similar design.

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Payout Calculation for the 2014-2016 Performance Period

2014-2016 Performance Period Performance Units Earned

Our actual performance results (the 56.2nd percentile, or above the median) for the 2014-2016 performance period that ended January 31, 2017 resulted in the following number of shares of Common Stock being earned under our performance award program for this performance period. Each earned performance unit converts to one share of Common Stock upon the payout date of March 24, 2017.

Named Executive Officer	Performance Units Value Granted (Target) ($)		Number of Performance Units Granted (#)		Number of Shares of our Common Stock Earned (#)	(1)
Robert A. Bradway	7,200,000		57,738		69,727
Anthony C. Hooper	2,400,000		19,246		23,241
David W. Meline		(2)		(2)		(2)
Sean E. Harper	2,400,000		19,246		23,241
Jonathan P. Graham		(2)		(2)		(2)

(1)	Includes dividend equivalents earned on these amounts rounded down to the nearest whole number of shares (excluding fractional shares paid in cash).
(2)

Messrs. Meline and Graham commenced employment with the Company after the participants for the 2014-2016 performance period had been determined and, as such, they did not receive any performance units for the 2014-2016 performance period.

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New Performance Award Goal Design—Performance Units Granted in 2016 for the 2016–2018 Performance Period

To ensure that the performance award program continues to strongly align with the interests of our stockholders and motivates management to long-term value creation, the Compensation Committee regularly reviews and considers whether to update the performance award goal design with input from management and Cook & Co. Based on review and deliberation in December 2015 and March 2016, and having considered the performance award goal designs of our peer group and stockholder feedback, the Compensation Committee approved the 2016-2018 performance period performance award goal design that retained relative TSR as a modifier to continue to tie these awards to our market performance and stockholder interests while adding the following operating performance measures to drive operational performance and increase performance hurdles:

•	Non-GAAP earnings per share(1) (EPS) growth;

•	Non-GAAP operating margin(1); and

•	Non-GAAP operating expense(1).

The new operating performance measures were chosen to:

•	Drive operating performance in alignment with our operating performance commitments to stockholders through 2018;

•	Focus our executives on the transformation of our business and our operating efficiency and profitability; and

•	Address the challenges of a single performance metric for a full three-year period.

The three operating measures are weighted equally (one-third per measure) and calculated against pre-established targets for each year in the 2016-2018 performance period. All operating goals (for each year) are established at the commencement of the three year performance period. At the end of the performance period, the final average operating measure percentages for each of the three years are averaged, resulting in a total operating measures score that can range from 50% to 150% for maximum performance. The total operating measures score is then modified up or down by up to 50 percentage points based on our TSR performance ranking relative to the TSRs from the grant date through the end of the performance period of the companies in the S&P 500 (the relative TSR modifier) resulting in a payout range of 0% to 200% of target awards granted. The TSR modifier is limited to target (zero) where our absolute TSR is less than zero to limit reward in a performance period in which we perform better than the S&P 500 for the period but investors do not recognize stock price growth.

(1)

Non-GAAP EPS, Non-GAAP operating margin and Non-GAAP operating expense for purposes of 2016 for the 2016-2018 performance period are reported and reconciled in Appendix B to this proxy statement. Non-GAAP for purposes of each of the years of the 2016-2018 performance period was defined as earnings per share, operating margin and operating expense under GAAP, excluding certain items, net of tax, related to acquisitions, restructuring and certain other items.

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2016-2018 Performance Period Performance Award Goal Calculation

(1)

Non-GAAP EPS, Non-GAAP Operating Margin and Non-GAAP Operating Expense for purposes of 2016 with respect to the 2016-2018 performance period are as reported and reconciled in Appendix B to this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Change to Performance Award Goal Design—2017–2019 Performance Period

As part of its regular review and consideration of the performance award program, the Compensation Committee evaluated potential performance award goal designs for the 2017-2019 performance period (January 1, 2017 to December 31, 2019) and reviewed those of our peer group with input from management and Cook & Co. in December 2016 and March 2017. The Compensation Committee constructed the 2017-2019 performance period performance award goal design to leverage the 2016-2018 performance period goal design, retaining most of the elements of the 2016-2018 performance period goal design but changing one operating measure for the last year of the three year performance period. The Compensation Committee retained the same three non-GAAP operating measures (EPS growth, operating margin and operating expense) for the first and second years of the 2017-2019 performance period. For the third year of this performance period, the Compensation Committee replaced non-GAAP operating expense with non-GAAP return on investment of capital, or ROIC. The Compensation Committee’s replacement of non-GAAP operating expense with non-GAAP ROIC in the third year of the 2017-2019 performance period is designed to support our transformation strategic priority to deliver an efficient, disciplined business model beyond 2018. The operating measures continue to be weighted equally (one-third per measure) and are measured against targets for each year in the 2017-2019 performance period. All operating goals are established at the commencement of the three year performance period.

Stock Options

Commencing with 2016, stock options comprise 30% of our LTI equity award grants for NEOs to emphasize the importance of achieving long-term growth and align with stockholder interests as stock options only have value if the Company’s stock price increases after the grant.

Restricted Stock Units

Consistent with our focus on performance-based equity, time-vested RSUs comprise only 20% of our LTI equity award grants for NEOs. They result in one share of Common Stock being delivered for each vested RSU and serve as an important and cost-effective retention tool because RSUs have intrinsic value on the grant date and going forward.

Dividend Equivalents

RSUs and performance units have dividend equivalent rights. Such dividend equivalents are payable only when, and to the extent, the underlying RSUs and performance units are earned and converted to shares of Common Stock. The dividend equivalents may be paid in stock (with cash paid for fractional shares) or in cash. Stock options do not have dividend equivalent rights.

Minimum Vesting Period of One Year

Mindful of stockholder concerns and best practices, our equity incentive plan requires that at least 95% of all equity awards, including RSUs, restricted stock, stock options, performance awards, and dividend equivalents granted to staff members (including NEOs) will be subject to a minimum vesting period of no less than one year. Our annual stock option and RSU grants generally vest over four years in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date. This delayed vesting schedule further underscores the long-term focus of our LTI equity award program and enhances the retention of staff members.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2017

In March 2017, the Compensation Committee reviewed the LTI equity award grant values proposed to be granted to NEOs in 2017. The Compensation Committee determined to continue to align the value of the LTI equity awards granted in 2017 to approximate the Market Median. The Compensation Committee determined to increase Mr. Bradway’s LTI equity award from $11 million to $12 million which is slightly above the Market Median (4.3%) and positions Mr. Bradway’s target total direct compensation slightly (1%) above Market Median and retains the highest proportion of compensation in “at risk” and performance-based compensation. The Compensation Committee granted Messrs. Hooper and Meline the same LTI equity award values that they had received in 2016 as this aligned them with the Market Median. The Compensation Committee determined to increase Dr. Harper’s LTI equity award value from

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$3.5 million in 2016 to $3.7 million in 2017 and Mr. Graham’s LTI equity award value from $2.3 million in 2016 to $2.5 million in 2017 as these increases positioned such grant values at and closer to the Market Median for their respective roles.

Annual Cash Incentive Awards

Executive Incentive Plan

Annual cash incentive awards to our NEOs are generally made under our stockholder-approved EIP, which employs a formula that establishes a maximum award possible for each participant based on our non-GAAP net income(1). Our EIP is an umbrella plan intended to satisfy the performance-based requirements of Section 162(m) of the Internal Revenue Code. This year, and in the past, actual awards under the EIP are determined by the Compensation Committee using their negative discretion under the EIP, based on the pre-established Company performance goals for the year designed to advance our strategic priorities. In confirming this approach, the Compensation Committee also considers the contributions of each participant’s role to our success during the year.

No later than the first 90 days of the calendar year, the Compensation Committee determines for the EIP participants, the definition of non-GAAP net income(1), the maximum award payable for each participant, the target annual cash incentive award opportunities and, for the EIP, Global Management Incentive Plan, or GMIP, and Global Performance Incentive Plan, or GPIP, the Company performance goals and the weightings and percentages payable for threshold, target and maximum performance.

For 2016, each of our NEOs was a participant in the EIP and the maximum award continued to be expressed as the EIP non-GAAP net income(1) definition and, consistent with past years, was 0.125% for our CEO, 0.075% for each of the Executive Vice President NEOs and 0.05% for the Senior Vice President NEO. Historically, and in 2016, the Compensation Committee has paid well below the maximum award permitted under the EIP based on a practice of exercising negative discretion from the calculated EIP maximum award payable to each participant by using the Company performance goals composite score as applied to the participant’s target annual cash incentive award for actual awards.

Target Incentive Opportunity

The target annual cash incentive award opportunity for Mr. Bradway was increased for 2016 from 140% to 150% as Mr. Bradway’s 2015 target total annual cash compensation approximated the 25th percentile of our peer group and the Compensation Committee wanted his target total annual cash compensation to more closely align with the Market Median of our peer group, while continuing to emphasize compensation that is “at risk” and performance-based. Following the 2016 changes made to Mr. Bradway’s compensation, his total target annual cash compensation remained below the Market Median. For our Executive Vice Presidents, to also align with the Market Median, continue to emphasize compensation that is “at risk” and performance-based, and promote internal equity and treat our Executive Vice Presidents as a team, each Executive Vice President target annual cash incentive award opportunity for 2016 was increased to 100% of base salary (from 90%). As a Senior Vice President, Mr. Graham’s target annual cash incentive award opportunity of 80% of base salary was maintained for 2016 as it aligned with the Market Median for his role.

2016 Company Performance Goals

The 2016 Company performance goals approved by the Compensation Committee were:

•	“Deliver Results” goals (70%):

-

“Revenues” and “Non-GAAP Net Income(1)” (60%) are equally focused on top- and bottom-line growth and were assigned the largest target weighting with each element contributing up to 30% each, consistent with the fundamental importance of financial performance to us and our stockholders in both the near- and longer-term.

-	“Execute Product and Delivery System Launches” was assigned 10% and focused on executing on our key innovative product and delivery systems launched in 2015.

(1)

For 2016, non-GAAP net income for purposes of the EIP is non-GAAP net income as reported and reconciled in Appendix B to this proxy statement. Non-GAAP net income for purposes of the 2016 Company performance goals of our annual cash incentive award program is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

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COMPENSATION DISCUSSION AND ANALYSIS

•	“Progress Innovative Pipeline” goals (30%):

-

“Execute Key Clinical Studies and Regulatory Filings” (20%) and “Advance Early Pipeline” (10%) which measure progress on both early- and later-stage product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over both the near- and longer-term.

While all of the goals measure single–year performance, taken as a whole, they are intended to positively position us for both near- and longer-term success, delivery on our strategic priorities and create stockholder value. There are no payouts for below-threshold performance on the two financial metrics. Measurements of performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (less than 1% of annual cash compensation). Maximum performance under each metric results in earning 225% of target annual cash incentive award opportunity for that metric. Annual cash incentive awards are paid in March of the year following the annual performance period and certification of the resulting payouts by the Compensation Committee.

2016 Company Performance Goals and Results

The table below illustrates the weighting of each goal, the goals established and our actual performance for 2016:

Deliver Results (70% weighting)		Weighted Score Achieved 99.0%
Financial Goals (60%) ($ In Millions)	Threshold	Target	Maximum	Achieved
Revenues (30%)	$20,900	$22,330	$24,120	$22,991 139.7%

Non-GAAP Net Income(1) (30%)	$7,410	$8,235	$9,225	$8,690 147.5%

Execute Product and Delivery System Launches Goal (10%)	Results	Achieved
	• Neulasta® On-Pro® Kit—as we exited 2016, utilization of the Kit in the U.S. continues to grow	127.8%
	• Repatha®—drove market share, particularly in the E.U.
	• Kyprolis®—drove international growth
Progress Innovative Pipeline (30% weighting)	Weighted Score Achieved 60.5%
Goals	Results	Achieved
Execute Key Clinical Studies and Regulatory Filings (20%)	• Executed clinical studies for Repatha®, erenumab, XGEVA®, and omecamtiv mecarbil	190.0%

	• Completed regulatory filings for Kyprolis®, Repatha®, Vectibix®, BLINCYTO®, AMJEVITA™ (biosimilar adalimumab (Humira®)), ABP 215 (biosimilar bevacizumab (Avastin®)), and EVENITY™*

Advance Early Pipeline (10%)	• Generated new product strategy teams, initiated first-in-human studies, and advanced programs through the early-to-late stage portal	225.0%

2016 Company Performance Goals Composite Score	Achieved 159.5%

(1)

Non-GAAP net income for purposes of the 2016 Company performance goals is reported and reconciled in Appendix B to this proxy statement, excluding the incremental benefit ($95 million) of excess tax benefits recognized arising from the adoption of a new accounting standard on share-based payments.

*	FDA provisionally approved trade name.

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2016 Annual Cash Incentive Awards

As shown in the table above, our performance against the 2016 Company performance goals yielded a composite score of 159.5% and the Compensation Committee awarded actual annual cash incentive awards under the EIP to our NEOs based on this composite score. No further discretion was employed.

Named Executive Officer	Target Opportunity (% of Base Salary)	Target 2016 Award($)	Actual 2016 Award($)(1)
Robert A. Bradway	150	2,288,077	3,650,000
Anthony C. Hooper	100	1,027,354	1,639,000
David W. Meline	100	942,310	1,503,000
Sean E. Harper	100	941,769	1,502,000
Jonathan P. Graham	80	730,278	1,165,000

(1)	Calculated in accordance with the 2016 Company performance goals composite score based on actual 2016 base salary.

2017 Company Performance Goals

In March 2017, the Compensation Committee established Company performance goal categories for 2017 performance as follows:

2017 Company Performance Goals
60%	Deliver Results
• Revenues (30%) • Non-GAAP Net Income (30%)
25%	Progress Innovative Pipeline
• Execute Key Clinical Studies and Regulatory Filings (20%) • Advance Early Pipeline (5%)
15%	Deliver Annual Priorities
• Execute Critical Launches and Long-Term Commercial Objectives (10%) • Realize Functional Transformation Objectives (5%)

Based on Cook & Co.’s recommendation and a review of Market Median data, the Compensation Committee determined that target annual cash incentive award opportunity percentages were generally in alignment with the Market Median for each NEO’s role and would remain unchanged for 2017 for each of the NEOs (150% of base salary for Mr. Bradway, 100% of base salary for Messrs. Hooper and Meline and Dr. Harper, and 80% of base salary for Mr. Graham).

Mr. Graham’s Vesting of Sign-On Bonus

To replace the pro-rata value of Mr. Graham’s 2015 bonus at his former employer, which was forfeited upon his leaving, and to induce Mr. Graham to accept the Company’s offer of employment and join us in July 2015, Mr. Graham received a sign-on bonus of $2,000,000 (50% was paid as an advance by August 13, 2015, and the other 50% was paid in July 2016). Mr. Graham will be required to repay the advance of $1,000,000 if he resigns his employment on or before July 13, 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salaries

Generally, in March of each year, the base salaries for the NEOs are set based, in part, upon the Compensation Committee’s review of the peer group data compared with the Market Median as previously described under “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources.” In addition, the Compensation Committee considers our performance, market conditions, retention and such other factors deemed relevant. Further, the Compensation Committee receives management’s, including our CEO’s, assessment of the performance of each of the other NEOs and recommendations regarding any base salary adjustments for them. The Compensation Committee uses our CEO’s evaluation of the performance of the NEOs that report to our CEO, the Compensation Committee’s own evaluation of our CEO’s performance, information with respect to each NEO’s experience and other qualifications, the Market Median and environmental conditions to determine each NEO’s base salary. No increase in base salary is automatic or guaranteed.

In both 2014 and 2015, no base salary increases were made to the NEOs. In March 2016, the Compensation Committee reviewed the market competitiveness of each NEO’s base salary based on Market Median data and such executive officer’s performance as well as the Company’s overall performance. Based on the data provided to the Compensation Committee, including recommendations of Cook & Co., an overall merit increase of 3% was recommended for our NEOs, adjusted to align with the Market Median for each position. The Compensation Committee approved a 2016 base salary increase of 2% for Mr. Bradway based on recommendations from Cook & Co., to bring him closer to the Market Median for his position, while managing his target total annual cash compensation at the Market Median and continuing to retain the substantial majority of his compensation as “at risk” and performance-based. Consistent with our projections for 2016 base salary industry average increases, Messrs. Hooper and Graham each received base salary increases of 3% which aligned them with the Market Median for their respective roles. Mr. Meline’s and Dr. Harper’s 2015 base salaries were significantly lower than the Market Median, in part as a result of not having received base salary increases in the previous two years. To make progress in decreasing the disparity between their base salaries and Market Median for their positions, the Compensation Committee approved base salary increases for Mr. Meline and Dr. Harper of 5.6% and 6%, respectively, which positioned them closer to the Market Median for their respective roles.

2016 Base Salary Market Position

The 2016 base salaries and the Market Median position are shown in the table below:

Named Executive Officer	2015 Base Salary ($)	Increase (%)	2016 Base Salary ($)	2015 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	1,500,000	2.0	1,530,000	1,596,000	(4.1)
Anthony C. Hooper	1,001,800	3.0	1,032,000	1,013,922	1.8
David W. Meline	900,016	5.6	950,000	1,012,974	(6.2)
Sean E. Harper	896,500	6.0	950,000	1,007,257	(5.7)
Jonathan P. Graham	890,006	3.0	917,000	877,734	4.5

2017 Base Salary Adjustments

In March 2017, the Compensation Committee reviewed the market competitiveness of each NEO’s base salary based on a review of Market Median data and such executive officer’s performance, experience and other qualifications, as well as the Company’s overall performance. The Compensation Committee approved a 2017 base salary increase of 2% for Mr. Bradway based on recommendations from Cook & Co. and equal to the budgeted amount for U.S. staff members generally while positioning him slightly below (1.8%) the

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Market Median and continuing to retain the substantial majority of his compensation as “at risk” and performance-based. Messrs. Hooper’s and Graham’s base salaries were increased by 2%, consistent with the budgeted amount established for U.S. staff members generally. Mr. Meline’s and Dr. Harper’s 2016 base salaries were lower than the Market Median, in part, as a result of not having received base salary increases in 2014 and 2015. For 2017, the Compensation Committee approved 2017 base salary increases for Mr. Meline and Dr. Harper of 2.5% each which aligns them closer to the Market Median for their respective roles.

Target Total Annual Cash Compensation

Target total annual cash is the sum of the NEO’s base salary and target annual cash incentive award. The Compensation

Committee believes that reviewing our NEOs’ total target annual cash compensation as compared to the Market Median provides a useful check in making compensation decisions.

In March 2016, the Compensation Committee reviewed target total annual cash compensation for each NEO comparing it to the Market Median and historical target total annual cash compensation figures. Our prior year target annual cash compensation reviewed by the Compensation Committee was generally below the Market Median and is set forth below. For more information regarding the determination of Market Median and the peer group data reviewed, see “How Compensation Decisions Are Made For Our Named Executive Officers—Peer Group Data Sources” previously described.

Target Total Annual Cash Compensation

Target total annual cash compensation reviewed by the Compensation Committee in March 2016 prior to the compensation changes being made are shown in the table below:

Named Executive Officer	2015 Amgen Target Total Annual Cash ($)	2015 Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	3,600,000	3,829,000	(6.0)
Anthony C. Hooper	1,903,420	2,139,689	(11.0)
David W. Meline	1,710,030	2,066,107	(17.2)
Sean E. Harper	1,703,350	2,008,248	(15.2)
Jonathan P. Graham	1,602,011	1,589,214	0.8

Perquisites

Perquisites are limited in both type and monetary value. The Compensation Committee believes, however, that certain perquisites facilitate the efficient operation of our business, allowing our NEOs to better focus their time, attention and capabilities on our Company, permit them to be accessible to the business as required, alleviate safety and security concerns and assist us in recruiting and retaining key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning services, including tax preparation services (not to exceed $15,000 annually in aggregate), annual physical examinations, Company-paid moving and relocation expenses paid on behalf of newly-hired and current executives who agree to relocate to work on the Company’s behalf and, in limited instances, personal expenses when on business travel such as guests accompanying NEOs. Certain of our NEOs also have access to a Company car and driver and, subject to the approval of our CEO, the Company aircraft for personal use. Our CEO is encouraged to use our Company aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur. No tax gross-up reimbursements are provided to NEOs, except in connection with reimbursement of moving and relocation expenses consistent with our other staff members and our general relocation policy.

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COMPENSATION DISCUSSION AND ANALYSIS

We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired and current executives who agree to relocate on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executives under our Company-wide policy which is designed to maximize allocation of our human resources in the best interest of the Company. It also assists in the attraction and retention of the executive talent necessary to compete successfully.

We provide limited home sale loss assistance for Senior Vice Presidents and above in connection with relocations that benefit the Company and are at the Company’s request, and in certain new hire situations. We do not provide tax gross-ups for assistance with loss on sale of a home. Our limited home sale loss assistance serves as important tool in inducing senior management to fully commit to their new role and relocation.

Our Company-wide policy includes a repayment provision applicable to all staff members (including our NEOs) which requires a new staff member hired from outside the Company or staff members who accept an assignment and relocate, to repay us for moving and relocation expenses and home loss assistance incurred by us in the event that the staff member does not complete the move, resigns or is discharged for cause from the Company within two years of the employment start date or relocation date, as applicable (with a pro-rata refund in the second year).

Compensation Policies and Practices

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers, including our NEOs, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Recoupment Provisions

Our cash incentive award programs (EIP, GMIP and GPIP) expressly allow the Compensation Committee, or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award. This provision is not intended to limit any other action that the Company could take against an employee, including other disciplinary actions (up to termination), ordinary course performance considerations, disclosure of wrongdoing to the government and pursuit of any other legal claims against such employees.

Stock Ownership and Retention Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock, promote a long-term perspective in managing the Company, further align the interests of our executives and stockholders and mitigate potential compensation-related risk. In December 2015, the Compensation Committee amended our guidelines to require that each officer who has not met their required ownership guidelines retain shares of our Common Stock acquired through the vesting of RSUs, the payout of performance units, and the exercise of stock options awarded on or after December 15, 2015, net of shares retained by us to satisfy associated tax withholding requirements and exercise price amounts, until such officer has reached his or her required stock ownership level.

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Stock Ownership Guidelines Requirements

The stock ownership guidelines for 2016 were:

Position	Stock Ownership Requirement	Compliance
Chief Executive Officer(1)	6x base salary	✓
Executive Vice President	3x base salary	✓
Senior Vice President	2x base salary	✓
Vice President	1x base salary	✓

(1)	Mr. Bradway exceeded his ownership requirement and holds approximately 30 times his base salary, or five times his stock ownership requirement.

The following holdings count towards satisfying these stock ownership requirements:

•	shares of our Common Stock beneficially held that are not subject to forfeiture restrictions;

•	shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	shares purchasable with funds then allocated under our Employee Stock Purchase Plan.

Executives are generally given five years following their placement into their current job level to comply with these guidelines. Executives who are promoted to a status with a stock ownership level one level higher than the executive was previously required to satisfy, have three years to comply with the new ownership level if the executive has been subject to the stock ownership guidelines for five or more years. Once these ownership guidelines are met, executives are required to maintain such ownership until they change job levels or are no longer employed by the Company. As of November 16, 2016, the effective date of our executive certifications, all executive officers, including our NEOs, who were expected to meet such guidelines, were in compliance. Messrs. Meline and Graham commenced employment with our Company on July 21, 2014 and July 13, 2015 and have until 2019 and 2020, respectively, to meet their guidelines.

Insider Trading Policy and Practices

All staff members and our Board are prohibited from: (i) buying or selling our Common Stock while aware of any material nonpublic information; (ii) engaging in short sales with respect to our Common Stock; (iii) pledging or purchasing our Common Stock on margin or (iv) entering into any derivative, hedging or similar transactions with respect to our Common Stock. We do not have any executive 10b5-1 plans.

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our equity awards policy, our regular annual LTI equity award grants are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive management, including our NEOs) or the Equity Award Committee (for grants to all other staff members) with a grant date that is the third business day after the release of our next quarterly or annual earnings announcement after the date of determination by our Compensation Committee or Equity Award Committee, as applicable. In unusual circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent. Our NEOs may also receive special equity awards as determined by the Compensation Committee as new hires or for recognition and retention, promotions or other purposes, but generally also only on the third business day after the release of our quarterly or annual earnings after the date of determination by our Compensation Committee.

Tally Sheets

The Compensation Committee annually reviews tally sheets for each NEO, setting forth all components of compensation,

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COMPENSATION DISCUSSION AND ANALYSIS

including compensation payable at termination, retirement or a change of control. These tally sheets summarize the number of shares and the value at a given price of the LTI equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand both the overall and longer-term impact of compensation decisions.

Based on its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than our CEO. No material adjustments to total compensation for any of our NEOs were made as a result of the review of these tally sheets by the Compensation Committee in 2016.

Stockholder Outreach—Executive Compensation Website

We maintain a website accessible throughout the year at www.amgen.com/executivecompensation, which provides a link to our most recent proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

Non-Direct Compensation and Payouts in Certain Circumstances

Offer Letter, Severance Arrangement and Change of Control Benefits

Our CEO and other NEOs are participants in our double-trigger Change of Control Severance Plan discussed below. In connection with new hires, we typically enter into offer letters detailing their initial compensation and requirements to pay back certain elements of compensation. To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations initiated by the Company and occur for reasons other than for “cause” within three years from the date of hire. These benefits are sometimes provided to officer-level candidates to provide an incentive for them to join us by reducing the risks associated with making such a job change. Other than the foregoing, our CEO and NEOs are not covered by contractual arrangements that provide for severance or other benefits in the event of termination.

Offer Letter—Mr. Meline

Mr. Meline commenced employment as our Chief Financial Officer effective July 21, 2014. Mr. Meline’s offer letter contains severance protection terms payable only if Mr. Meline is terminated other than for “cause” on or before July 21, 2017. For a qualifying termination that occurs before

July 21, 2017, Mr. Meline would be entitled to a cash payment equal to one year’s annual base salary plus target annual cash incentive award (currently 100% of his annual base salary) and up to 12 months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical and dental coverage paid by us.

Offer Letter—Mr. Graham

Mr. Graham commenced employment as our Senior Vice President, General Counsel and Secretary effective July 13, 2015. Mr. Graham’s offer letter includes a $2,000,000 sign-on bonus discussed earlier to replace the pro-rata value of Mr. Graham’s 2015 bonus with his former employer that was forfeited upon leaving his position and to induce Mr. Graham to join the Company. Mr. Graham received $1,000,000 in July 2016 as the second payment and final payment under this sign-on bonus. His offer letter also contains severance protection terms that are payable only if Mr. Graham is terminated other than for cause that expire on July 13, 2018. For a qualifying termination that occurs before July 13, 2018, Mr. Graham would be entitled to a cash payment equal to a multiple of two times annual base salary plus target annual cash incentive award (currently 80% of his annual base salary) and up to 18 months of COBRA medical and dental coverage paid by us.

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Change of Control Benefits

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,533 U.S. staff members (as of December 31, 2016), including each NEO. There are no tax gross-up payments provided under the plan. The plan is structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The cash severance multiple for our CEO and all other NEOs is two times annual cash compensation. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee:

•	To reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control;

•

To enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and

•

To provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

Change of Control Treatment of Long-Term Incentive Equity Awards

Restricted Stock Units and Stock Options

All unvested RSUs and stock options have “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. All RSUs and stock options vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance until the successful closing of the change of control. In general, the performance units are earned based on a truncated performance period and our performance through the change of control, and provides for potential earn-out at the end of the performance period with the amount earned pro-rated for a change of control that occurs within the first six months of the performance period or thereafter. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Health, retirement and other benefits programs are generally available to our U.S.-based staff members, including our NEOs, and are typically targeted to align in value with our peer group. The primary survey used to make this comparison is the Aon Hewitt Benefit Index®, last updated as of May 2016, using a sample group of 14 companies, chosen so as to have the greatest representation from our peer group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning and program design of these health, retirement and other benefit programs.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same proportionate level of matching and core contributions from us.

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We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP. Earnings under the SRP are market-based—there are no “above market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. SRP and NDCP participants can direct notional account investments using the 401(k) Plan investing structure (excluding self-direct brokerage and our Company stock) as well as a variety of target date funds. Unlike a traditional pension plan, which provides a lifetime annuity that replaces a significant portion of a participant’s final pay, retirement benefits from our 401(k) Plan and SRP are based on the investment return on the staff member’s own investment elections, with the participant bearing the investment risk. The NDCP offers all U.S.-based staff members (including Puerto Rico) at director level and above the opportunity to defer eligible base salary and annual cash incentive awards, up to maximum amounts typical at our peer group. We also have the discretion to make contributions to this plan, but we do not make such contributions on a regular basis. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship.

Health Savings Account and Retiree Medical Savings Account Plan for all U.S.-based Staff Members

Effective January 1, 2016, we offered a high deductible health plan, or HDHP, and a health savings account, or HSA, that is generally available to U.S.-based (excluding Puerto Rico) staff members. To encourage participation, in the first year of offering of the HDHP and HSA only, we made a $1,000 Company contribution to U.S.-based (excluding Puerto Rico) staff members enrolled in family coverage in the HDHP and HSA on January 1, 2016. We ceased making this contribution in 2017. We also maintain a Retiree Medical Savings Account Plan available to U.S.-based (excluding Puerto Rico) staff members that allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. Under this plan, the Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to a match of $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses of staff members who terminate having fulfilled the Company’s retirement criteria. The permissible uses of such credits were expanded to include COBRA, individual and health insurance exchange-related premiums. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. We terminated our Retiree Health Access Plan effective January 1, 2016 as our retirees who are not eligible for Medicare now have access to health coverage through the health insurance exchange system under the Affordable Care Act.

Taxes and Accounting Standards

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We maintain certain incentive compensation programs that are intended to provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible. Section 162(m) places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to the executive who serves as our CEO at year-end, and any of our three other most highly compensated employees who serve as executive officers at year-end, other than our Chief Financial Officer. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed with the intent to provide cash incentive compensation under our EIP, performance units under our performance award program and stock options under our equity incentive plan as qualifying

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performance-based compensation. Due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary, the base salary provided to Messrs. Bradway and Hooper in 2016 exceeded the tax-deductible limit.

•

The use of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. This compensation, however, is not performance-based compensation under Section 162(m). The fiscal impact for 2016 of the RSUs not being performance-based is approximately $2.6 million assuming the Company’s U.S. combined effective tax rate for 2016.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Section 162(m), such as retention bonuses or sign-on bonuses and moving and relocation, as part of their initial employment offers, and bonuses paid under our GMIP to executives who are hired past the eligibility date of our EIP. Such sign-on bonuses and moving and relocation benefits were offered to Mr. Graham in connection with his initial employment offer.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and performance units under our LTI equity award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our LTI equity award plans and programs. For example, the Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
				Performance Units and Restricted Stock Units	Stock Options	EIP/GMIP
Robert A. Bradway Chairman of the Board, Chief Executive Officer and President	2016 2015 2014	1,531,731 1,505,769 1,505,769	0 0 0	7,699,723 10,199,959 8,999,880	3,299,994 0 0	3,650,000 3,841,000 2,867,000	668,553 550,986 589,018	16,850,001 16,097,714 13,961,667
Anthony C. Hooper Executive Vice President, Global Commercial Operations	2016 2015 2014	1,031,788 1,005,653 1,005,653	0 0 0	2,799,874 3,499,865 2,999,960	1,199,995 0 0	1,639,000 1,649,000 1,325,000	294,528 260,211 291,341	6,965,185 6,414,729 5,621,954
David W. Meline(6) Executive Vice President and Chief Financial Officer	2016 2015 2014	946,733 903,478 408,469	0 1,000,000 1,000,000	2,449,925 2,999,795 6,799,914	1,049,986 0 0	1,503,000 1,482,000 481,000	268,821 207,351 1,909,980	6,218,465 6,592,624 10,599,363
Sean E. Harper Executive Vice President, Research and Development	2016 2015 2014	946,246 899,948 899,948	0 0 0	2,449,925 2,999,795 2,999,960	1,049,986 0 0	1,502,000 1,476,000 1,186,000	264,885 232,082 259,782	6,213,042 5,607,825 5,345,690
Jonathan P. Graham(7) Senior Vice President, General Counsel and Secretary	2016 2015	916,789 424,464	1,000,000 1,427,203	1,609,898 8,599,985	689,990 0	1,165,000 151,797	1,038,668 2,179,852	6,420,345 12,783,301

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified deferred compensation plan and nonqualified deferred compensation plan, or NDCP. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2016, reflects the grant date fair values of performance units for the 2016-2018 performance period and restricted stock units, or RSUs, granted during 2016 determined in accordance with Accounting Standards Codification, or ASC, Topic 718 (see footnotes 6 and 7 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The number of units to be earned for the performance units granted during 2016 is based on three operating performance measures, with the payout on such measures modified up or down by our total shareholder return, or TSR, relative to the TSRs of the companies in the Standard & Poor’s 500 Index, or S&P 500, all computed over the performance period. These operating performance measures are performance conditions, as

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defined under ASC 718. For information on the grant date fair values of these awards based on maximum performance regarding these performance conditions, wherein 150% of the granted units would be earned, see footnote 6 to the “Grants of Plan-Based Awards” table.

(3)

For 2016, reflects the grant date fair values of non-qualified stock options granted during 2016 determined in accordance with ASC 718 (see footnote 8 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

(4)

Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for 2016 performance which were determined and paid in March 2017. For a description of our EIP, see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

(5)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.
(6)

Mr. Meline was hired to serve as Executive Vice President and Chief Financial Officer effective July 21, 2014. This table reflects his compensation earned beginning on that date. The amount shown in the bonus column for 2014 and 2015 reflects the two installments paid to Mr. Meline as a sign-on bonus to replace the value of Mr. Meline’s pro-rata 2014 bonus with his former employer which was forfeited upon leaving his position.

(7)

Mr. Graham was hired to serve as Senior Vice President, General Counsel and Secretary effective July 13, 2015. This table reflects his compensation earned beginning on that date. The amount shown in the bonus column for 2016 is the second of two installments due to Mr. Graham as a sign-on bonus to replace the pro-rata value of Mr. Graham’s 2015 bonus at his previous employer, which was forfeited upon his leaving, and to induce Mr. Graham to accept the Company’s offer of employment. The amount shown in the bonus column for 2015 includes: (i) the first of two $1,000,000 installments due Mr. Graham as a sign-on bonus and (ii) $427,203 which is a portion of the bonus paid under the Global Management Incentive Plan, or GMIP, to Mr. Graham that was guaranteed in his offer letter.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs and are included in the “All Other Compensation” column of the “Summary Compensation Table.” The following table sets forth the perquisites provided to our NEOs in 2016.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)		Other(4)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Total($)
Robert A. Bradway	98,221	4,191	15,000	0	0	14,502	131,914
Anthony C. Hooper	747	1,426	15,000	0	0	9,720	26,893
David W. Meline	108	880	15,000	0	0	10,402	26,390
Sean E. Harper	112	0	15,000	0	0	7,996	23,108
Jonathan P. Graham	589	0	15,000	440,294	425,120	8,480	889,483

(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight (except for on-board catering costs which are allocated to each NEO present). If each NEO present on the flight is the same level, the aggregate incremental costs of use of our aircraft for personal travel is allocated to each NEO present. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2016 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of the car and driver provided by us is determined as the sum of the cost of fuel, driver overtime costs allocable to personal usage and maintenance costs for the total number of personal miles driven. Personal miles include travel to and from work from home. As the cars are used primarily for business travel, fixed costs that would be incurred by us to operate the company cars for business use such as car lease costs and driver salaries are not included.

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(3)

Mr. Graham agreed to relocate from Washington, D.C. to Thousand Oaks, California to serve as Senior Vice President, General Counsel and Secretary in July 2015. The incremental cost of certain relocation benefits that were provided to Mr. Graham in 2016 in connection with this relocation in accordance with our relocation policies, include:

(a)	$326,470 costs to sell his previous residence;
(b)	$35,906 for costs to purchase his new residence;
(c)	$72,919 for costs to relocate household goods;
(d)	$4,999 for miscellaneous other relocation expenses; and
(e)	$425,120 of tax gross-up payments on moving and relocation benefits provided.
(4)

Other expenses include Company contributions to non-profit charities designated by the executive in the amount of $7,488 for Mr. Bradway and Mr. Hooper and $7,500 for Mr. Meline, Dr. Harper and Mr. Graham. Other expenses also include the cost of executive physicals, expenses related to guests accompanying the NEOs on business travel and personal transportation costs.

Other Compensation. The following table sets forth compensation for our NEOs in 2016 incurred in connection with our 401(k) Retirement and Savings Plan, or 401(k) Plan, and our Supplemental Retirement Plan, or SRP. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) Retirement and Savings Plan($)	Company Credits to Supplemental Retirement Plan($)	Total($)
Robert A. Bradway	26,500	510,139	536,639
Anthony C. Hooper	26,500	241,135	267,635
David W. Meline	26,500	215,931	242,431
Sean E. Harper	26,500	215,277	241,777
Jonathan P. Graham	26,500	122,685	149,185

Narrative Description to the Compensation Tables—Performance Units

Long-term incentive performance units are granted to our NEOs annually during the first year of the performance period, generally three years, and are paid out following the end of the performance period based on our level of achievement of the applicable pre-established performance goals over the performance period, as determined by our Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. The number of performance units earned are paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed under “Potential Payments Upon Termination or Change of Control” below.

Performance Goals and Formulas

For a description of the performance units for the 2014-2016 performance period that began on January 31, 2014 and ended on January 31, 2017 and for the 2016-2018 performance period that began on January 1, 2016 and will end on December 31, 2018, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

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The structure of the performance goals for the outstanding 2014-2016 performance period that began on January 31, 2014 and ended on January 31, 2017 and the 2015-2017 performance period are substantially similar and are based upon our TSR for the 2014-2016 and 2015-2017 performance periods, respectively, relative to the TSRs of the companies that are listed in the S&P 500, as defined (the

Reference Group), over the performance period. If the rank of the TSR of our Common Stock is the 0th, 25th, 50th or 75th percentile or greater relative to the companies of the Reference Group, the percentage payout will be 0%, 50%, 100% or 150%, respectively, with linear interpolation between these percentiles.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(# of units)(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Approval Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
			EIP			Performance Units			RSUs	Stock Options
Robert A. Bradway	3/2/16	3/2/16	(2)	(2)	10,981,250
	5/3/16	3/2/16				(3)	32,246	64,492				5,499,878	(6)
	5/3/16	3/2/16							14,070			2,199,845	(7)
	5/3/16	3/2/16								119,782	156.35	3,299,994	(8)
Anthony C. Hooper	3/2/16	3/2/16	(2)	(2)	6,588,750
	5/3/16	3/2/16				(3)	11,726	23,452				1,999,987	(6)
	5/3/16	3/2/16							5,116			799,887	(7)
	5/3/16	3/2/16								43,557	156.35	1,199,995	(8)
David W. Meline	3/2/16	3/2/16	(2)	(2)	6,588,750
	5/3/16	3/2/16				(3)	10,260	20,520				1,749,946	(6)
	5/3/16	3/2/16							4,477			699,979	(7)
	5/3/16	3/2/16								38,112	156.35	1,049,986	(8)
Sean E. Harper	3/2/16	3/2/16	(2)	(2)	6,588,750
	5/3/16	3/2/16				(3)	10,260	20,520				1,749,946	(6)
	5/3/16	3/2/16							4,477			699,979	(7)
	5/3/16	3/2/16								38,112	156.35	1,049,986	(8)
Jonathan P. Graham	3/2/16	3/2/16	(2)	(2)	4,392,500
	5/3/16	3/2/16					6,742	13,484				1,149,916	(6)
	5/3/16	3/2/16							2,942			459,982	(7)
	5/3/16	3/2/16								25,045	156.35	689,990	(8)

(1)	Reflects the date on which the grants were approved by the Compensation Committee.
(2)

Represents awards to our NEOs made under our EIP. For our EIP participants, the “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2016 performance period, based on our non-GAAP net income, as defined for the EIP. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders, the Compensation Committee

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employed the pre-established Company performance goals, as illustrated in the table below, in determining the actual amounts awarded under the EIP in 2016. Our 2016 Company performance goals were financial and operating performance goals weighted as follows: (1) Deliver Results (70%) and (2) Progress Innovative Pipeline (30%). Threshold goals of 50% of target performance have been established only for the non-financial metrics. There are no threshold goals for the financial metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual cash incentive award) and, as such, no threshold amount is shown in the table below. The 2016 Company performance goals derived target and maximum payout levels, which are based on a multiple of salary, are shown in the table below. The actual amounts awarded under our Company performance goals are based on achieving 159.5% performance against target and are reported as “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table” and are shown in the table below. For a description of our pre-established Company performance goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “Elements of Compensation and Specific Compensation Decisions—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold	Target	Maximum	Actual
Robert A. Bradway	—	2,288,077	5,148,173	3,650,000
Anthony C. Hooper	—	1,027,354	2,311,547	1,639,000
David W. Meline	—	942,310	2,120,198	1,503,000
Sean E. Harper	—	941,769	2,118,980	1,502,000
Jonathan P. Graham	—	730,278	1,643,126	1,165,000

(3)

Reflects estimated payouts regarding performance units granted during 2016 for the 2016-2018 performance period for NEOs. The number of units granted (which equals the target number of units of the award) will be multiplied by a payout percentage, which can range from 0% to 200%, to determine the number of units earned by the participant at the end of the performance period. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. The payout percentage for the 2016-2018 performance period performance is earned based on three operating measures, with the total of such operating measures ranging from 50% to 150%, which is then modified up or down by up to 50 percentage points based on our relative TSR performance ranking. The three operating measures are non-GAAP earnings per share growth, non-GAAP operating margin and non-GAAP operating expense. Each of the three operating measures are measured against pre-established targets for every year in the 2016-2018 performance period. At the end of the performance period, the final annual operating performance percentages for all three years are averaged to determine the score for each operating measure, and each operating measure is weighted equally (one-third per measure) to determine the total operating measures percentage. The TSR modifier is based on how the TSR of our Common Stock ranks relative to the TSRs of the companies that are listed in the S&P 500, as defined (the Reference Group), over the period from the date of grant through the end of the performance period. If the rank of the TSR of our Common Stock exceeds the 75th percentile or is less than the 25th percentile, the TSR modifier increases or decreases the payout by 50 percentage points, respectively. If the TSR of our Common Stock is at the 50th percentile, the TSR modifier is zero. Linear interpolation is used to determine the TSR modifier if the rank of the TSR of our Common Stock falls between these percentiles. The performance units accrue dividend equivalents deemed reinvested in shares and that are payable in shares only to the extent and when the underlying performance units are earned. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(4)

Reflects the RSUs granted during 2016 to our NEOs. RSUs accrue dividend equivalents that are deemed reinvested in shares and payable only to the extent and when the underlying RSUs vest and are issued to the recipient.

(5)	Reflects the 2016 annual grant of non-qualified stock options to our NEOs.
(6)

Reflects the grant date fair values of performance units granted during 2016 for the 2016-2018 performance period determined in accordance with ASC 718 based on the number of performance units granted multiplied by: (i) 100% which is the operating measures percentage, composed of the probable outcomes of financial performance measures as of the grant date for non-GAAP earnings per share, non-GAAP operating expense and non-GAAP operating margin over the three year performance period and (ii) the grant date fair value per unit of $170.56, which reflects the impact of the TSR Modifier, which is a market condition. The grant date fair value per unit was calculated using a payout simulation model with the following key assumptions: risk-free interest rate of 0.9%; volatility of the price of our Common Stock of 25.8%; the closing price of our Common Stock on the grant date of $156.35 per share; volatilities of the prices of the stocks of the Reference Group and the correlations of returns of our Common Stock and the stocks of the Reference Group to simulate TSRs and their resulting impact on the payout percentages based on the contractual terms of the performance units.

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The table below shows the grant date fair values of these performance unit awards if the maximum is achieved with regard to all of the operating performance measures:

Name	Fair Value of Performance Units for the 2016-2018 Performance Period Based on the Maximum Performance Regarding the 2016-2018 Operating Performance Measures
Robert A. Bradway	8,249,817
Anthony C. Hooper	2,999,980
David W. Meline	2,624,918
Sean E. Harper	2,624,918
Jonathan P. Graham	1,724,873

(7)

Reflects the grant date fair values of RSUs granted during 2016 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair values per unit of $156.35. Because these RSUs accrue dividend equivalents during the vesting period, the grant date fair value per unit equals the closing price of our Common Stock on the grant date.

(8)

Reflects the grant date fair values of stock options granted during 2016 determined in accordance with ASC 718 based on the number of options granted multiplied by the grant date fair value per option of $27.55. The grant date fair value of an option was determined using a Black-Scholes option valuation model with the following key assumptions: risk-free interest rate of 1.5%; expected life of 5.8 years; expected volatility of the price of our Common Stock of 24.3%; expected dividend yield of 2.6%; and the exercise price of $156.35.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2016 granted to each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/ Option)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
	Stock Options(1)				Restricted Stock Units and Dividend Equivalents		Performance Units and Dividend Equivalents
Robert A. Bradway	0 73,500 127,000	119,782 0 0	156.35 54.69 58.43	5/3/26 4/25/21 4/26/20	46,090	6,738,819	20,577 35,057 57,394	(4) (5) (6)	3,008,563 5,125,684 8,391,577
Anthony C. Hooper	0	43,557	156.35	5/3/26	16,396	2,397,259	7,482 12,029 19,131	(4) (5) (6)	1,093,943 1,758,760 2,797,144
David W. Meline	0	38,112	156.35	5/3/26	37,281	5,450,855	6,547 10,310	(4) (5)	957,237 1,507,425
Sean E. Harper	0 21,000 16,000	38,112 0 0	156.35 54.69 58.43	5/3/26 4/25/21 4/26/20	15,056	2,201,338	6,547 10,310 19,131	(4) (5) (6)	957,237 1,507,425 2,797,144
Jonathan P. Graham	0	25,045	156.35	5/3/26	41,259	6,032,478	4,302	(4)	628,995

(1)	Stock options expire on the tenth anniversary of their grant date. No stock options were granted to NEOs during 2012 through 2015.
(2)

The following table shows the vesting of RSUs and related accrued dividend equivalents (rounded down to the nearest whole number of units) outstanding as of December 31, 2016. RSUs accrue dividends that are deemed reinvested in shares and payable only when and to the extent the underlying RSUs vest and are issued to the participant.

	Granted on
Name	May 3, 2016(a)	August 4, 2015(b)	January 30, 2015(c)	August 1, 2014(d)	January 31, 2014(e)	January 28, 2013(f)
Robert A. Bradway	14,343	0	14,032	0	10,813	6,902
Anthony C. Hooper	5,215	0	4,814	0	3,605	2,762
David W. Meline	4,563	0	4,126	28,592	0	0
Sean E. Harper	4,563	0	4,126	0	3,605	2,762
Jonathan P. Graham	2,999	38,260	0	0	0	0

(a)	Scheduled to vest at a rate of approximately 33%, 33% and 34% on the second, third and fourth anniversaries of the grant date, respectively.
(b)	Scheduled to vest in approximately equal installments on each of the second, third and fourth anniversaries of the grant date.
(c)	Approximately 33% vested on January 30, 2017, and the remainder are scheduled to vest at a rate of approximately 33% and 34% on the third and fourth anniversaries of the grant date, respectively.
(d)	Scheduled to vest in approximately equal installments on the third and fourth anniversaries of the grant date.
(e)	Approximately half vested on January 31, 2017, and the remaining are scheduled to vest on the fourth anniversary of the grant date.
(f)	All units vested on January 28, 2017.

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(3)

The market values of RSUs and performance units (and related dividend equivalents) were calculated by multiplying the number of RSUs outstanding or the number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 4 through 6 below), as applicable, by the closing price of our Common Stock on December 31, 2016 ($146.21).

(4)

Reflects the sum of the number of performance units granted for the 2016–2018 performance period and the related dividend equivalents accrued through December 31, 2016 multiplied by the payout percentage of 62.6%. The payout percentage is based on the estimated outcomes as of December 31, 2016 of our operating measures to be achieved during the performance period of 112.6% which was decreased by the TSR modifier by 50 percentage points based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 3, 2016 grant date to December 31, 2016. The number of dividend equivalents multiplied by the 62.6% payout percentage (rounded down to the nearest whole number of units) included in the table above are as follows: 391 units for Mr. Bradway, 142 units for Mr. Hooper, 124 units for Mr. Meline and Dr. Harper and 81 units for Mr. Graham.

(5)

Reflects the number of performance units granted for the 2015-2017 performance period and related dividend equivalents accrued through December 31, 2016 multiplied by the payout percentage of 65.4%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 30, 2015 grant date to December 31, 2016. The number of dividend equivalents multiplied by the 65.4% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 1,586 units for Mr. Bradway and 544 units for Mr. Hooper and 466 units for Mr. Meline and Dr. Harper.

(6)

Reflects the number of performance units granted for the 2014-2016 performance period and related dividend equivalents accrued through December 31, 2016 multiplied by the payout percentage of 93.2%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 31, 2014 grant date to December 31, 2016. The number of dividend equivalents multiplied by the 93.2% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 3,582 units for Mr. Bradway and 1,194 units for Mr. Hooper and Dr. Harper. These awards, together with dividend equivalents accrued in 2017 prior to payout, will be reflected, as applicable, in the “Options Exercises and Stock Vested” table in our proxy that reports executive compensation for calendar year 2017.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the option exercises, vesting of RSUs and the payment of 2013-2015 performance units (and related dividend equivalents, as applicable) for each of our NEOs during the year ended December 31, 2016. The RSUs and performance units vested and converted to one share of our Common Stock for each vested RSU and performance unit. The 2013-2015 performance units had a performance period from January 28, 2013 through January 28, 2016 and became payable as shares upon certification by our Compensation Committee in March 2016.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Robert A. Bradway	84,000	8,189,566	133,360	20,033,665
Anthony C. Hooper	0	0	53,096	7,976,813
David W. Meline	0	0	14,112	2,427,697
Sean E. Harper	0	0	53,096	7,976,813
Jonathan P. Graham	0	0	12,588	2,183,238

(1)	The value shown is based on the stock options exercised multiplied by the difference between the prices at which they were valued on the date of exercise and the stock option exercise price.
(2)

The value shown is the closing price of a share of our Common Stock on the business days immediately prior to the vesting dates of RSUs and to the payment date for the performance units, as applicable, multiplied by the number of units vested/paid, including cash received in lieu of fractional dividend equivalents.

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Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP and NDCP for and as of the year ended December 31, 2016. There were no withdrawals by any of the NEOs in 2016.

Name	2016 Employee Contributions ($)(1)	2016 Company Contributions ($)(2)	2016 Earnings (Losses) ($)(3)	Balance as of 12/31/16 ($)(4)
Robert A. Bradway	576,150	510,139	803,293	10,857,250
Anthony C. Hooper	49,441	241,135	86,123	1,288,810
David W. Meline	1,276,370	215,931	222,032	4,485,856
Sean E. Harper	0	215,277	217,029	2,693,976
Jonathan P. Graham	0	122,685	118,363	2,204,870

(1)

Reflects the portion of the annual cash incentive award deferred and contributed to the NDCP in the amount of $576,150 and $1,185,600 by Messrs. Bradway and Meline, respectively, that are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in 2015, the year they were earned. Also reflects the portions of base salaries deferred and contributed to the NDCP in the amount of $49,441 and $90,770 by Messrs. Hooper and Meline, respectively, that are included in the “Salary” column of the “Summary Compensation Table” in 2016, the year they were earned.

(2)	Reflects credits to the SRP which are included in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)	Reflects earnings (losses) in the NDCP and SRP for 2016.
(4)

Reflects balances in the NDCP and SRP on December 31, 2016. All amounts are vested, except amounts with respect to: (i) $1,260,897 for Mr. Meline and $1,617,574 for Mr. Graham related to Company contributions in their NDCP accounts and related earnings and losses and (ii) $126,538 for Mr. Meline and $140,545 for Mr. Graham of their SRP account balances. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2016, 2015 and 2014: $2,416,108 for Mr. Bradway; $743,489 for Mr. Hooper; $4,224,771 for Mr. Meline; $614,225 for Dr. Harper; and $2,174,916 for Mr. Graham.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered under the SRP and employee contributions are not permitted.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The

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investment options during 2016 are described in the subsection “Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan” below. Invested credits can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same proportionate level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular U.S-based staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation that they contribute to the 401(k) Plan. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, who include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual cash incentive award and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of

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employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants may also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts. As part of his initial hire package, and to replace the forfeiture of certain pension benefits at his former employer, we contributed $1,600,000 to Mr. Meline’s NDCP account. This contribution and related earnings and losses thereon vest at the rate of 12.5% per year from 2015 through

2022 as long as Mr. Meline remains continuously employed by us, which vesting accelerates upon a change of control consistent with the terms of the NDCP. As part of his initial hire package and to replace forfeiture of certain benefits at his former employer and to induce Mr. Graham to accept the Company’s offer of employment, Mr. Graham was provided with a contribution to his NDCP account of $2,000,000 which will vest at the rate of 20% per year from 2016 through 2020 as long as Mr. Graham remains actively and continuously employed by us, which vesting accelerates upon death, disability, termination of employment not for cause or a change of control consistent with the terms of the NDCP.

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2016 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The

Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s investment options (provided below) and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2016	Name of Investment Option	Rate of Return for 2016
Amgen Target Retirement Portfolio Income	7.31%	Large Cap Value	17.44%
Amgen Target Retirement Portfolio 2010	7.35%	Large Cap Index	11.95%
Amgen Target Retirement Portfolio 2020	7.99%	Large Cap Growth	-2.76%
Amgen Target Retirement Portfolio 2030	8.78%	Small-Mid Cap Value	21.55%
Amgen Target Retirement Portfolio 2040	10.08%	Small-Mid Cap Index	15.93%
Amgen Target Retirement Portfolio 2050	10.43%	Small-Mid Cap Growth	5.95%
Capital Preservation	1.75%	International Value	8.00%
Fixed Income Index	2.52%	International Index	4.69%
Fixed Income	2.61%	International Growth	-4.28%
High Yield	14.55%	Emerging Markets	21.84%
Inflation-Protection	4.71%	REIT Index	7.93%

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Potential Payments Upon Termination or Change of Control

Change of Control Severance Plan

Our Amended and Restated Change of Control Severance Plan, or Change of Control Severance Plan, provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Our Compensation Committee periodically reviews the terms of the Change of Control Severance Plan, which was originally adopted in 1998, to ensure it is aligned with current governance best practices.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability or by the participant for good reason within two years after the change of control, a participant under the Change of Control Severance Plan would be entitled to:

•	a lump sum cash payment in an amount equal to:

-	the product of:

•	a benefits multiple of one or two based on the participant’s position (each of our NEOs has a benefits multiple of two); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•	either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual cash incentive award percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which would result in no additional cost to us).

No tax gross-up payments are provided under the Change of Control Severance Plan. If all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, are greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan is subject to automatic one-year extensions unless we notify participants no later than November 30 that the term will not be extended. If a change of control occurs

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during the term of the plan, the plan will continue in effect for at least 24 months following the change of control. Prior to a change of control, we can amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

“Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to, our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options and RSUs in the circumstances described below.

Qualifying Termination in Connection with a Change of Control. Unvested stock options and RSUs will vest in full in connection with a Change of Control (as defined in the stock plans or related grant agreements approved for use under such stock plans) only if and when, within 24 months following the Change of Control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” and, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements).

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting

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schedule following the retirement of the holder if the holder has been continuously employed for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. No NEOs would have received this benefit because none of them met the above-mentioned retirement requirements.

Performance Units

Our performance award program provides for a potential earn-out of outstanding performance units upon a Change of Control (as defined in our Change of Control Severance Plan) based on a truncated performance period and our performance through the change of control, and provides for potential earn-out at the end of the performance period in the event of a termination of employment due to death, disability or retirement subject to the proration provisions described below.

Change of Control. With respect to grants of outstanding performance units, in the event of a change of control that occurs after the sixth month of the performance period and before the end of the performance period, the performance period terminates as of the last business day of the last completed fiscal quarter preceding the change of control (the last business day before the change of control for the 2015-2017 and 2014-2016 performance periods) and the participant is entitled to a payment equal to the amount the participant would have received for the performance period based on: (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last twenty (20) trading days of such shortened period or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the TSR performance of the companies in the applicable reference group based on such companies’ average daily closing stock price for the last twenty (20) trading days of such shortened performance period. And with respect to the operating performance measures for the 2016-2018 performance period, if the change in control occurs: (i) during the first fiscal year of the performance period, target levels of performance shall be used to calculate the payment, and (ii) subsequent to the first fiscal year of the performance period, actual levels of performance for completed fiscal year(s) shall be used to calculate the payment. In the event of a change of control during the first six months of the performance period, the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding two sentences pro-rated for the number of complete months elapsed during the shortened performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year in which death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who is a retirement-eligible participant, for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the calendar year such retirement occurs. No NEOs would have received this benefit because they did not meet the above-mentioned retirement requirements.

Mr. Meline’s and Mr. Graham’s Offer Letters

We entered into an offer letter with Mr. Meline in connection with his initial hiring as Chief Financial Officer effective July 21, 2014, which provides for limited severance benefits in the event of termination of employment by us, other than

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for cause. Specifically, the offer letter provides for severance protection for three years following the hire date equal to one year of base salary and target bonus, as defined, plus up to 12 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 21, 2017, the third anniversary of the commencement of his employment with the Company.

We entered into an offer letter with Mr. Graham in connection with his initial hiring as Senior Vice President, General Counsel and Secretary effective July 13, 2015, which provides for limited severance benefits in the event of termination of employment by us, other than for cause. Specifically, the offer letter provides for severance protection for three years following the hire date equal to two years of base salary and target bonus, as defined, plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on July 13, 2018, the third anniversary of the commencement of his employment with the Company.

For purposes of the offer letters, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; or (vi) breach of our Proprietary Information and Inventions Agreement.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits: (i) to each of our NEOs upon a change of control, upon a qualifying termination within two years following a change of control, or upon death or disability and (ii) to Messrs. Meline and Graham, upon termination without cause. All amounts shown in the tables below assume that the triggering events occurred on December 31, 2016 and do not include: (i) the 2016 EIP payouts, which were earned as of December 31, 2016; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued and vested under the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company. In accordance with SEC rules, the value of accelerated equity awards shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2016 ($146.21). There are no amounts shown for accelerated stock options as the exercise price of unvested stock options exceeded the applicable closing price. The value per unit of accelerated RSUs and performance units, including the related accrued dividend equivalents (rounded down to the nearest whole number of units), equals the applicable closing price multiplied by the number of units and dividend equivalents vested or earned, as applicable, as a result of such event.

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Estimated Payments to Robert A. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		7,650,000		0
Intrinsic value of accelerated unvested RSUs	0		6,738,819		6,738,819
Value of 2016-2018 performance units	7,209,323	(1)	7,209,323	(1)	3,008,563	(2)
Value of 2015-2017 performance units	5,125,684	(1)	5,125,684	(1)	5,125,684	(2)
Value of 2014-2016 performance units	8,391,577	(1)	8,391,577	(1)	8,391,577	(2)
Continuing health care benefits for 18 months(3)	0		33,678		0
Continuing retirement plan contributions for two years(4)	0		770,000		0
Total	20,726,584		35,919,081		23,264,643

Estimated Payments to Anthony C. Hooper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		4,128,000		0
Intrinsic value of accelerated unvested RSUs	0		2,397,259		2,397,259
Value of 2016-2018 performance units	2,621,545	(1)	2,621,545	(1)	1,093,943	(2)
Value of 2015-2017 performance units	1,758,760	(1)	1,758,760	(1)	1,758,760	(2)
Value of 2014-2016 performance units	2,797,144	(1)	2,797,144	(1)	2,797,144	(2)
Continuing health care benefits for 18 months(3)	0		22,776		0
Continuing retirement plan contributions for two years(4)	0		417,800		0
Total	7,177,449		14,143,284		8,047,106

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EXECUTIVE COMPENSATION TABLES

Estimated Payments to David W. Meline

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination Without Cause($)(5)	Death or Disability($)
Lump sum cash severance payment	0		3,067,986	(6)	1,900,000	0
Intrinsic value of accelerated unvested RSUs	0		5,450,855		0	5,450,855
Value of 2016-2018 performance units	2,293,742	(1)	2,293,742	(1)	0	957,237	(2)
Value of 2015-2017 performance units	1,507,425	(1)	1,507,425	(1)	0	1,507,425	(2)
Value of 2014-2016 performance units	n/a		n/a		n/a	n/a
Continuing health care benefits for applicable period(3)	0		33,678		21,889	0
Continuing retirement plan contributions for two years(4)	0		385,000		0	0
Acceleration of unvested balance of SRP account	0		126,538		0	126,538
Acceleration of unvested balance of DCP account	1,260,897		1,260,897		0	0
Total	5,062,064		14,126,121		1,921,889	8,042,055

Estimated Payments to Sean E. Harper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		3,800,000		0
Intrinsic value of accelerated unvested RSUs	0		2,201,338		2,201,338
Value of 2016-2018 performance units	2,293,742	(1)	2,293,742	(1)	957,237	(2)
Value of 2015-2017 performance units	1,507,425	(1)	1,507,425	(1)	1,507,425	(2)
Value of 2014-2016 performance units	2,797,144	(1)	2,797,144	(1)	2,797,144	(2)
Continuing health care benefits for 18 months(3)	0		33,678		0
Continuing retirement plan contributions for two years(4)	0		385,000		0
Total	6,598,311		13,018,327		7,463,144

104       ï 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Estimated Payments to Jonathan P. Graham

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination Without Cause($)(7)	Death or Disability($)
Lump sum cash severance payment	0		2,752,761	(6)	3,301,200	0
Intrinsic value of accelerated unvested RSUs	0		6,032,478		0	6,032,478
Value of 2016-2018 performance units	1,507,279	(1)	1,507,279	(1)	0	628,995	(2)
Value of 2015-2017 performance units	n/a		n/a		n/a	n/a
Value of 2014-2016 performance units	n/a		n/a		n/a	n/a
Continuing health care benefits for applicable period(3)	0		33,678		33,678	0
Continuing retirement plan contributions for two years(4)	0		335,120		0	0
Acceleration of unvested balance of SRP account	0		140,545		0	140,545
Acceleration of unvested balance of DCP account	1,617,574		1,617,574		1,617,574	1,617,574
Total	3,124,853		12,419,435		4,952,452	8,419,592

(1)

In the event of a change of control occurring after the first six months of the 2016-2018 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2016 multiplied by a payout percentage of 150%, which assumes a target level of performance for the operating performance measures of 100% modified up by 50 percentage points by the TSR modifier which is based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the May 3, 2016 grant date through September 30, 2016, the last business day of the last fiscal quarter before the change in control.

In the event of a change of control occurring during the second year of the 2015-2017 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2016 multiplied by a payout percentage of 65.4%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 30, 2015 grant date through December 30, 2016, the last business day before the change in control.

In the event of a change of control during the third year of the 2014-2016 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2016 multiplied by a payout percentage of 93.2% which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 31, 2014 grant date through December 30, 2016, the last business day before the change in control.

Our TSRs for purposes of determining the payout percentages of these awards would be based on the higher of: (i) the average closing price of our Common Stock for the last 20 trading days of the shortened performance period ended on September 30, 2016 or December 30, 2016, as applicable, and (ii) the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the tables, the TSRs for our Common Stock were based on the respective actual TSRs over the respective averaging periods. The resulting number of units that would have been earned was multiplied by $146.21, the closing price of our Common Stock on December 31, 2016.

For information on the actual number of units to be earned for these performance unit grants, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Narrative Description to the Compensation Tables—Performance Units” above.

(2)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of performance units that would have been earned and the resulting payouts are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 4, 5 and 6 to that table) and discussed above in footnote 1 to this table. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2016-2018, 2015-2017 and 2014-2016 performance periods would not occur until after the end of the performance periods. For more information, see “Elements of Compensation and Specific Compensation Decisions—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Narrative Description to the Compensation Tables—Performance Units” above.

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EXECUTIVE COMPENSATION TABLES

(3)

Reflects the estimated cost of medical, dental and vision insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination (for the first 12 months following termination without cause with respect to Mr. Meline), adjusted for the last six months of this period by an 8% inflation factor for medical coverage and a 6% inflation factor for dental coverage.

(4)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2016 and the NEO’s targeted annual cash incentive award for 2016 (which equals the NEO’s annual base salary as of December 31, 2016 multiplied by the NEO’s target annual cash incentive award percentage).

(5)

Reflects amounts that would be paid to Mr. Meline pursuant to his offer letter in the event Mr. Meline was terminated without “cause,” including one year of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for 12 months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Mr. Meline’s offer letter relating to these benefits expire at the end of the third year of his employment on July 21, 2017.

(6)

Reflects the cash severance payment pursuant to our Change of Control Severance Plan described above. Payments to Mr. Meline and Mr. Graham were reduced by $732,014 and $548,439, respectively, from the amount otherwise due to them to avoid excise tax they would be liable for if all benefits pursuant to the Change of Control Severance Plan were paid to Mr. Meline and Mr. Graham. For purposes determining whether these cash severance payment reductions should be made, we applied the highest applicable federal and state income tax rates to the benefits subject to income taxes that would be payable to Mr. Meline and Mr. Graham pursuant to the Change of Control Severance Plan in the tables above.

(7)

Reflects amounts that would be paid to Mr. Graham pursuant to his offer letter in the event Mr. Graham was terminated without “cause,” including two years of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for 18 months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Mr. Graham’s offer letter relating to these benefits expire at the end of the third year of his employment on July 13, 2018.

106       ï 2017 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Directors who are our employees are not paid any fees for serving on our Board or for attending Board meetings.

2016 Director Compensation

Cash Compensation. Each non-employee director receives an annual cash retainer of $100,000. In addition, chairs of the four committees receive an additional $20,000 annual retainer as follows: (i) Audit Committee; (ii) Compensation and Management Development Committee; (iii) Corporate Responsibility and Compliance Committee; and (iv) Governance and Nominating Committee. The lead independent director receives an additional $35,000 annual retainer. Directors are not additionally compensated for Board meeting attendance. Directors are compensated $2,000 for each committee meeting they attend ($1,000 for telephonic attendance). Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to attend by the Chairman of the Board or the committee chair. Directors are entitled to reimbursement of their expenses incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provide.

Equity Incentives. Under the provisions of our revised Director Equity Incentive Program, each non-employee director receives an automatic annual grant of restricted stock units, or RSUs, on the third business day after the release of our first fiscal quarter earnings, with a grant date fair market value of $200,000, based on the closing price of our Common Stock on the grant date (rounded down to the nearest whole number). The RSUs vest immediately, and the director may choose to defer receipt of the shares. Directors that elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period.

Deferred Compensation and Other Benefits. Non-employee directors are eligible to participate in the Nonqualified

Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains a charitable contributions matching gift program for all eligible staff members and non-employee directors. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. All non-employee directors are expected to hold the equivalent of five times the Board annual cash retainer (currently $500,000) in our Common Stock while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their first date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines. All directors with compliance

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DIRECTOR COMPENSATION

dates that were on or prior to December 31, 2016 met the stock ownership guidelines as of December 31, 2016.

Board members are subject to our insider trading policy that prohibits them from engaging in short sales with respect to the Company’s securities, purchasing or pledging the Company’s stock on margin or entering into any hedging, derivative or similar transactions with respect to the Company’s securities.

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2016. Robert A. Bradway, our Chairman of the Board, Chief Executive Officer and President is not included in the table as he is an employee and thus receives no compensation for his service as a director. Charles M. Holley, Jr. is not included in the table as he was appointed to the Board effective February 1, 2017 and thus received no compensation in 2016.

Non-Employee Director	Fees Earned or Paid in Cash($)(4)	Stock Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	124,000	199,972	24,986	348,958
Frank J. Biondi, Jr.	145,000	199,972	54,376	399,348
François de Carbonnel	125,000	199,972	18,718	343,690
Vance D. Coffman(1)	84,500	199,972	49,198	333,670
Robert A. Eckert	139,500	199,972	20,000	359,472
Greg C. Garland	137,000	199,972	20,000	356,972
Fred Hassan	125,000	199,972	20,023	344,995
Rebecca M. Henderson	122,000	199,972	27,526	349,498
Frank C. Herringer(2)	144,000	199,972	59,583	403,555
Tyler Jacks	119,000	199,972	18,865	337,837
Ellen J. Kullman(3)	30,000	49,970	0	79,970
Judith C. Pelham	123,000	199,972	20,773	343,745
Ronald D. Sugar	140,000	199,972	20,000	359,972
R. Sanders Williams	120,000	199,972	20,000	339,972

(1)

Dr. Coffman left our Board on May 19, 2016. Accordingly, fees earned by Dr. Coffman consist of a pro-rata amount of the annual retainer fee (pro-rated on a quarterly basis) and fees for committee meetings attended in 2016.

(2)	All cash fees were deferred by Mr. Herringer under our NDCP.
(3)

Ms. Kullman was appointed to our Board on October 14, 2016. Accordingly, fees earned by Ms. Kullman in 2016 consist of a pro-rata amount of the annual retainer fee (pro-rated on a quarterly basis) and fees for committee meetings attended in 2016.

(4)	Reflects all fees earned by members of our Board for participation in regular, telephonic and special meetings of Board committees and annual retainers, as applicable.
(5)

Reflects the grant date fair values of RSUs granted during 2016 determined in accordance with Accounting Standards Codification Topic 718 consisting of 1,279 RSUs granted on May 3, 2016 to each director named above, except for Ms. Kullman who was not yet a member of our Board. Ms. Kullman was granted 355 RSUs on November 1, 2016 based on a pro-rated value consistent with the length of service on the Board during 2016. The grant date fair values of all of these awards are based on the closing prices of our Common Stock on the grant dates of $156.35 and $140.76 on May 3, 2016 and November 1, 2016, respectively, multiplied by the number of RSUs granted. Directors that elect to defer receipt of the shares accrue dividend equivalents on the vested RSUs during the deferral period.

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DIRECTOR COMPENSATION

(6)	All of the RSUs granted to directors in 2016 were fully vested upon grant.

The table below shows the aggregate numbers of stock awards and stock option awards outstanding for each non-employee director as of December 31, 2016. Stock awards consist of vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends on vested/deferred RSUs deemed automatically reinvested to acquire additional vested/deferred RSUs (rounded down to the nearest whole number of units). Directors may elect to defer issuance of shares until a later date, which would result in a deferral of taxable income to the director until the stock issuance date. Upon the passage of any applicable deferral period, the vested/deferred RSUs are paid in shares of our Common Stock on a one-for-one basis. Option awards consist of fully exercisable stock options.

Non-Employee Director	Aggregate Stock Awards Outstanding as of December 31, 2016(#)	Aggregate Option Awards Outstanding as of December 31, 2016(#)
	Restricted Stock Units and Dividend Equivalents	Stock Options
David Baltimore	0	15,000
Frank J. Biondi, Jr.	18,588	15,000
François de Carbonnel	2,215	0
Vance D. Coffman	8,773	15,000
Robert A. Eckert	6,443	20,000
Greg C. Garland	0	0
Fred Hassan	0	0
Rebecca M. Henderson	10,368	8,000
Frank C. Herringer	20,081	15,000
Tyler Jacks	4,449	20,000
Ellen J. Kullman	0	0
Judith C. Pelham	0	0
Ronald D. Sugar	9,991	30,000
R. Sanders Williams	0	0

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DIRECTOR COMPENSATION

(7)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

Non-Employee Director	Matching of Charitable Contributions ($)(a)	Personal Use of Company Aircraft(b)		Reimbursement of Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Other(d)		Dividends Accrued on Vested/ Deferred RSUs($)(e)	Total($)
		Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts($)	Tax Gross- Up($)
David Baltimore	20,000	3,312	1,197	326	151	0	0	0	24,986
Frank J. Biondi, Jr.	20,000	0	0	455	210	0	0	33,711	54,376
François de Carbonnel	10,000	0	0	0	0	0	0	8,718	18,718
Vance D. Coffman	20,000	83	192	364	168	1,169	540	26,682	49,198
Robert A. Eckert	20,000	0	0	0	0	0	0	0	20,000
Greg C. Garland	20,000	0	0	0	0	0	0	0	20,000
Fred Hassan	20,000	0	23	0	0	0	0	0	20,023
Rebecca M. Henderson	20,000	0	0	0	0	0	0	7,526	27,526
Frank C. Herringer	20,000	0	0	0	0	0	0	39,583	59,583
Tyler Jacks	18,865	0	0	0	0	0	0	0	18,865
Ellen J. Kullman	0	0	0	0	0	0	0	0	0
Judith C. Pelham	20,000	243	530	0	0	0	0	0	20,773
Ronald D. Sugar	20,000	0	0	0	0	0	0	0	20,000
R. Sanders Williams	20,000	0	0	0	0	0	0	0	20,000

(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2016.
(b)

Where we have guests accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting that person, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)

These amounts reflect the incremental costs of personal expenses incurred while on business travel and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. Where we have guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)	These amounts reflect costs and related tax gross-up for gifts given to Dr. Coffman related to his retirement from our Board.
(e)

Amounts reflect dividends accrued on vested/deferred RSUs granted prior to 2011 as the impact of dividends was not considered in determining the grant date fair values of these awards for purposes of reporting compensation in the “Stock Awards” column in the “Director Compensation Table” in the Company’s proxy statements in prior years.

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AUDIT MATTERS

Audit Matters

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

François de Carbonnel

Fred Hassan

Rebecca M. Henderson

Charles M. Holley, Jr.

Tyler Jacks

Ellen J. Kullman

Judith C. Pelham

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AUDIT MATTERS

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2016 and December 31, 2015, and fees for other services rendered by Ernst & Young during these periods.

	2016	2015
Audit	$7,703,000	$7,266,940
Audit-Related	427,000	439,000
Tax	0	0
All Other Fees	0	0
Total Fees	$8,130,000	$7,705,940

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies and our retirement plans. The Audit Committee has considered whether the Audit-Related services provided by Ernst & Young are compatible with maintaining that firm’s independence.

The Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or the Chairman of the Audit Committee who has been granted authority by the Audit Committee, approves each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by the Chairman of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for fiscal 2016, which contains the consolidated financial statements of the Company for fiscal 2016, accompanies this proxy statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2016, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Senior Manager, Amgen Inc., One

Amgen Center Drive, Thousand Oaks, CA 91320-1799, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Annual Report on Form 10-K is also available online on the Company’s website at www.amgen.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon payment to the Company of the cost of furnishing them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Party Transactions

Under our written Approval of Related Party Transactions policy, a Securities and Exchange Commission, or SEC, related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

All potential related party transactions are presented to the Audit Committee for its consideration and, if the Audit Committee deems it appropriate, approval. The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management is required to update the Audit Committee as to any material changes to any approved or ratified related party transaction. A “SEC Related Party Transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness) between us and any of the persons listed in the first paragraph of this section. A related party transaction also includes any material amendment or modification to an existing related party transaction.

The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	Any matters related to compensation or benefits to the extent such compensation or benefits would not be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933;

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2.

Transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the SEC, including Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	Transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	Whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;
•	Whether there are demonstrable business reasons for the Company to enter into the transaction;

•	Whether the transaction would impair the independence of an outside director; and

•

Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

Keith Jones, who is the brother-in-law of Brian M. McNamee, an executive officer of the Company, is employed by us as National Account Senior Manager. Mr. Jones’ compensation earned in 2016 consisted of $163,931 in base salary, $59,966 in annual cash incentive awards and bonuses and a grant of 70 restricted stock units and 64 performance units, each valued at $10,945 and $10,916 respectively, on the grant date. This transaction did not require the review or approval of the Audit Committee pursuant to our Approval of Related Party Transactions policy because it was reviewed by our Compensation and Management Development Committee.

114       ï 2017 Proxy Statement

OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com.

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2016, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals for the 2018 Annual Meeting

Stockholder Proposals and Director Nominees for Inclusion in our 2018 Proxy Statement

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2018 annual meeting of stockholders. To be eligible for inclusion in our 2018 proxy statement, your proposal must be received by our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, no later than December 7, 2017, and must otherwise comply with Rule 14a-8 under the Exchange Act. While our Board of Directors, or Board, will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Director Nominations Pursuant to Our Bylaws. Our Amended and Restated Bylaws of Amgen Inc., or Bylaws, permit an eligible stockholder, or group of up to 20 eligible stockholders, owning Amgen stock continuously for at least three years and shares representing an aggregate of at least 3% of our outstanding shares, to nominate and include in Amgen’s proxy materials director nominees constituting up to the greater of 20% of the Board or two directors, provided that the stockholder(s) and nominee(s) satisfy the requirements of the Bylaws (“Proxy Access”). To nominate a director pursuant to Proxy Access at the 2018 annual meeting of stockholders, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws. A fully compliant nomination notice must be received by us no earlier than November 7, 2017 and no later than December 7, 2017 assuming the date of the 2018 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the 2017 Annual Meeting of Stockholders, or Annual Meeting, and such nomination notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799.

Stockholder Proposals and Nominees Brought at the 2018 Annual Meeting Without Inclusion in our 2018 Proxy Statement

Business Proposals and Nominations Pursuant to our Bylaws. To nominate a director or bring any other business before the stockholders at the 2018 annual meeting of stockholders that will not be included in our 2018 proxy statement pursuant to Rule 14a-8 or the Proxy Access provisions of our Bylaws, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our Bylaws. In addition, assuming the date of the 2018 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand

  ï 2017 Proxy Statement    115

OTHER MATTERS

Oaks, California 91320-1799 no earlier than January 19, 2018 and no later than February 18, 2018.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws. Also, our Bylaws are filed with the SEC as an exhibit to our Exchange Act reports and can be accessed through the SEC’s EDGAR system.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers and banks with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

116       ï 2017 Proxy Statement

OTHER MATTERS

Forward-Looking Statements

This proxy statement contains forward-looking statements that are based on management’s current expectations and beliefs. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, other financial metrics, expected regulatory or clinical results or practices and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the SEC reports filed by Amgen, including Amgen’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of April 6, 2017 and does not undertake any obligation to update any forward-looking statements contained in this proxy statement as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on its business and results of operations. Our efforts to acquire other companies or

  ï 2017 Proxy Statement    117

OTHER MATTERS

products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board to declare a dividend or our ability to pay a dividend or repurchase our Common Stock.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

Jonathan P. Graham

Secretary

April 6, 2017

118       ï 2017 Proxy Statement

APPENDIX A

Appendix A

Amgen Inc. Board of Directors

Guidelines for Director Qualifications and Evaluations

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1. Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2. Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

  ï 2017 Proxy Statement    A-1

APPENDIX B

Appendix B

Reconciliations of GAAP to Non-GAAP Measures

Amgen Inc.

Reconciliations of GAAP to Non-GAAP Measures

($ In millions)

(Unaudited)

	Years ended December 31,

	2016	2015
GAAP operating expenses	$13,197
Adjustments to operating expenses:
Adjustments to cost of sales	(1,249)
Adjustments to research and development expenses	(85)
Adjustments to selling, general and administrative expenses	(185)
Certain net charges pursuant to our restructuring initiative (a)	(24)
Expense related to various legal proceedings	(105)
Acquisition-related adjustments	(4)

Total adjustments to operating expenses	(1,652)

Non-GAAP operating expenses	$11,545

GAAP operating income	$9,794	$8,470
Adjustments to operating income:
Acquisition-related expenses (b)	1,510	1,377
Certain net charges pursuant to our restructuring initiative (a)	37	114
Expense related to various legal proceedings	105	91

Total adjustments to operating income	1,652	1,582

Non-GAAP operating income	$11,446	$10,052

Product sales	$21,892
GAAP operating margin	44.7%
Impact of total adjustments to operating income	7.6%

Non-GAAP operating margin	52.3%

  ï 2017 Proxy Statement    B-1

APPENDIX B

	Years ended December 31,

	2016	2015
GAAP net income	$7,722	$6,939
Adjustments to net income:
Adjustments to operating income	1,652	1,582
Income tax effect of the above adjustments (c)	(525)	(496)
Other income tax adjustments (d)	(64)	(71)

Non-GAAP net income	$8,785	$7,954

Weighted-average shares for diluted EPS	754

GAAP diluted EPS	$10.24

Non-GAAP diluted EPS	$11.65

(a)

The adjustments related primarily to asset impairments, accelerated depreciation and other charges related to the closure of our facilities, as well as severance. 2015 also included gains recognized on the sale of assets related to our site closures.

(b)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(c)

The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions.

(d)	The adjustments related to certain prior period items excluded from non-GAAP earnings.

B-2       ï 2017 Proxy Statement

Printed on recycled paper	©2017 Amgen Inc. All Rights Reserved

SAMPLE		NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 67 THOUSAND OAKS CA
POSTAGE WILL BE PAID BY ADDRESSEE

ANNUAL MEETING AMGEN
PO BOX 2605
SEAL BEACH CA 90740-9906

SAMPLE

Only Amgen Inc. stockholders with admittance tickets will be admitted to the 2017 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership as of March 20, 2017. Ensuring the 2017 Annual Meeting of Stockholders is safe and productive is our top priority. As such, failure to follow these admission procedures may result in being denied admission or being directed to view the meeting in an overflow room. Because seating in the main meeting room is limited, and in order to be able to address security concerns, we reserve the right to direct attendees to view the meeting in an overflow room.

☐	Please send me an admittance ticket for the Amgen Inc. 2017 Annual Meeting of Stockholders to be held on Friday, May 19, 2017 at 11:00 A.M., local time, in Westlake Village, California.

Name			(Please print)

Address
( )

City	State	Zip	Email	Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE 2017 ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF
AMGEN INC.
May 19, 2017
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2017:
The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2016 Annual Report are available at http://www.astproxyportal.com/ast/Amgen
If you wish to attend the Annual Meeting, please visit
[address has been provided to stockholders directly].
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
The Board of Directors recommends a vote “FOR” each listed nominee in item #1.
1. To elect thirteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2018 annual meeting of stockholders. The nominees for election to the Board of Directors are:
FOR AGAINST ABSTAIN
Dr. David Baltimore
Mr. Robert A. Bradway
Mr. François de Carbonnel
Mr. Robert A. Eckert
Mr. Greg C. Garland
Mr. Fred Hassan
Dr. Rebecca M. Henderson
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
Mr. Frank C. Herringer
Mr. Charles M. Holley, Jr.
Dr. Tyler Jacks
Ms. Ellen J. Kullman
Dr. Ronald D. Sugar
Dr. R. Sanders Williams
The Board of Directors recommends a vote “FOR” each of items #2 and #3.
FOR AGAINST ABSTAIN
2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017.
3. Advisory vote to approve our executive compensation.
The Board of Directors recommends a vote of “ONE YEAR” in item #4.
4. Advisory vote on the frequency of future stockholder advisory votes to approve executive compensation.
ONE YEAR TWO YEARS THREE YEARS ABSTAIN
The Board of Directors recommends a vote “AGAINST” the Stockholder
Proposal in item #5.
FOR AGAINST ABSTAIN
5. Stockholder proposal to adopt majority votes cast standard for matters presented by stockholders.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation, for ONE YEAR on the frequency of future stockholder advisory votes to approve executive compensation, and AGAINST the Stockholder Proposal.
As of the date hereof, the undersigned hereby acknowledges receipt of the 2017 Proxy Statement and accompanying Notice of 2017 Annual Meeting of Stockholders to be held on May 19, 2017, Form Proxy Card and the 2016 Annual Report.
In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2017 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2017 Annual Meeting of Stockholders.
By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.
AMGEN INC.
ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2017
Robert A. Bradway, David W. Meline and Jonathan P. Graham (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2017 Annual Meeting of Stockholders of Amgen Inc., to be held on Friday, May 19, 2017, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)
1.1
14475

SAMPLE ANNUAL MEETING OF STOCKHOLDERS OF AMGEN INC. May 19, 2017 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. [address has been provided to stockholders directly]. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2017: The Notice of 2017 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2016 Annual Report are available at http://www.astproxyportal.com/ast/Amgen Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To of office elect thirteen expiring directors at the 2018 to annual the Board meeting of Directors of stockholders. of Amgen The Inc. for nominees a term for election to the Board of Directors are: FOR AGAINST ABSTAIN Dr. David Baltimore Mr. Robert A. Bradway Mr. François de Carbonnel Mr. Robert A. Eckert Mr. Greg C. Garland Mr. Fred Hassan Dr. Rebecca M. Henderson To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. FOR AGAINST ABSTAIN Mr. Frank C. Herringer Mr. Charles M. Holley, Jr. Dr. Tyler Jacks Ms. Ellen J. Kullman Dr. Ronald D. Sugar Dr. R. Sanders Williams The Board of Directors recommends a vote “FOR” each of items #2 and #3. FOR AGAINST ABSTAIN 2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2017. 3. Advisory vote to approve our executive compensation. The Board of Directors recommends a vote of “ONE YEAR” in item #4. ONE TWO THREE YEAR YEARS YEARS ABSTAIN 4. Advisory vote on the frequency of future stockholder advisory votes to approve executive compensation. The Board of Directors recommends a vote “AGAINST” the Stockholder Proposal in item #5. FOR AGAINST ABSTAIN 5. Stockholder proposal to adopt majority votes cast standard for matters presented by stockholders. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation, for ONE YEAR on the frequency of future stockholder advisory votes to approve executive compensation, and AGAINST the Stockholder Proposal. As of the date hereof, the undersigned hereby acknowledges receipt of the 2017 Proxy Statement and accompanying Notice of 2017 Annual Meeting of Stockholders to be held on May 19, 2017, Form Proxy Card and the 2016 Annual Report. In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2017 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2017 Annual Meeting of Stockholders. By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws. AMGEN INC. ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2017 Robert A. Bradway, David W. Meline and Jonathan P. Graham (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2017 Annual Meeting of Stockholders of Amgen Inc., to be held on Friday, May 19, 2017, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side) 1.1 14475